Exhibit 99.3

CONVERSION VALUATION APPRAISAL REPORT

Prepared for:

TEB Bancorp, Inc.

Wauwatosa, Wisconsin

As Of:

August 17, 2018

Prepared By:

Keller & Company, Inc.

555 Metro Place North

Suite 524

Dublin, Ohio 43017

(614) 766-1426

KELLER & COMPANY

KELLER & COMPANY, INC.

FINANCIAL INSTITUTION CONSULTANTS

555 METRO PLACE NORTH

SUITE 524

DUBLIN, OHIO 43017

(614) 766-1426       (614) 766-1459 FAX

August 29, 2018

The Boards of Directors

The Equitable Bank, S.S.B.

TEB Bancorp, Inc.

2290 North Mayfair Road

Wauwatosa, Wisconsin 53226

To the Boards:

We hereby submit an independent appraisal (“Appraisal”) of the pro forma market value of the to-be-issued stock of TEB Bancorp, Inc. (the "Corporation"), which is the mid-tier holding company of The Equitable Bank, S.S.B., Wauwatosa, Wisconsin, (“Equitable” or the "Bank"). Such stock is to be issued in connection with the application by the Corporation to complete a minority stock offering, with TEB MHC, a federally chartered mutual holding company, to own approximately 55 percent of the shares of the Corporation, with 45 percent of the shares of the Corporation to be offered to the public. This appraisal was prepared and provided to the Corporation in accordance with the appraisal requirements of the Federal Reserve Board.

Keller & Company, Inc. is an independent, financial institution consulting firm that serves both thrift institutions and banks. The firm is a full-service consulting organization, as described in more detail in Exhibit A, specializing in business and strategic plans, stock valuations, conversion and reorganization appraisals, market studies and fairness opinions for thrift institutions and banks. The firm has affirmed its independence in this transaction with the preparation of its Affidavit of Independence, a copy of which is included as Exhibit C.

Our appraisal is based on the assumption that the data and material provided to us by the Corporation, Equitable and the independent auditors, Baker Tilly Virchow Krause, LLP, are both accurate and complete. We did not verify the financial statements provided to us, nor did we conduct independent valuations of the Bank’s assets and liabilities. We have also used information from other public sources, but we cannot assure the accuracy of such material.

In the preparation of this appraisal, we held discussions with the management of the Corporation and the Bank, with the law firm of Luse Gorman, PC, the Bank’s conversion counsel, and with Baker Tilly Virchow Krause, LLP. Further, we viewed the Corporation’s local economy and primary market area.

Boards of Directors

The Equitable Bank, S.S.B.

TEB Bancorp, Inc.

August 29, 2018

This valuation must not be considered to be a recommendation as to the purchase of stock in the Corporation, and we can provide no guarantee or assurance that any person who purchases shares of the Corporation's stock will be able to later sell such shares at a price equivalent to the price designated in this appraisal.

Our valuation will be updated as required and will give consideration to any new developments in the Corporation's operation that have an impact on operations or financial condition. Further, we will give consideration to any changes in general market conditions and to specific changes in the market for publicly traded thrift institutions. Based on the material impact of any such changes on the pro forma market value of the Corporation as determined by this firm, we will make necessary adjustments to the Corporation's appraised value in such appraisal update.

It is our opinion that as of August 17, 2018, the pro forma market value or appraised value of TEB Bancorp, Inc. was $23,000,000 at the midpoint of the valuation range, with a minority public offering of $10,350,000 or 1,035,000 shares at $10 per share, representing 45.0 percent of the total value and $12,650,000 or 1,265,000 shares at $10 per share to be retained by TEB MHC.

Very truly yours,

KELLER & COMPANY, INC.

CONVERSION VALUATION APPRAISAL REPORT

Prepared for:

TEB Bancorp, Inc.

Wauwatosa, Wisconsin

As Of:

August 17, 2018

TABLE OF CONTENTS (cont.)

LIST OF EXHIBITS

NUMERICAL		PAGE
EXHIBITS

1	Balance Sheets - At June 30, 2018 and at September 30, 2017	77
2	Balance Sheets - At September 30, 2013 through 2016	78
3	Statement of Income for the Twelve Months Ended June 30, 2018 and the Year Ended September 30, 2017	79
4	Statements of Income for the Years Ended September 30, 2013 through 2016	80
5	Selected Financial Information	81
6	Income and Expense Trends	82
7	Normalized Earnings Trend	83
8	Performance Indicators	84
9	Volume/Rate Analysis	85
10	Yield and Cost Trends	86
11	Net Portfolio Value	87
12	Loan Portfolio Composition	88
13	Loan Maturity Schedule	89
14	Delinquent Loans	90
15	Nonperforming Assets	91
16	Classified Assets	92
17	Allowance for Loan Losses	93
18	Investment Portfolio Composition	94
19	Mix of Deposits	95
20	Certificates of Deposit by Maturity	96
21	Borrowed Funds Activity	97
22	Offices of The Equitable Bank, S.S.B.	98
23	Management of the Bank	99
24	Key Demographic Data and Trends	100
25	Key Housing Data	101
26	Major Sources of Employment	102
27	Unemployment Rates	103
28	Market Share of Deposits	104
29	National Interest Rates by Quarter	105

LIST OF EXHIBITS (cont.)

NUMERICAL		PAGE
EXHIBITS

30	Thrift Share Data and Pricing Ratios	106
31	Key Financial Data and Ratios	113
32	Share Data and Pricing Ratios - Mutual Holding Companies	120
33	Key Financial Data and Ratios - Mutual Holding Companies	122
34	Recently Converted Thrift Institutions	124
35	Acquisitions and Pending Acquisitions	125
36	Balance Sheets Parameters - Comparable Group Selection	126
37	Operating Performance and Asset Quality Parameters - Comparable Group Selection	128
38	Balance Sheet Ratios - Final Comparable Group	130
39	Operating Performance and Asset Quality Ratios - Final Comparable Group	131
40	Balance Sheet Totals - Final Comparable Group	132
41	Balance Sheet - Asset Composition Most Recent Quarter	133
42	Balance Sheet - Liability and Equity Most Recent Quarter	134
43	Income and Expense Comparison - Trailing Four Quarters	135
44	Income and Expense Comparison as a Percent of Average Assets	136
45	Yields, Costs and Earnings Ratios - Trailing Four Quarters	137
46	Reserves and Supplemental Data	138
47	Comparable Group Ratios - Full Conversion	139
48	Valuation Analysis and Conclusions - Full Conversion	140
49	Pro Forma Effects of Conversion Proceeds - Minimum - Full Conversion	141
50	Pro Forma Effects of Conversion Proceeds - Midpoint - Full Conversion	142
51	Pro Forma Effects of Conversion Proceeds - Maximum - Full Conversion	143
52	Pro Forma Effects of Conversion Proceeds - Maximum, as Adjusted - Full Conversion	144
53	Summary of Valuation Premium or Discount - Full Conversion	145
54	Comparable Group Ratios - Minority Offering	146
55	Valuation Analysis and Calculation - Minority Offering	147
56	Projected Effect of Conversion Proceeds - Minimum - Minority Offering	148
57	Projected Effect of Conversion Proceeds - Midpoint - Minority Offering	149
58	Projected Effect of Conversion Proceeds - Maximum - Minority Offering	150
59	Projected Effect of Conversion Proceeds - Maximum, as adjusted - Minority Offering	151
60	Summary of Valuation of Valuation Premium or Discount - Minority Offering	152

ALPHABETICAL EXHIBITS		PAGE

A	Background and Qualifications	153
B	RB 20 Certification	157
C	Affidavit of Independence	158

INTRODUCTION

Keller & Company, Inc. is an independent appraisal firm for financial institutions and has prepared this Conversion Valuation Appraisal Report ("Report") to provide the pro forma market value of the to-be-issued common stock of TEB Bancorp, Inc. (the “Corporation”), which will be formed as a mid-tier holding company to own all of the common stock of The Equitable Bank, S.S.B. (“Equitable” or the “Bank”), Wauwatosa, Wisconsin. Under the Plan of Conversion, the Corporation will be majority owned by TEB MHC, a federally chartered mutual holding company, which will own 55.0 percent of the Corporation. The Corporation will sell to the public 45.0 percent of the appraised value of the Corporation as determined in this Report in a minority stock offering. The shares of common stock are to be issued in connection with the Bank’s Application for Approval of a Minority Stock Offering and Reorganization from a state chartered mutual savings bank to a state chartered stock savings bank as a subsidiary of a mid-tier holding company.

The Application is being filed with the Federal Reserve Board (“FRB”) and the Securities and Exchange Commission ("SEC"). Such Application for Conversion has been reviewed by us, including the Prospectus and related documents, and discussed with the Bank’s management and the Bank’s conversion counsel, Luse Gorman, PC, Washington, D.C.

This conversion appraisal was prepared based on regulatory guidelines entitled "Guidelines for Appraisal Reports for the Valuation of Savings Institutions Converting from the Mutual to Stock Form of Organization," and the Revised Guidelines for Appraisal Reports and represents a full appraisal report. The Report provides detailed exhibits based on the Revised Guidelines and a discussion on each of the factors that need to be considered. Our valuation will be updated in accordance with the Revised Guidelines and will consider any changes in market conditions for thrift institutions.

1

Introduction (cont.)

The pro forma market value is defined as the price at which the stock of the Corporation after conversion would change hands between a typical willing buyer and a typical willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and with both parties having reasonable knowledge of relevant facts in an arm's-length transaction. The appraisal assumes the Bank is a going concern and that the shares issued by the Corporation in the conversion are sold in noncontrol blocks.

As part of our appraisal procedure, we have reviewed the financial statements for the five years ended September 30, 2013, 2014, 2015, 2016 and 2017, and unaudited financial statements for the nine months ended June 30, 2017 and 2018, and discussed them with Equitable’s management and with Equitable’s independent auditors, Baker Tilly Virchow Krause, LLP, Milwaukee, Wisconsin, for the nine months ended June 30, 2018, and Cherry Bekaert LLP, Richmond, Virginia, for the years ended September 30, 2013 through 2017. We have also discussed and reviewed with management other financial matters and have reviewed internal projections. We have reviewed the Corporation's preliminary Form S-1 and the related filings and discussed them with management and with the Bank’s conversion counsel.

To gain insight into the Bank’s local market condition, we have visited Equitable’s market area where its six offices and one loan production office are located. The Bank’s six offices are located in Milwaukee, Racine and Waukesha Counties with its loan production office located in Ozaukee County.

We have studied the economic and demographic characteristics of the primary market area, and analyzed the Bank’s primary market area relative to Wisconsin and the United States. We have also examined the competitive market within which Equitable operates, giving consideration to the area's numerous financial institution offices, mortgage banking offices, and credit union offices and other key market area characteristics, both positive and negative.

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Introduction (cont.)

We have given consideration to the market conditions for securities in general and for publicly traded thrift stocks in particular. We have examined the performance of selected publicly traded thrift institutions and compared the performance of Equitable to those selected institutions.

Our valuation is not intended to represent and must not be interpreted to be a recommendation of any kind as to the desirability of purchasing the to-be-outstanding shares of common stock of the Corporation. Giving consideration to the fact that this appraisal is based on numerous factors that can change over time, we can provide no assurance that any person who purchases the stock of the Corporation in this mutual-to-stock conversion will subsequently be able to sell such shares at prices similar to the pro forma market value of the Corporation as determined in this conversion appraisal.

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I.	DESCRIPTION OF THE EQUITABLE BANK, S.S.B.

GENERAL

The Equitable Bank, S.S.B. (“Equitable”) was organized in 1927 as a Wisconsin chartered mutual building and loan association with the name, The Equitable Savings Building and Loan Association. The Bank changed its name to The Equitable Bank, S.S.B. and converted to a Wisconsin chartered mutual savings bank in 1993.

Equitable conducts its business from its main office in Wauwatosa and its five branches, one in West Allis, one in Whitefish Bay, one in Hales Corners, one in Waterford, and one in Delafield with four offices in Milwaukee County, one office in Racine County and one office in Waukesha County. The Bank’s primary retail market area is focused on Milwaukee County, extending into Racine and Waukesha Counties. The Bank also has one loan production office in Cedarburg in Ozaukee County.

Equitable’s deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation ("FDIC") in the Bank Insurance Fund ("BIF"). The Bank is also subject to certain reserve requirements of the Board of Governors of the Federal Reserve Bank (the "FRB"). Equitable is a member of the Federal Home Loan Bank (the "FHLB") of Chicago and is regulated by the Federal Deposit Insurance Corporation (“FDIC”) and the Wisconsin Department of Financial Institutions (“WDFI”). As of June 30, 2018, Equitable had assets of $313,424,042 deposits of $244,463,480 and equity of $14,102,132.

Equitable has been principally engaged in the business of serving the financial needs of the public in its local communities and throughout its primary market area as a community-oriented institution. Equitable has been involved in the origination of one- to four-family mortgage loans, which represented 55.2 percent of its total loans at June 30, 2018. One- to four-family mortgage loans represented a lesser 53.3 percent of total loans at December 31, 2014. The primary sources of funds for these loans have been retail deposits from residents in its local communities and to a lesser extent, FHLB advances. The Bank is also an originator of multi- family loans, commercial real estate loans, construction loans, commercial business loans and consumer loans. Consumer loans include home equity loans, automobile loans, loans on deposit accounts and other secured and unsecured personal loans.

4

General (cont.)

The Bank had cash and investments of $27.2 million, or 8.7 percent of its assets, excluding FHLB stock which totaled $2,070,000 or 0.7 percent of assets at June 30, 2018. The Bank had $1.2 million of its investments in mortgage-backed and related securities representing 0.4 percent of assets. Deposits, principal payments, FHLB advances and equity have been the primary sources of funds for the Bank’s lending and investment activities.

The total amount of stock to be sold by the Corporation in the minority stock offering will be $10,350,000 or 1,035,000 shares at $10 per share, representing 45.0 percent of the midpoint fully converted appraised value of $23.0 million. The net conversion proceeds will be $9.1 million, net of conversion expenses of approximately $1,275,000. The actual cash proceeds to the Bank of $8.2 million will represent 90.0 percent of the net conversion proceeds. The ESOP will represent 7.0 percent of a 45.0 percent minority offering or 72,450 shares, $724,500 or 3.15 percent of the total value. The Bank’s net proceeds will be used to fund new loans and to invest in securities following their initial deployment to short term investments. The Bank may also use the proceeds to expand services, expand operations or acquire other financial service organizations, diversify into other businesses, or for any other purposes authorized by law. The Corporation will use its proceeds to fund the ESOP.

The Bank has experienced a modest deposit decrease over the past four fiscal years, with deposits decreasing 6.1 percent from September 30, 2014, to September 30, 2017, or an average of 2.0 percent per year. From September 30, 2016, to September 30, 2017, deposits decreased by $17.4 million or 6.2 percent, compared to an increase of 5.0 percent in fiscal 2016. For the nine months ended June 30, 2018, deposits decreased a modest 6.2 percent or 8.2 percent on an annualized basis.

5

General (cont.)

The Bank has experienced an increase in its loan portfolio during the past four years and in the most recent nine months and has focused on monitoring its asset quality position, on controlling its net interest margin and on maintaining a reasonable equity to assets ratio. Equity to assets decreased from 5.31 percent of assets at September 30, 2014, to 4.67 percent at September 30, 2017, and then decreased to 4.50 percent at June 30, 2018.

The primary lending strategy of Equitable has been to focus on the origination of adjustable-rate and fixed-rate one-to four-family mortgage loans, the origination of home equity loans, commercial real estate loans, multi-family loans, and consumer loans, with less activity in construction loans and commercial loans.

The Bank’s share of one- to four-family mortgage loans has increased slightly from 53.3 percent of gross loans at September 30, 2014, to 55.2 percent at June 30, 2018. Multi-family loans increased from 17.3 percent to 26.8 percent, and commercial real estate loans decreased from 16.3 percent of loans to 11.1 percent of loans. Construction loans decreased from 6.2 percent of loans to 1.8 percent from September 30, 2014, to June 30, 2018. All types of real estate loans, excluding home equity loans, as a group increased slightly from 93.1 percent of gross loans at September 30, 2014, to 94.1 percent at June 30, 2018. The increase in real estate loans was offset by the Bank’s decreases in combined commercial business loans and consumer loans, including home equity loans. The Bank’s share of consumer loans decreased from a modest 6.5 percent to 4.3 percent during the same time period, and commercial business loans increased from 0.4 percent to 0.8 percent of gross loans.

Management's internal strategy has also included continued emphasis on maintaining an adequate and appropriate level of allowance for loan losses relative to loans and nonperforming assets in recognition of the more stringent requirements within the industry and also in recognition of the Bank’s significant decreases in nonaccrual loan and nonperforming assets. At September 30, 2014, Equitable had $3,972,000 in its loan loss allowance or 1.53 percent of gross loans, and 53.56 percent of nonperforming loans with the loan loss allowance decreasing to $1,324,000 and representing a lower 0.50 percent of gross loans and a higher 91.69 percent of nonperforming loans at June 30, 2018.

6

General (cont.)

The basis of earnings for the Bank has been interest income from loans and investments with the net interest margin being the key determinant of net earnings with an emphasis on strengthening noninterest income and reducing noninterest expenses. With a primary dependence on net interest margin for earnings, current management will focus on striving to strengthen the Bank’s net interest margin without undertaking excessive credit risk combined with controlling the Bank’s interest risk position and continue to pursue reducing noninterest expenses, continue to reduce real estate owned and maintain noninterest income.

7

PERFORMANCE OVERVIEW

The financial position of Equitable at fiscal year end September 30, 2013, through September 30, 2017 and at June 30, 2018, is shown in Exhibits 1 and 2, and the earnings performance of Equitable for the fiscal years ended September 30, 2013 through 2017, and for the twelve months ended June 30, 2018, is shown in Exhibits 3 and 4. Exhibit 5 provides selected financial data at September 30, 2014 through 2017 and at June 30, 2018. Equitable has experienced an increase in its loan portfolio, a decrease in its asset base and its cash and investments, and a moderate decrease in its deposits from September 30, 2014 through June 30, 2018. The most recent trend for the Bank from September 30, 2017, to June 30, 2018, was a modest increase in assets, a modest increase in cash and investments, a modest increase in loans, with a moderate decrease in deposits.

With regard to the Bank’s historical financial condition, Equitable has experienced a minimal decrease in assets from September 30, 2014, through June 30, 2018, with a modest increase in loans, a moderate decrease in deposits and a modest decrease in the dollar level of equity.

The Bank witnessed a decrease in assets of $1.3 million or 0.4 percent for the period of September 30, 2014, to June 30, 2018, representing an average annual decrease of 0.1 percent. Over the past two fiscal periods, the Bank experienced its largest dollar increase in assets of $7.6 million in 2016, due primarily to an $11.3 million increase in loans, with a $2.5 million decrease in real estate owned. During the Bank’s current fiscal year of 2017, assets increased $3.2 million or 1.1 percent, compared to an increase of $7.6 million or 2.6 percent in 2016.

Equitable’s net loan portfolio, which includes mortgage loans and nonmortgage loans, increased from $258.9 million at September 30, 2014, to $270.4 million at June 30, 2018, and represented a total increase of $11.5 million, or 4.4 percent. The average annual increase during that period was 1.18 percent. For the year ended September 30, 2017, net loans increased $2.9 million or 1.1 percent to $266.1 million, compared to an increase of $4.3 million or 1.6 percent to $270.4 million in the nine months ended June 30, 2018.

8

Performance Overview (cont.)

Equitable has obtained funds through deposits and FHLB advances with a moderate use of FHLB advances totaling $46.0 million at June 30, 2018. The Bank’s competitive rates for deposits in its local market in conjunction with its focus on service have been the sources for competing for retail deposits. Deposits decreased $17.4 million or 6.2 percent from September 30, 2016 to 2017, and decreased $16.0 million or 6.2 percent, or 8.2 percent, annualized, to $244.5 million at June 30, 2018, from September 30, 2017.

The Bank witnessed a modest decrease in its dollar equity level from September 30, 2014, to June 30, 2018. At September 30, 2014, the Bank had an equity level of $16.7 million, representing a 5.31 percent equity to assets ratio and decreased to $13.4 million at September 30, 2016, representing a lower 4.40 percent equity to assets ratio. At September 30, 2017, equity was a higher $14.4 million and a higher 4.67 percent of assets, and then decreased slightly to $14.1 million and a slightly lower 4.50 percent at June 30, 2018.

The overall decrease in the equity to assets ratio from September 30, 2014, to June 30, 2018, was impacted by the Bank’s higher losses on real estate owned. The dollar level of equity decreased $2.6 million or 15.7 percent from September 30, 2014, to June 30, 2018, representing an average annual decrease of 4.18 percent.

9

INCOME AND EXPENSE

Exhibit 6 presents selected operating data for Equitable. This table provides key income and expense figures in dollars for the years ended September 30, 2014, 2015, 2016 and 2017 and for the nine months ended June 30, 2017 and 2018.

Equitable witnessed a modest decrease in its dollar level of interest income from 2014 to 2017. Interest income was $12.4 million in 2014 and a lower $11.6 million in 2016. Interest income then increased in the year ended September 30, 2017, to $11.7 million or $116,000, compared to a decrease of $266,000 in 2016. In the nine months ended June 30, 2018, interest income was $8.79 million or $11.7 million, annualized, similar to fiscal 2017.

The Bank’s interest expense experienced a moderate increase from 2014 to 2017. Interest expense increased from $952,000 in 2014 to $1.2 million in 2016, representing an increase of $213,000 or 22.4 percent. Interest expense then increased by $100,000 or 8.6 percent in 2017 to $1.27 million. In the nine months ended June 30, 2018, interest expense was $1.26 million or a higher $1.67 million, annualized. Such decrease in interest income from 2014 through June 30, 2018, relative to the increase in interest expense, resulted in a modest dollar decrease in annual net interest income and a decrease in net interest margin. Net interest income decreased in the year ended September 30, 2016, to $10,444,000, then increased to $10,461,000 in 2017 and then decreased to $7,536,000 in the nine months ended June 30, 2018, or $10,048,000, annualized.

The Bank has made provisions for loan losses in two of the past four years of 2014 through 2017 and in the nine months ended June 30, 2018. The amounts of those provisions were determined in recognition of the Bank’s levels of loans, nonperforming assets, charge-offs and repossessed assets. The loan loss provisions were $2,067,000 in 2014, $2,125,000 in 2016, and $425,000 in the nine months ended June 30, 2018. The impact of these loan loss provisions has been to provide Equitable with a general valuation allowance of $1,324,000 at June 30, 2018, or 0.50 percent of gross loans and 91.69 percent of nonperforming loans.

10

Income and Expense (cont.)

Total other income or noninterest income indicated a minimal decrease in dollars from 2014 to 2017 and then a decrease in the nine months ended June 30, 2018. Noninterest income was $2,626,000 or 0.83 percent of assets in 2014 and a higher $3,214,000 in 2016 or 1.07 percent of assets. In the year ended September 30, 2017, noninterest income was a lower $2,623,000, representing 0.85 percent of assets. In the nine months ended June 30, 2018, noninterest income was $1,924,000 or 0.82 percent of assets, on an annualized basis. Noninterest income consists primarily of gains and losses on the sale of loans, servicing fees on loans, service charges and other income.

The Bank’s general and administrative expenses or noninterest expenses decreased from $16.86 million for the year of 2014 to $13.43 million for the year ended September 30, 2016, representing a decrease of 20.3 percent, then decreased to $12.87 million for the year ended September 30, 2017, or a 4.2 percent decrease, and then increased to $10.06 million or $13.41 million, annualized, for the nine months ended June 30, 2018. On a percent of average assets basis, operating expenses decreased from 5.31 percent of average assets for the year ended September 30, 2014, to 4.48 percent for the year ended September 30, 2016, then decreased to 4.26 percent for the year ended September 30, 2017, and then increased to 4.48 percent for the nine months ended June 30, 2018, annualized.

The net earnings position of Equitable has indicated volatility from 2014 through 2017. The annual net income (loss) figures for the years of 2014, 2015, 2016 and 2017 were $(4,854,000), $(608,000), $(1,674,000) and $212,000, respectively, and $(602,000) for the nine months ended June 30, 2018, representing returns on average assets of (1.51) percent, (0.20) percent, (0.56) percent and 0.07 percent for fiscal years 2014, 2015, 2016 and 2017, respectively, and (0.27) percent for the nine months ended June 30, 2018, annualized.

Exhibit 7 provides the Bank’s normalized earnings or core earnings for the twelve months ended June 30, 2018. The Bank’s normalized earnings typically eliminate any nonrecurring income and expense items. There were two expense adjustments, resulting in the normalized income being better than actual earnings for the twelve months ended June 30, 2018, and equal to $(133,000). The core income adjustment was a reduction in provision for loan losses of $425,000 and reduction in real estate owned losses of $234,000.

11

Income and Expense (cont.)

The key performance indicators comprised of selected performance ratios, asset quality ratios and capital ratios are shown in Exhibit 8 to reflect the results of performance. The Bank’s return on average assets changed from (1.51) percent in 2014, to (0.20 percent in 2015, to (0.56) in 2016, to 0.07 percent in 2017, and then to (0.27) percent in the nine months ended June 30, 2018.

The Bank’s net interest rate spread decreased from 4.07 percent in 2014 to 3.70 percent in 2016, then decreased to 3.67 percent in 2017, and then decreased to 3.57 percent in the nine months ended June 30, 2018. The Bank’s net interest margin indicated a somewhat similar trend, decreasing from 4.07 percent in 2014 to 3.73 percent in 2016, then decreased to 3.70 percent in 2017, and decreased to 3.61 percent in the nine months ended June 30, 2018. Equitable’s net interest rate spread decreased 37 basis points from 2014 to 2016, then decreased 3 basis points in 2017 and then decreased 10 basis points in the next three quarters ended June 30, 2018. The Bank’s net interest margin followed a similar overall trend, decreasing 34 basis points from 2014 to 2016, then decreasing 3 basis points from 2016 to 2017 and then decreasing 9 basis points in the next three quarters ended June 30, 2018.

The Bank’s return on average equity improved from 2014 to 2017, and then decreased in the nine months ended June 30, 2018. The return on average equity increased from (22.96) percent in 2014, to (10.54) percent in 2016, then increased to 1.60 percent in 2017, and then decreased to (5.72) percent in the nine months ended June 30, 2018.

12

Income and Expense (cont.)

Equitable’s ratio of average interest-earning assets to interest-bearing liabilities increased modestly from 101.07 percent at September 30, 2014, to 106.34 percent at September 30, 2016, then remained at 106.38 percent at September 30, 2017, and then decreased slightly to 106.10 percent at June 30, 2018. The Bank’s overall increase in its ratio of interest-earning assets to interest-bearing liabilities is primarily the result of the Bank’s decrease in its interest-bearing liabilities.

The Bank’s ratio of noninterest expenses to average assets decreased from 5.28 percent in 2014 to 4.47 percent in 2016, then decreased to 4.26 percent in 2017, and then increased to 4.48 percent in the nine months ended June 30, 2018. Another key noninterest expense ratio reflecting efficiency of operation is the ratio of noninterest expenses to noninterest income plus net interest income referred to as the "efficiency ratio." The industry norm is 56.1 percent for all thrifts and 71.3 percent for thrifts with assets of $100.0 million to $1.0 billion, with the lower the ratio indicating higher efficiency. The Bank has been characterized with a higher level of efficiency historically reflected in its higher efficiency ratio, which decreased from 119.60 percent in 2014 to 98.33 percent in 2016, increased to 98.38 percent in 2017, and then increased to 106.39 percent in the nine months ended June 30, 2018.

Earnings performance can be affected by an institution's asset quality position. The ratio of nonperforming loans to total loans is a key indicator of asset quality. Equitable witnessed a significant decrease in its nonperforming loans ratio from September 30, 2014 to June 30, 2018, and the ending ratio is modestly below the industry norm. Nonperforming loans, by definition, consist of loans delinquent 90 days or more, troubled debt restructurings that have not been performing for at least three months, and nonaccruing loans. Equitable’s nonperforming loans consisted of nonaccrual loans, loans accruing but 90 days past due, with no nonaccruing troubled debt restructured loans. The ratio of nonperforming loans to total loans was 0.55 percent at June 30, 2018, decreasing from 0.67 percent at September 30, 2017, and decreasing from 2.89 percent at September 30, 2014.

13

Income and Expense (cont.)

Two other indicators of asset quality are the Bank’s ratios of allowance for loan losses to total loans and also to nonperforming loans. The Bank’s allowance for loan losses was 1.55 percent of loans at September 30, 2014, increased to 1.77 percent at September 30, 2016, then decreased to 0.72 percent of loans at September 30, 2017, and then decreased to 0.50 percent at June 30, 2018. As a percentage of nonperforming loans, Equitable’s allowance for loan losses to nonperforming loans was 53.55 percent at September 30, 2014, a slightly higher 57.48 percent at September 30, 2016, a higher 106.46 percent at September 30, 2017, and a lesser 91.69 percent at June 30, 2018.

Exhibit 9 provides the changes in net interest income due to rate and volume changes for the fiscal year ended September 30, 2017, and for the nine months ended June 30, 2018. For the year ended September 30, 2017, net interest income increased $27,000, due to an increase in interest income of $116,000, decreased by an $89,000 increase in interest expense. The increase in interest income was due to an increase due to volume of $221,000, reduced by a decrease due to rate of $105,000. The increase in interest expense was due to a $73,000 increase due to rate, accented by a $16,000 increase due to volume.

For the nine months ended June 30, 2018, net interest income decreased $260,000, due to an increase in interest income of $60,000, reduced by an increase in interest expense of $321,000. The increase in interest income was due to a decrease due to volume of $77,000, offset by an increase due to rate of $137,000. The increase in interest expense was due to an increase due to volume of $135,000, accented by an increase due to rate of $185,000.

14

YIELDS AND COSTS

The overview of yield and cost trends for the years ended September 30, 2016 and 2017 and for the nine months ended June 30, 2017 and 2018, and at June 30, 2018, can be seen in Exhibit 10, which offers a summary of key yields on interest-earning assets and costs of interest-bearing liabilities.

Equitable’s weighted average yield on its loan portfolio decreased 5 basis points from fiscal year 2016 to 2017, from 4.37 percent to 4.32 percent and then increased 2 basis points to 4.34 percent for the nine months ended June 30, 2018. The yield on investment securities increased from 2.64 percent to 2.65 percent from 2016 to 2017 or 1 basis point, and then increased to 2.79 percent in the nine months ended June 30, 2018. The yield on other interest-earning assets increased from 0.80 percent to 1.13 percent from 2016 to 2017 or 33 basis points and then decreased to 1.12 percent in the nine months ended June 30, 2018. The combined weighted average yield on all interest-earning assets remained at 4.15 percent in fiscal year 2016 and 2017 and then increased 5 basis points to 4.20 percent in the nine months ended June 30, 2018. At June 30, 2018, the yield on earnings assets was a lower 4.07 percent.

Equitable’s weighted average cost of interest-bearing liabilities increased 3 basis points to 0.48 percent from fiscal year 2016 to 2017, which was more than the Bank’s zero basis point change in yield, resulting in a decrease in the Bank’s net interest rate spread of 3 basis points from 3.70 percent to 3.67 percent from 2016 to 2017. The Bank’s cost of interest-bearing liabilities then increased 16 basis points to 0.64 percent, which was more than the Bank’s 5 basis point increase in yield, resulting in a decrease in the Bank’s net interest rate spread. The Bank’s interest rate spread decreased 11 basis points in the nine months ended June 30, 2018, to 3.57 percent. The Bank’s net interest margin decreased from 3.73 percent in 2016 to 3.70 percent in fiscal year 2017, representing a decrease of 3 basis points and then decreased to 3.61 percent in the nine months ended June 30, 2018. The Bank’s net interest rate spread was a lower 3.50 percent at June 30, 2018.

15

Yields and Costs (cont.)

The Bank’s ratio of average interest-earning assets to interest-bearing liabilities was 106.3 percent for the year ended September 30, 2016, and a similar 106.4 percent for the year ended September 30, 2017, and then decreased to 106.1 percent at June 30, 2018.

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INTEREST RATE SENSITIVITY

Equitable has monitored its interest rate sensitivity position and focused on maintaining a reasonable level of interest rate risk exposure by maintaining higher shares of adjustable-rate residential mortgage loans, commercial real estate loans and multi-family loans and adjustable-rate home equity loans to offset its moderate share of fixed-rate residential mortgage loans. Equitable recognizes the thrift industry’s historically higher interest rate risk exposure, which caused a negative impact on earnings and economic value of equity in the past as a result of significant fluctuations in interest rates, specifically rising rates in the past. Such exposure was due to the disparate rate of maturity and/or repricing of assets relative to liabilities commonly referred to as an institution’s “gap.” The larger an institution’s gap, the greater the risk (interest rate risk) of earnings loss due to a decrease in net interest margin and a decrease in economic value of equity or portfolio loss. In response to the potential impact of interest rate volatility and negative earnings impact, many institutions have taken steps to reduce their gap position. This frequently results in a decline in the institution’s net interest margin and overall earnings performance. Equitable has responded to the interest rate sensitivity issue by maintaining a higher share of adjustable-rate one to four family loans.

The Bank measures its interest rate risk through the use of its net economic value (“NEV”) of the expected cash flows from interest-earning assets and interest-bearing liabilities and any off-balance sheets contracts. The NEV for the Bank is calculated on a quarterly basis by an outside firm, showing the Bank’s NEV to asset ratio, the dollar change in NEV, and the change in the NEV ratio for the Bank under rising and falling interest rates. Such changes in NEV ratio under changing rates are reflective of the Bank’s interest rate risk exposure.

There are numerous factors which have a measurable influence on interest rate sensitivity in addition to changing interest rates. Such key factors to consider when analyzing interest rate sensitivity include the loan payoff schedule, accelerated principal payments, sale of fixed-rate loans, deposit maturities, interest rate caps on adjustable-rate mortgage loans and deposit withdrawals.

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Interest Rate Sensitivity (cont.)

Exhibit 10 provides the Bank’s NEV levels and ratios as of May 31, 2018, based on the most recent calculations and reflects the changes in the Bank’s NEV levels under rising and declining interest rates.

The Bank’s change in its NEV level at May 31, 2018, based on a rise in interest rates of 200 basis points was a 14.22 percent decrease, representing a dollar decrease in equity value of $4,089,000. In contrast, based on a decline in interest rates of 200 basis points, the Bank’s NEV level was estimated to increase 0.02 percent or $6,000 at May 31, 2018. The Bank’s exposure increases to a 38.82 percent decrease under a 400 basis point rise in rates, representing a dollar decrease in equity of $11,162,000. The Bank’s exposure, based on a 400 basis point decrease in interest rates, is an increase of 21.32 percent or $6,129,000.

The Bank’s post shock NEV ratio based on a 200 basis point rise in interest rates is 8.95 percent and indicates an 82 basis point decrease from its 9.77 percent based on no change in interest rates.

The Bank is aware of its interest rate risk exposure under rapidly rising rates and falling rates. Due to Equitable’s recognition of the need to control its interest rate exposure, the Bank has been active in the origination of adjustable-rate loans. The Bank plans to increase its lending activity in the future and continue to maintain its higher share of adjustable-rate loans. The Bank will also continue to focus on strengthening its NEV ratio, recognizing the planned conversion and minority stock offering will strengthen the Bank’s equity level and NEV ratio, based on any change in interest rates.

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LENDING ACTIVITIES

Equitable has focused its lending activity on the origination of conventional mortgage loans secured by one- to four-family dwellings, multi-family loans, commercial real estate loans, consumer and home equity loans, commercial business loans and construction loans. Exhibit 12 provides a summary of Equitable’s loan portfolio by loan type at September 30, 2014 through 2017, and at June 30, 2018.

The primary loan type for Equitable has been residential loans secured by one- to four-family dwellings, representing a strong 55.2 percent of the Bank’s gross loans as of June 30, 2018. This share of loans has seen a slight increase from 53.3 percent at September 30, 2014. The second largest real estate loan type as of June 30, 2018, was multi-family loans, which comprised a strong 26.8 percent of gross loans at June 30, 2018, compared to 17.3 percent as of September 30, 2014. The third largest real estate loan type was commercial real estate loans, which comprised a moderate 11.1 percent of gross loans at June 30, 2018, compared to a larger 16.3 percent at September 30, 2014. The fourth largest real estate loan category was construction loans, which represented 1.8 percent of gross loans at June 30, 2018, and a larger 6.2 percent at September 30, 2014. These four real estate loan categories represented a strong 94.9 percent of gross loans at June 30, 2018, compared to a similar 93.1 percent of gross loans at September 30, 2014.

The Bank had a minimal 0.8 percent of loans in commercial business loans at June 30, 2018, up from 0.4 at September 30, 2014. The consumer loan category, which includes home equity loans and lines of credit, was the fourth largest loan category at June 30, 2018, and represented a modest 4.3 percent of gross loans compared to 6.5 percent at September 30, 2014. Consumer loans were also the fourth largest loan category at September 30, 2014. The Bank’s consumer loans include home equity loans and lines of credit, savings account loans, automobile loans, and other secured and unsecured loans. The overall mix of loans has witnessed moderate changes from September 30, 2014, to June 30, 2018, with the Bank having increased its shares of one- to four-family loans and multi-family loans, offset by decreases in its shares of commercial real estate loans and construction loans.

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Lending Activities (cont.)

The emphasis of Equitable’s lending activity is the origination of conventional mortgage loans secured by one- to four-family residences. Such residences are located primarily in Milwaukee, Racine and Waukesha Counties and to a lesser extent in the adjacent Ozaukee County. At June 30, 2018, 55.2 percent of Equitable’s gross loans consisted of loans secured by one- to four-family residential properties, both owner-occupied and nonowner-occupied, excluding construction loans.

The Bank offers several types of adjustable-rate mortgage loans ("ARMs"), with adjustment periods ranging from one year to ten years. The interest rates on ARMs are generally indexed to the one-year LIBOR. ARMs have a maximum rate adjustment of 2.0 percent at each adjustment period and 6.0 percent for the life of the loan. Rate adjustments are computed by adding a stated margin to the index, the one-year LIBOR. The Bank normally retains the ARMs which it originates. The majority of ARMs have terms of up to 30 years, which is the maximum term offered, with the Bank having an introductory rate period of 10 years.

The Bank’s other key one- to four-family mortgage loan product is a fixed-rate one- to four-family mortgage loan with Equitable’s fixed-rate mortgage loans having terms of up to 30 years. The majority of fixed-rate one- to four-family mortgage loans have a term of 30 years. The Bank’s fixed-rate residential mortgage loans normally conform to Freddie Mac or Fannie Mae underwriting standards. The Bank also originates conforming “jumbo loans” which are residential mortgage loans. The Bank normally sells its jumbo fixed-rate residential mortgage loans in the secondary market, with the Bank selling these loans servicing released.

The Bank’s one- to four-family mortgage loans remain outstanding for shorter periods than their contractual terms, because borrowers have the right to refinance or prepay. These mortgage loans contain “due on sale” clauses which permit the Bank to accelerate the indebtedness of the loan upon transfer of ownership of the mortgage property.

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Lending Activities (cont.)

The normal loan-to-value ratio for conventional mortgage loans to purchase or refinance one-to four-family dwellings generally does not exceed 80 percent at Equitable, even though the Bank is permitted to make loans up to a 97.0 percent loan-to-value ratio. While the Bank does make loans up to 97.0 percent of loan-to-value, the Bank requires private mortgage insurance for the amount in excess of the 80.0 percent loan-to-value ratio for fixed-rate residential loans and adjustable-rate residential loans. Mortgage loans originated by the Bank include due-on-sale clauses enabling the Bank to adjust rates on fixed-rate mortgage loans in the event the borrower transfers ownership. The Bank also requires an escrow account for insurance and taxes on residential mortgage loans with a loan-to-value ratio in excess of 80.0 percent.

Equitable has also been an originator of balloon multi-family loans and commercial real estate loans in the past and will continue to make multi-family and commercial real estate loans. The Bank’s multi-family loans have a fixed-rate for up to seven years with an amortization term up to 25 years on a normal basis. Commercial real estate loans are also balloon loans with an initial term of three, five or seven years and a 25-year amortization period. The Bank had a total of $71.1 million in multi-family loans and $29.5 million in commercial real estate loans at June 30, 2018, or a combined 37.9 percent of gross loans, compared to a lesser 33.6 percent of gross loans at September 30, 2014.

The major portion of commercial real estate and multi-family loans are secured by apartment buildings, small retail establishments, office buildings, and other owner-occupied properties used for business. The maximum loan-to-value ratio is normally 75.0 percent for both multi-family loans and commercial real estate loans.

The Bank also originates construction and land development loans. The Bank had $4.8 million or 1.8 percent of gross loans in construction and development loans at June 30, 2018. The maximum loan-to-value ratio is 70.0 percent of the contract price or completed appraised value, whichever is less.

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Lending Activities (cont.)

The Bank has not been relatively active in home equity loans or lines of credit, which totaled $11.0 million or 4.1 percent of gross loans at June 30, 2018. The interest rate for home equity lines of credit is tied to the prevailing prime interest rate as reported in the Wall Street Journal. Home equity loans or lines of credit are generally 10-year balloon loans with a loan-to-value ratio of up to 80.0 percent.

Equitable is also an originator of commercial business loans, which represented a minimal 0.8 percent of loans at June 30, 2018. The Bank had $1.1 million in commercial business loans at September 30, 2014, or 0.4 percent of loans. These loans are normally adjustable-rate and indexed to the Wall Street Journal prime rate or fixed-rate with a term of one to seven years.

Exhibit 13 provides a loan maturity schedule and breakdown and a summary of Equitable’s fixed- and adjustable-rate loans, indicating a majority of adjustable-rate loans. At June 30, 2018, 42.3 percent of the Bank’s loans due after June 30, 2019, were fixed-rate and 57.7 percent were adjustable-rate. At June 30, 2018, the Bank had 30.1 percent of its loans due on or before June 30, 2023, or in five years or less. The Bank had a larger 69.9 percent of its loans with a maturity of more than five years.

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NONPERFORMING ASSETS

Equitable understands asset quality risk and the direct relationship of such risk to delinquent loans and nonperforming assets, including real estate owned. The quality of assets has been a key concern to financial institutions throughout many regions of the country. A number of financial institutions have been confronted with higher levels of nonperforming assets in the past and have been forced to recognize significant losses, setting aside major valuation allowances.

A sharp increase in nonperforming assets has often been related to specific regions of the country and has frequently been associated with higher risk loans, including commercial real estate loans and multi-family loans and nonowner-occupied single-family loans. Equitable has a higher level of nonperforming assets, with nonperforming assets having decreased significantly since 2014.

Exhibit 14 provides a summary of Equitable’s delinquent loans at September 30, 2014 2015, 2016 and 2017, and at June 30, 2018, indicating an overall decrease in the dollar amount of delinquent loans from September 30, 2014, to June 30, 2018. The Bank had $2,341,000 in loans delinquent 30 to 89 days at June 30, 2018. Loans delinquent 90 days or more totaled $1,444,000 at June 30, 2018, with these categories representing 1.36 percent of net loans, with most of them one- to four-family real estate loans. At September 30, 2014, delinquent loans of 30 to 89 days totaled $2,700,000 or 1.05 percent of net loans and loans delinquent 90 days or more totaled $7,416,000 or 2.86 percent of net loans for a combined total of $10,116,000 and a higher share of 3.91 percent of net loans, compared to a lower $3,685,000 and a lower 1.36 percent of net loans at June 30, 2018.

It is normal procedure for Equitable’s board to review loans delinquent 90 days or more on a monthly basis, to assess their collectibility and possibly commence foreclosure proceedings. When a loan is delinquent 15 days, the Bank sends a late notice to the borrower and also contact the borrower by a phone call. After 90 days delinquency, a demand letter is sent. When the loan becomes delinquent 90 days, the Bank considers the loan in default and it is placed on nonaccrual status. A decision as to whether and when to initiate foreclosure proceedings is based on such factors as the amount of the outstanding loan, the extent of the delinquency and the borrower’s ability and willingness to cooperate in curing the delinquency. The Bank generally initiates foreclosure when a loan has been delinquent 90 days and no workout agreement has been reached.

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Nonperforming Assets (cont.)

Exhibit 15 provides a summary of Equitable’s nonperforming assets at September 30, 2014, 2015, 2016 and 2017, and at June 30, 2018. Nonperforming assets, by definition, include loans 90 days or more past due, nonaccruing loans, troubled debt restructurings that have not performed, and repossessed assets. The Bank carried a much lower dollar level of nonperforming assets at June 30, 2018, relative to September 30, 2014. Equitable’s level of nonperforming assets was $22,530,000 at September 30, 2014, and a lower $5,401,000 at June 30, 2018, which represented 7.16 percent of assets in 2014 and 1.72 percent June 30, 2018. The Bank’s nonperforming assets included $7,416,000 in nonaccrual loans, $1,428,000 in loans 90 days or more past due and $13,686,000 in real estate owned for a total of $22,530,000 at September 30, 2014. At June 30, 2018, nonperforming assets were a lower $5,401,000 or a lower 1.72 percent of assets and included $1,444,000 in nonaccrual loans, $3,957,000 in real estate owned, with no loans 90 days or more past due.

Equitable’s levels of nonperforming assets were lower than its levels of classified assets. The Bank’s ratios of classified assets to assets, excluding special mention assets, were 2.63 percent of assets at September 30, 2017, and a lower 1.94 percent at June 30, 2018 (reference Exhibit 16). The Bank’s classified assets consisted of $5,901,000 in substandard assets, with no assets classified as doubtful and $175,000 in assets classified as loss at June 30, 2018. The Bank had $8,076,000 in assets classified as substandard, no assets classified as doubtful, and $200,000 in assets classified as loss at September 30, 2017.

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Nonperforming Assets (cont.)

Exhibit 17 shows Equitable’s allowance for loan losses at September 30, 2014, 2015, 2016 and 2017, and at June 30, 2018, indicating the activity and the resultant balances. Equitable has witnessed a moderate decrease in its balance of allowance for loan losses from $3,972,000 at September 30, 2014, to $1,324,000 at June 30, 2018, in response to its significant decrease in its nonperforming assets. The Bank had provisions for loan losses of $2,067,000 in 2014, $2,125,000 in 2016, to $425,000 in the nine months ended June 30, 2018.

The Bank had total charge-offs of $2,419,000 in 2014, $1,444,000 in 2015, $414,000 in 2016, $2,675,000 in 2017, and $1,035,000 in the nine months ended June 30, 2018, with total recoveries of $248,000 in 2014, $59,000 in 2015, $185,000 in 2016, $72,000 in 2017, and $55,000 in the nine months ended June 30, 2018. The Bank’s ratio of allowance for loan losses to gross loans was 1.53 percent at September 30, 2014, a lower 0.71 percent at September 30, 2017, and a lower 0.50 percent at June 30, 2018. Allowance for loan losses to nonperforming loans was 53.56 percent at September 30, 2014, and a higher 106.46 percent at September 30, 2017, and then 91.69 percent at June 30, 2018.

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INVESTMENTS

The investment and securities portfolio, including certificates of deposit, has been comprised of commercial paper, municipal securities, interest-bearing deposits and mortgage-backed securities. Exhibit 18 provides a summary of Equitable’s investment portfolio at September 30, 2016 , 2017, and at June 30, 2018, excluding FHLB stock. Investment securities totaled $20.9 million at June 30, 2018, based on fair value, compared to $23.6 million at September 30, 2016. The Bank had $21.5 million in municipal securities at September 30, 2016, and $19.4 million at June 30, 2018. Municipal securities represented the largest category of the Bank’s investments at June 30, 2018, comprising 92.9 percent of investments, followed by mortgage-backed securities. In 2016, municipal securities was also the largest investment category, representing 91.4 percent of investments, followed by commercial paper.

The second key component of investments at June 30, 2018, was mortgage-backed securities, totaling $1.2 million and representing 5.5 percent of total investments, excluding FHLB stock, compared to $39,000 and a lesser 0.2 percent at September 30, 2016. The Bank had $2,070,000 in FHLB stock at June 30, 2018. The weighted average yield on investment securities was 2.79 percent for the nine months ended June 30, 2018, and a lesser 2.64 percent in 2016.

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DEPOSIT ACTIVITIES

The mix of deposits by amount at September 30, 2016 and 2017, and at June 30, 2018, is provided in Exhibit 19. There has been a moderate decrease in total deposits and a modest change in the deposit mix during this period. Total deposits have decreased from $277.9 million at September 30, 2016, to $244.5 million at June 30, 2018, representing a decrease of $33.4 million or 12.0 percent. Certificates of deposit have decreased from $126.8 million at September 30, 2016, to $97.9 million at June 30, 2018, representing a decrease of $28.9 million or 22.8 percent, while savings, transaction and MMDA accounts have decreased $4.6 million from $151.1 million at September 30, 2016, to $146.5 million at June 30, 2018, or 3.0 percent.

Exhibit 20 provides a breakdown of the Bank’s certificates of deposits in amounts of $250,000 or more by maturity at June 30, 2018. The largest category of these certificates based on maturity is certificates with a maturity of over one year, which represented a strong 70.8 percent of these certificates followed by certificates with a maturity of six months to twelve months, which represented a moderate 17.6 percent of certificates.

BORROWINGS

Equitable has made moderate use of FHLB advances (reference Exhibit 21) in each of the years ended September 30, 2016 and 2017, and in the nine months ended June 30, 2018. The Bank had total FHLB advances of $46.0 million at June 30, 2018, with a weighted cost of 1.59 percent during the period and a balance of a much lower $500,000 at September 30, 2016, with a weighted cost of a lower 0.42 percent during the period.

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SUBSIDIARIES

Equitable has two wholly owned subsidiaries, Equitable Investment Corp. and Savings Financial Corporation. Equitable Investment Corp. is a Nevada corporation that holds all of the investment securities of Equitable, and Savings Financial Corporation is an inactive corporation that previously originated indirect automobile loans.

OFFICE PROPERTIES

Equitable had six offices at June 30, 2018, its main office in Wauwatosa and branches in West Allis, Whitefish Bay, Hales Corner, Waterford and Delafield (reference Exhibit 23). The Bank owns all of its offices except its branch in Whitefish Bay. The Bank also has a mortgage lending office in Cedarburg which it leases. At June 30, 2018, the Bank’s total investment in fixed assets, based on depreciated cost, was $8.3 million or 2.63 percent of assets.

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MANAGEMENT

Mr. John P. Matter has served as president and chief executive officer of The Equitable Bank since 2004 and has also served as vice chairman since 2005. He started his banking career in 1976 and joined The Equitable Bank in 1980. Mr. Matter is chairman of the Wisconsin Humane Society and is chair of the St. Joseph & Elmbrook Memorial Hospital Foundations. He has been involved in numerous civic organizations, including This Time Tomorrow Foundation Board, Brookfield Kiwanis Club, Sharon Lynne Wilson Center, Waukesha Community Foundation Board, Prevent Blindness Wisconsin, American Diabetes Association ad the Board of the Wisconsin Bankers Association. Mr. Matter’s positions as president and chief executive officer foster clear accountability, effective decision-making, a clear and direct channel of communication from senior management to the full board of directors, and alignment on corporate strategy.

Ms. Jennifer L. Provancher is the executive vice president, chief operating officer and chief financial officer of The Equitable bank, where she has worked since 1991. Ms. Provancher held various positions at other financial institutions in Milwaukee, beginning in 1983, and was also an audit senior at Ernst & Young, located in Milwaukee, Wisconsin. Ms. Provancher has served on the board of the Wisconsin Club, where she is currently a member of the finance committee. She is a long-time member and past president of the Milwaukee Chapter of the Financial Managers Society and served as treasurer of the Exchange Club of Milwaukee. Ms. Provancher’s experience in banking and as a certified public accountant provides the board with insights into risk assessment, financial matters, and internal control expertise.

Mr. William A. Behm joined The Equitable Bank in 2008 as a review credit analyst and was named chief credit officer in 2014. Mr. Behm has over sixteen years of banking experience and was previously a small business loan underwriter with U.S. Bank, Brookfield, Wisconsin, prior to joining The Equitable Bank. Mr. Behm is also a graduate of the Graduate School of Banking, University of Wisconsin-Madison.

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II.	DESCRIPTION OF PRIMARY MARKET AREA

Equitable's market area is focused on Milwaukee, Racine and Waukesha Counties, Wisconsin. Exhibit 25 shows the trends in population, households and income for Milwaukee County, Racine County and Waukesha County, Wisconsin and the United States. Milwaukee County’s population increased by 0.8 percent from 2000 to 2010, Racine County’s population increased by 3.5 percent and Waukesha County’s population increased by 8.1 percent, while Wisconsin’s and the United States’ population levels increased by 6.0 percent and 9.7 percent, respectively, during the same time period. Through 2020, population is projected to increase by 0.4 percent, 0.6 percent, 5.0 percent, 3.5 percent and 7.6 percent in Milwaukee, Racine and Waukesha Counties, Wisconsin and the United States respectively.

More important is the trend in households. Milwaukee County experienced a 1.6 percent increase in households from 2000 through 2010, compared to increases of 6.8 percent in Racine County, 12.9 percent in Waukesha County, 9.4 percent in Wisconsin and 10.7 percent in the United States. All areas are projected to increase in number of households from 2010 through 2020, by 1.3 percent in Milwaukee County, by 0.8 percent in Racine County, by 4.7 percent in Warren County, as well as Wisconsin and the United States by 3.7 percent and 7.5 percent, respectively.

Milwaukee County had the lowest level of per capita income in both 2000 and 2010, while Waukesha County maintained the highest per capita income level in both years. Per capita income increased in all areas from 2000 to 2010. Milwaukee County’s per capita income increased to $24,254, Racine County’s per capita income level increased to $27,292 and Waukesha County’s per capita income level increased to $37,282. Wisconsin’s per capita income level increased to $27,192 and the United States’ increased to $26,059. In 2000, median household income in the three counties were $38,100 in Milwaukee County, $48,059 in Racine County and $62,839 in Waukesha County, with Wisconsin at $43,791 and the United States with a median household income of $41,994. Median household income increased from 2000 to 2010 by 14.4 percent, 14.2 percent, 20.4 percent, 19.6 percent and 19.2 percent to $43,599, $54,900, $75,689, $52,374 and $50,046 in Milwaukee County, Racine County, Waukesha County, Wisconsin and the United States, respectively. All areas are also projected to show increases in their median household income levels from 2010 through 2020. The median household income levels in Milwaukee, Racine and Waukesha Counties, Wisconsin and the United States are projected to increase by 14.0 percent, 3.6 percent, 11.5 percent, 9.9 percent and 23.1 percent, respectively, to $49,722, $56,863, $84,386, $57,579 and $61,618, respectively, from 2010 to 2020.

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Description of Primary Market Area (cont.)

Exhibit 26 provides a summary of key housing data for Milwaukee, Racine and Waukesha Counties, Wisconsin and the United States. In 2000, Milwaukee County had the lowest rate of owner-occupancy at 52.6 percent, lower than Racine County at 70.6 percent, Waukesha County at 76.4 percent, Wisconsin at 68.4 percent and the United States at 66.2 percent. As a result, Milwaukee County supported the highest rate of renter-occupied housing at 47.4 percent, compared to 29.4 percent in Racine County, 23.6 percent in Waukesha County, 31.6 percent in Wisconsin and 33.8 percent in the United States. In 2010, owner-occupied housing decreased slightly in Milwaukee County to 51.3 percent, decreased slightly in Racine County to 69.9 percent, increased slightly in Waukesha County to 76.8 percent, decreased in Wisconsin to 68.1 percent and decreased in the United States to 65.4 percent. Conversely, the renter-occupied rates increased slightly in Milwaukee County to 48.7 percent, in Racine County to 30.1 percent, in Wisconsin to 31.9 percent and in the United States to 34.6 percent. Renter-occupied percentages decreased slightly in Waukesha County to 23.2 percent.

Milwaukee County's 2000 median housing value was $103,200, lower than all other areas’ median housing values. The other 2000 median housing values were $111,000 in Racine County, $170,400 in Waukesha County, $112,200 in Wisconsin with the United States’ median housing value at $119,600. The 2000 median rent in Milwaukee County was $555, which was slightly higher than Racine County at $548, but lower than Waukesha County at $726 and the United States at $602, with Wisconsin’s median rent level at the lowest level of $540. In 2010, median housing values had increased in Milwaukee County to $162,900, in Racine to $174,600, in Waukesha County to $257,700, in Wisconsin to $169,000 and in the United States to $186,200. The 2010 median rent levels were $786, $751, $906, $749 and $871, in Milwaukee, Racine and Waukesha Counties, Wisconsin and the United States, respectively.

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Description of Primary Market Area (cont.)

In 2000, the major source of employment for all areas by industry group, based on share of employment, was the services industry. The services industry was responsible for the majority of employment in all three counties, Wisconsin and the United States with 47.6 percent, 39.1 percent, 40.6 percent, 41.5 percent and 46.7 percent of jobs (reference Exhibit 27). The manufacturing industry was the second major employer in Milwaukee, Racine and Waukesha Counties and Wisconsin at 18.5 percent, 28.6 percent, 21.2 percent and 22.2 percent but was the third largest employer in the United States at 14.1 percent The wholesale/retail trade group was the third major overall employer in Milwaukee, Racine and Waukesha Counties and Wisconsin at 13.6 percent, 14.7 percent, 16.6 percent, 14.8 percent, and the wholesale/retail trade group was the second major overall employer in the United States with 15.3 percent of employment. The agriculture/mining group, construction group, transportation/utilities, information and finance/insurance/real estate group combined to provide 20.3 percent of employment in Milwaukee County, 17.6 percent of employment in Racine County, 21.6 percent of employment in Waukesha County, 21.5 percent of employment in Wisconsin and 23.9 percent in the United States.

In 2010, the services industry, manufacturing industry and wholesale/retail trade industry provided the first, second and third highest levels of employment, respectively, for Milwaukee, Racine and Waukesha Counties and Wisconsin. In Milwaukee, Racine and Waukesha Counties and Wisconsin the manufacturing sector remained the second higher employer with the wholesale/retail industry third. The services industry accounted for 54.1 percent, 45.3 percent, 45.5 percent, 46.8 percent and 53.2 percent in Milwaukee County, Racine County, Waukesha County, Wisconsin and the United States, respectively. The manufacturing trade industry provided for 15.0 percent, 22.0 percent, 18.2 percent, 18.4 percent and 10.4 percent of employment in Milwaukee County, Racine County, Waukesha County, Wisconsin and the United States, respectively. The wholesale/retail trade group provided 12.9 percent, 13.3 percent, 15.8 percent, 14.2 percent, and 14.5 percent of employment in Milwaukee, Racine and Waukesha Counties, Wisconsin and the United States, respectively. In the 2010 Census, the agriculture/mining, construction, transportation/utilities, information, and finance/insurance/real estate sectors accounted for 18.3 percent, 19.3, 20.5 percent, 20.6 percent and 21.9 percent in Milwaukee, Racine and Waukesha Counties, Wisconsin and the United States, respectively.

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Description of Primary Market Area (cont.)

Some of the largest employers in Milwaukee, Racine and Waukesha Counties are listed below.

Employer	Employees	Product/Service
(Waukesha County)
Anthem Blue Cross Blue Shield	2,000	Insurance
Arandall Corp.	1,000	Printing
Community Memorial Hospital	1,000+	Healthcare
Cooper Power Systems	2,200	Energy
Fiserv, Inc.	1,000+	Data Processing
GE Healthcare Bio-Sciences Corp	6,000	Diagnosing Systems
Generac Holding	3,800	Manufacturing
Harley Davidson Motor Co.	2,700	Motorcycles/Accessories
Husco International, Inc.	530	Manufacturing
Kohl’s	7,800	Retail Sales
MetalTek International	500	Manufacturing
Milwaukee Electric Tool Corp.	600	Manufacturing
ProHealth Care	4,800	Healthcare
Quad/Graphics Inc.	7,500	Printing/Marketing
Roundy’s	2,857	Supermarkets
Target Corp.	600	Distribution

(Racine County)
Aurora Healthcare Hospital	970	Healthcare
BRP US, Inc.	500	Motorized Recreational Vehicles
CNH America LLC	2,800	Manufacturing Construction Equip.
InSinkErator	1,000	Manufacturing Garbage Disposals, etc.
Nestle	500	Food, confections, snacks
Racine, City of	940	Government
Racine Unified School Distrist	2,500	Education
Ruud Lighting, subsidiary of CREE	618	Manufacturing Lighting Products
S.C. Johnson & Son., Inc.	2,600	Home products, Pest Control
Walmart Stores	728	Retail Sales
Wheaton Fransican Healthcare	2,661	Healthcare

33

Description of Primary Market Area (cont.)

(Milwaukee County)
AT & T Wisconsin	3,500	Communications
Aurora Health Care	32,000	Healthcare
BMO Harris	3,400	Financial services
Briggs & Stratton	1,358	Manufacturing small engines
Columbia St. Marys	4,500	Healthcare
FIS	2,800	Financial data
Froedtest Health	10,900	Healthcare
Medical College of Wisconsin	5,300	Medical school
Northwestern Mutual	5,585	Insurance
Potawatomi Bingo Casino	3,000	Entertainment
Rockwell Automation	1,909	Power, controls & information technology
SC Johnson	2,200	Home products, pest control
We Energies	4,300	Electricity, gas & steam utility
Wheaton Franciscan Healthcare	11,000	Heathcare

The unemployment rate is another key economic indicator. Exhibit 28 shows the unemployment rates in Milwaukee, Racine and Waukesha Counties, Wisconsin and the United States in 2014 through May of 2018. Milwaukee and Racine Counties’ unemployment rates have been higher than the state unemployment rates, while Waukesha County’s rates have been lower than both state and national rates. In 2014, Milwaukee County had an unemployment rate of 6.9 percent, compared to unemployment rates of 6.6 percent in Racine County, 4.4 percent in Waukesha County, 5.4 percent in Wisconsin and 6.2 percent in the United States. In 2015, all areas decreased in unemployment to 5.7 percent, 5.6 percent, 3.8 percent, 4.5 percent and 5.3 percent in Milwaukee, Racine and Waukesha Counties, Wisconsin and the United States, respectively. In 2016, all areas’ unemployment rates again decreased to 5.0 percent, 4.9 percent, 3.4 percent, 4.0 percent and 4.9 percent in Milwaukee, Racine and Waukesha, Counties, Wisconsin and the United States, respectively. In 2017, Milwaukee County, Racine County, Waukesha County, Wisconsin and the United States had decreases in unemployment to 4.0 percent, 4.1 percent, 2.9 percent, 3.3 percent and 4.4 percent, respectively. Through May of 2018, all areas again had decreases in unemployment rates to 3.2 percent in Milwaukee County, to 3.1 percent in Racine County, to 2.4 percent in Waukesha County, and to 2.6 percent and 3.6 percent in Wisconsin and the United States, respectively.

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Description of Primary Market Area (cont.)

Exhibit 29 provides deposit data for banks and thrifts in Milwaukee, Racine and Waukesha Counties in which the Bank has its offices. Equitable’s deposit base in Milwaukee County was approximately $228.0 million or an 8.7 percent share of the $2.6 billion total thrift deposits and a 0.4 percent share of the total deposits, which were approximately $53.4 billion as of June 30, 2017. Equitable’s deposit base in Racine County was approximately $32.9 million or a 16.2 percent share of the $202.3 million total thrifts deposits and a 1.1 percent share of total deposits, which were approximately $3.1 billion as of June 30, 2017. Equitable’s deposit base in Waukesha County was approximately $22.8 million or a 1.5 percent share of the $1.5 billion total thrift deposits and a 0.2 percent share of the total deposits, which were approximately $12.0 billion as of June 30, 2017. The total market area is dominated by banks, with bank deposits accounting for approximately 93.6 percent of deposits at June 30, 2017.

Exhibit 30 provides interest rate data for each quarter for the years 2014 through the second quarter of 2018. The interest rates tracked are the Prime Rate, as well as 90-Day, One-Year and Thirty-Year Treasury Bills. Short term interest rates were stable in 2014, increased modestly in 2015 and continued to rise in 2016, 2017 and in the first two quarters of 2018, with 30-year Treasury notes decreasing in 2014, then rising in 2015, stable in 2016, decreasing in 2017 and rising in the first two quarters of 2018.

35

SUMMARY

In summary, population increased minimally in Milwaukee County from 2000 to 2010, and the number of households also increased minimally. Milwaukee County’s increase in population and households was lower than that of Racine County and lower than that of Waukesha County from 2000 to 2010. The 2010 per capita income and median household income levels in Milwaukee and Racine Counties were below those of Waukesha County, and Waukesha County were above state and national levels. Milwaukee and Racine Counties’ unemployment rates have been above national rates, while Waukesha County’s unemployment rates have been lower than national rates. According to the 2010 Census, Milwaukee County’s median housing value was below both the state and the national median housing value, and the median housing values in Waukesha County and Racine County were above the state median.

The Bank holds deposits of approximately 6.5 percent of all thrift deposits in the three-county market area as of June 30, 2017, representing a minimal 0.4 percent share of the total deposit base of approximately $68.4 billion.

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III.	COMPARABLE GROUP SELECTION

Introduction

Integral to the valuation of the Corporation is the selection of an appropriate group of publicly traded thrift institutions, hereinafter referred to as the "comparable group". This section identifies the comparable group and describes each parameter used in the selection of each institution in the group, resulting in a comparable group based on such specific and detailed parameters, current financials and recent trading prices. The various characteristics of the selected comparable group provide the primary basis for making the necessary adjustments to the Corporation's pro forma value relative to the comparable group. There is also a recognition and consideration of financial comparisons with all publicly traded, FDIC-insured thrifts in the United States and all publicly traded, FDIC-insured thrifts in the Midwest region and in Wisconsin.

Exhibits 30 and 31 present Share Data and Pricing Ratios and Key Financial Data and Ratios, respectively, both individually and in aggregate, for the universe of 122 publicly traded, FDIC-insured thrifts in the United States ("all thrifts"), excluding mutual holding companies, used in the selection of the comparable group and other financial comparisons. Exhibits 30 and 31 also subclassify all thrifts by region, including the 39 publicly traded Midwest thrifts ("Midwest thrifts") and the 4 publicly traded thrifts in Wisconsin "Wisconsin thrifts"), and by trading exchange. Exhibits 32 and 33 present Share Data and Pricing Ratios and Key Financial Data and Ratios for the universe of 23 publicly traded mutual holding companies.

The selection of the comparable group was based on the establishment of both general and specific parameters using financial, operating and asset quality characteristics of the Corporation as determinants for defining those parameters. The determination of parameters was also based on the uniqueness of each parameter as a normal indicator of a thrift institution's operating philosophy and perspective. The parameters established and defined are considered to be both reasonable and reflective of the Corporation’s basic operation.

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Introduction (cont.)

The general parameter requirements for the selection of the peer group candidates included a maximum asset size limit of $950 million, a trading exchange requirement that each candidate be traded on one of the two major stock exchanges, the New York Stock Exchange or the NASDAQ, a geographic parameter that eliminates potential candidates located in the Southwest and West, a merger and acquisition parameter that eliminates any potential candidate that is involved as a seller in a merger and acquisition transaction, and a recent conversion parameter that eliminates any institution that has not been converted from mutual to stock for at least four quarters or prior to June 30, 2018. Due to the general parameter requirement related to trading on NASDAQ or one of the other two major stock exchanges, the size of the peer group institutions results in larger institutions.

Inasmuch as the comparable group must consist of at least ten institutions, the parameters relating to asset size and geographic location have been expanded as necessary in order to fulfill this requirement.

Due to lack of comparability, there are no mutual holding companies included as potential comparable group candidates.

GENERAL PARAMETERS

Merger/Acquisition

The comparable group will not include any institution that is a proposed seller in a merger or acquisition as of August 17, 2018, due to the price impact of such a pending transaction. There are no pending merger/acquisition transactions involving thrift institutions that were potential comparable group candidates in the Corporation’s city, county or market area as indicated in Exhibit 35.

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Trading Exchange

It is necessary that each institution in the comparable group be listed on one of the three major stock exchanges, the New York Stock Exchange or the National Association of Securities Dealers Automated Quotation System (NASDAQ). Such a listing indicates that an institution’s stock has demonstrated trading activity and is responsive to normal market conditions, which are requirements for listing. Of the 122 publicly traded, FDIC-insured savings institutions, excluding the 23 mutual holding companies, 3 are traded on the New York Stock Exchange and 64 are traded on NASDAQ. There were an additional 20 traded over the counter and 35 institutions are listed in the Pink Sheets, but they were not considered for the comparable group selection.

IPO Date

Another general parameter for the selection of the comparable group is the initial public offering ("IPO") date, which must be at least four quarterly periods prior to June 30, 2018, in order to insure at least four consecutive quarters of reported data as a publicly traded institution. The resulting parameter is a required IPO of March 31, 2017, or earlier.

39

Geographic Location

The geographic location of an institution is a key parameter due to the impact of various economic and thrift industry conditions on the performance and trading prices of thrift institution stocks. Although geographic location and asset size are the two parameters that have been developed incrementally to fulfill the comparable group requirements, the geographic location parameter has nevertheless eliminated regions of the United States distant to the Corporation, including the New England, Southwest and West regions.

The geographic location parameter consists of the Midwest, North Central, Southeast and Northeast regions for a total of fifteen states. To extend the geographic parameter beyond those states could result in the selection of similar thrift institutions with regard to financial conditions and operating characteristics, but with different pricing ratios due to their geographic regions. The result could then be an unrepresentative comparable group with regard to price relative to the parameters and, therefore, an inaccurate value.

Asset Size

Asset size was another key parameter used in the selection of the comparable group. The total asset size for any potential comparable group institution was $950 million or less, due to the general similarity of asset mix and operating strategies of institutions within this asset range, compared to the Corporation, with assets of approximately $313 million. Such an asset size parameter was necessary to obtain an appropriate comparable group of at least ten institutions.

In connection with asset size, we did not consider the number of offices or branches in selecting or eliminating candidates, since that characteristic is directly related to operating expenses, which are recognized as an operating performance parameter.

40

Mutual Holding Companies

The comparable group does not include any mutual holding companies. The percentage of public ownership of individual mutual holding companies indicates a wide range from minimal to 49.0 percent, the largest permissible percentage, causing them to demonstrate certain varying individual characteristics different among themselves and from conventional, publicly-traded companies. A further reason for the elimination of mutual holding companies as potential comparable group candidates relates to the presence of a mid-tier, publicly traded holding company in some, but not all, mutual holding company structures. The presence of mid-tier holding companies can also result in inconsistent and unreliable comparisons among the relatively small universe of 23 publicly traded mutual holding companies as well between those 23 entities and the larger universe of conventional, publicly traded thrift institutions. As a result of the foregoing and other factors, mutual holding companies typically demonstrate higher pricing ratios that relate to their minority ownership structure and are inconsistent in their derivation with those calculated for conventionally structured, publicly traded institutions. In our opinion, it is appropriate to limit individual comparisons to institutions that are 100 percent publicly owned.

41

SUMMARY

Exhibits 36 and 37 show the 30 institutions considered as comparable group candidates after applying the general financial, geographic and merger/acquisition parameters, with the outlined institutions being those ultimately selected for the comparable group using the balance sheet, performance and asset quality parameters established in this section along with being publicly traded on one of the three major exchanges..

BALANCE SHEET PARAMETERS

Introduction

The balance sheet parameters focused on seven balance sheet ratios as determinants for selecting a comparable group, as presented in Exhibit 36. The balance sheet ratios consist of the following:

1.	Cash and investments to assets
2.	Mortgage-backed securities to assets
3.	One- to four-family loans to assets
4.	Total net loans to assets
5.	Total net loans and mortgage-backed securities to assets
6.	Borrowed funds to assets
7.	Equity to assets

The parameters enable the identification and elimination of thrift institutions that are distinctly and functionally different from the Corporation with regard to asset mix. The balance sheet parameters also distinguish institutions with a significantly different capital position from the Corporation. The ratio of deposits to assets was not used as a parameter as it is directly related to and affected by an institution's equity and borrowed funds ratios, which are separate parameters.

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Cash and Investments to Assets

The Bank’s ratio of cash and investments to assets, excluding mortgage-backed securities, was 8.31 percent at June 30, 2018, and reflects the Corporation’s modestly lower share of investments, lower than the national and regional averages of 11.7 percent and 13.8 percent, respectively. The Bank's investments have consisted of municipal securities, commercial paper and interest-bearing deposits. For its recent two fiscal years ended September 30, 2016, and September 30, 2017, the Corporation’s average ratio of cash and investments to assets was a higher 8.96 percent, ranging from a high of 9.35 percent in 2016 to a low of 8.31 percent at June 30, 2018.

The parameter range for cash and investments is has been defined as 20.0 percent or less of assets, with a midpoint of 10.0 percent.

Mortgage-Backed Securities to Assets

At June 30, 2018, the Corporation’s ratio of mortgage-backed securities to assets was 0.37 percent, moderately lower than the national average of 7.1 percent and the regional average of 7.6 percent for publicly traded thrifts.

Inasmuch as many institutions purchase mortgage-backed securities as an alternative to both lending, relative to cyclical loan demand and prevailing interest rates, and other investment vehicles, this parameter is also fairly broad at 16.0 percent or less of assets and a midpoint of 8.0 percent.

One- to Four-Family Loans to Assets

The Corporation’s lending activity is focused on the origination of residential mortgage loans secured by one- to four-family dwellings. One- to four-family loans, including construction loans and excluding home equity loans, represented 47.3 percent of the Corporation's assets at June 30, 2018, which is higher than its ratio of 46.4 percent at September 30, 2017, and similar to its ratio of 45.1 percent at September 30, 2016. The parameter for this characteristic is 72.00 percent of assets or less in one- to four-family loans with a midpoint of 36.00 percent.

43

Total Net Loans to Assets

At June 30, 2018, the Corporation had an 86.28 percent ratio of total net loans to assets and a lower two fiscal year average of 86.43 percent, compared to the national average of 74.0 percent and the regional average of 70.1 percent for publicly traded thrifts. The Corporation's ratio of total net loans to assets changed from 86.40 percent of total assets at September 30, 2016, to 86.45 percent at September 30, 2017, to 86.28 percent at June 30, 2018.

The parameter for the selection of the comparable group is from 60.0 percent to 90.0 percent with a midpoint of 75.0 percent. The lower end of the parameter range relates to the fact that, as the referenced national and regional averages indicate, many institutions hold greater volumes of investment securities and/or mortgage-backed securities as cyclical alternatives to lending, but may otherwise be similar to the Corporation.

Total Net Loans and Mortgage-Backed Securities to Assets

As discussed previously, the Corporation’s shares of mortgage-backed securities to assets and total net loans to assets were 0.37 percent and 86.28 percent, respectively, for a combined share of 86.65 percent. Recognizing the industry and regional ratios of 81.1 percent and 77.7 percent, respectively, the parameter range for the comparable group in this category is 75.0 percent to 92.0 percent, with a midpoint of 83.5 percent.

44

Borrowed Funds to Assets

The Corporation had borrowed funds of $46.0 million or 14.68 percent of assets at June 30, 2018, which is higher than current industry averages.

The use of borrowed funds by some institutions indicates an alternative to retail deposits and may provide a source of longer term funds. The federal insurance premium on deposits has also increased the attractiveness of borrowed funds. The institutional demand for borrowed funds has increased recently, due to the rise in rates paid on deposits. Additionally, many thrifts are now aggressively seeking deposits, since quality lending opportunities have increased in the current economic environment.

The parameter range of borrowed funds to assets is 22.0 percent or less with a midpoint of 11.0 percent.

Equity to Assets

The Corporation’s equity to assets ratio was 4.50 percent at June 30, 2018, 4.67 percent at September 30, 2017, and 4.39 percent at September 30, 2016, averaging 4.53 percent for the two fiscal years ended September 30, 2017. The Bank’s equity decreased in 2016, increased in 2017, and then decreased in the nine months ended June 30, 2018. After conversion, based on the midpoint value of $23.0 million, with a 45.0 percent minority offering, with 90.0 percent of the net proceeds of the public offering going to the Bank, its equity is projected to increase to 7.0 percent of assets, with the Corporation at 7.2 percent of assets.

45

Equity to Assets (cont.)

Based on those equity ratios, we have defined the equity ratio parameter to be 5.0 percent to 22.0 percent with a midpoint ratio of 13.5 percent.

46

PERFORMANCE PARAMETERS

Introduction

Exhibit 37 presents five parameters identified as key indicators of the Corporation’s earnings performance and the basis for such performance both historically and the nine months ended June 30, 2018. The primary performance indicator is the Corporation's core return on average assets (ROAA). The second performance indicator is the Corporation's core return on average equity (ROAE). To measure the Corporation's ability to generate net interest income, we have used net interest margin. The supplemental source of income for the Corporation is noninterest income, and the parameter used to measure this factor is the ratio of noninterest income to average assets. The final performance indicator is the Corporation's ratio of operating expenses or noninterest expenses to average assets, a key factor in distinguishing different types of operations, particularly institutions that are aggressive in secondary market activities, which often results in much higher operating costs and overhead ratios.

Return on Average Assets

The key performance parameter is core ROAA. For the twelve months ended June 30, 2018, the Corporation’s core ROAA was (0.04) percent based on a core income of $133,000, as detailed in Item I of this Report. The net ROAA for the twelve months ended June 30, 2018, was 0.12 percent. The Corporation's ROAAs in its most recent three fiscal years ended September 30, 2017, were (0.20) percent, (0.56) percent, and (0.07) percent, respectively, with a three fiscal year average ROAA of (0.28) percent.

Considering the historical and current earnings performance of the Corporation, the range for the ROAA parameter based on core income has been defined as 1.00 percent or less with a midpoint of 0.50 percent.

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Return on Average Equity

The ROAE has been used as a secondary parameter to eliminate any institutions with an unusually high or low ROAE that is inconsistent with the Corporation's position. This parameter does not provide as much meaning for a newly converted thrift institution as it does for established stock institutions, due to the unseasoned nature of the capital structure of the newly converted thrift and the inability to accurately reflect a mature ROAE for the newly converted thrift relative to other stock institutions.

The Corporation’s core ROAE for the twelve months ended June 30, 2018, was (0.98) percent based on its core income and 1.60 percent in the fiscal year ended September 30, 2017.

The parameter range for ROAE for the comparable group, based on core income, is 10.00 percent or less with a midpoint of 5.00 percent.

Net Interest Margin

The Corporation had a net interest margin of 3.49 percent for the twelve months ended June 30, 2018, representing net interest income as a percentage of average interest-earning assets. The Corporation's net interest margin levels in its three fiscal years of 2015 through 2017 were 4.02 percent, 3.80 percent, and 3.79 percent, respectively, averaging 3.87 percent.

The parameter range for the selection of the comparable group is from a low of 2.70 percent to a high of 4.20 percent with a midpoint of 3.45 percent.

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Operating Expenses to Assets

For the twelve months ended June 30, 2018, the Corporation had a 4.24 percent ratio of operating expense to average assets. In its three fiscal years ended September 30, 2017, the Corporation’s expense ratio averaged 4.58 percent, from a low of 4.35 percent in fiscal year 2017 to a high of 4.85 percent in fiscal year 2015.

The operating expense to assets parameter for the selection of the comparable group is from a low of 1.50 percent to a high of 4.50 percent with a midpoint of 3.00 percent.

Noninterest Income to Assets

Compared to publicly traded thrifts, the Corporation has experienced a lower level of noninterest income as a source of additional income. The Corporation’s ratio of noninterest income to average assets was 0.84 percent for the twelve months ended June 30, 2018. For its three years ended September 30, 2015 through 2017 the Corporation’s ratio of noninterest income to average assets was 0.97 percent, 1.07 percent and 0.85 percent, respectively, for an average of 0.96 percent.

The range for this parameter for the selection of the comparable group is 1.50 percent of average assets or less, with a midpoint of 0.75 percent.

ASSET QUALITY PARAMETERS

Introduction

The final set of financial parameters used in the selection of the comparable group are asset quality parameters, also shown in Exhibit 37. The purpose of these parameters is to insure that any thrift institution in the comparable group has an asset quality position similar to that of the Corporation. The three defined asset quality parameters are the ratios of nonperforming assets to total assets, repossessed assets to total assets and loan loss reserves to total assets at the end of the most recent period.

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Nonperforming Assets to Total Assets

The Corporation’s ratio of nonperforming assets to assets was 1.72 percent at June 30, 2018, which was higher than the national average of 0.65 percent for publicly traded thrifts and the average of 0.67 percent for Midwest thrifts. The Corporation’s ratio of nonperforming assets to total assets averaged 1.23 percent for its most recent three fiscal years ended September 30, 2017, from a high of 2.56 percent in 2016, to a low of 0.57 percent in 2015 and 2017.

The comparable group parameter for nonperforming assets is 1.80 percent or less of total assets, with a midpoint of 0.90 percent.

Repossessed Assets to Assets

The Corporation had $3.9 million in repossessed assets at June 30, 2018, representing a ratio to total assets of 1.26 percent, following ratios of repossessed assets to total assets of 1.42 percent at September 30, 2017, and 0.66 percent at September 30, 2016. National and regional averages were 0.12 percent and 0.13 percent, respectively, for publicly traded thrift institutions.

The range for the repossessed assets to total assets parameter is 1.30 percent of assets or less with a midpoint of 0.65 percent.

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Loans Loss Reserves to Assets

The Corporation had an allowance for loan losses of $1,324,000, representing a loan loss allowance to total assets ratio of 0.42 percent at June 30, 2018, which was lower than its 0.62 percent ratio at September 30, 2017, and lower than its 1.47 percent ratio at September 30, 2016.

The loan loss allowance to assets parameter range used for the selection of the comparable group required a minimum ratio of 0.40 percent of assets.

THE COMPARABLE GROUP

With the application of the parameters previously identified and applied, the final comparable group represents ten institutions identified in Exhibits 37, 38 and 39. The comparable group institutions range in size from $132.2 million to $944.3 million with an average asset size of $533.0 million and have an average of 6.0 offices per institution. Two of the comparable group institutions are in Maryland, two are in New York, and one each in Illinois, Nebraska, Pennsylvania, Louisiana, Minnesota and Ohio, and all ten were traded on NASDAQ.

The comparable group institutions as a unit have a ratio of equity to assets of 12.38 percent, which is 1.7 percent lower than all publicly traded thrift institutions in the United States; and for the most recent four quarters indicated a core return on average assets of 0.58 percent, lower than all publicly traded thrifts at 0.87 percent and publicly traded Wisconsin thrifts at 1.06 percent.

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IV.	ANALYSIS OF FINANCIAL PERFORMANCE

This section reviews and compares the financial performance of the Corporation to all publicly traded thrifts, to publicly traded thrifts in the Midwest region and to Wisconsin thrifts, as well as to the ten institutions constituting the Corporation’s comparable group, as selected and described in the previous section. The comparative analysis focuses on financial condition, earning performance and pertinent ratios as presented in Exhibits 40 through 45.

As presented in Exhibits 41 and 42, at June 30, 2018, the Corporation’s total equity of 4.50 percent of assets was lower than the comparable group at 12.38 percent, all thrifts at 12.60 percent, Midwest thrifts at 12.58 percent and Wisconsin thrifts at 15.26 percent. The Corporation had an 86.28 percent share of net loans in its asset mix, higher than the comparable group at 77.70 percent, higher than all thrifts at 74.00 percent, Wisconsin thrifts at 75.58 percent and Midwest thrifts at 70.13 percent. The Corporation’s higher share of net loans is primarily the result of its lower 8.31 percent share of cash and investments and lower 0.37 percent share of mortgage-backed securities. The comparable group had a higher 9.05 percent share of cash and investments and a higher 6.44 percent share of mortgage-backed securities. All thrifts had 7.13 percent of assets in mortgage-backed securities and 11.66 percent in cash and investments. The Corporation’s 78,00 percent share of deposits was similar to the comparable group, all thrifts and Midwest thrifts and higher than Wisconsin thrifts, reflecting the Corporation's higher share of borrowed funds of 14.68 percent and lower share of equity of 4.50 percent. As ratios to assets, the comparable group had deposits of 79.71 percent and borrowings of 7.92 percent. All thrifts averaged a 77.83 percent share of deposits and 9.27 percent of borrowed funds, while Midwest thrifts had a 79.03 percent share of deposits and an 8.05 percent share of borrowed funds. Wisconsin thrifts averaged a 74.37 percent share of deposits and a higher 10.67 percent share of borrowed funds. The Corporation had no goodwill, compared to 0.55 percent for the comparable group, 0.60 percent for all thrifts, 0.28 percent for Midwest thrifts and 0.02 percent for Wisconsin thrifts.

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Analysis of Financial Performance (cont.)

Operating performance indicators are summarized in Exhibits 43, 44 and 45 and provide a synopsis of key sources of income and key expense items for the Corporation in comparison to the comparable group, all thrifts, and regional thrifts for the trailing four quarters.

As shown in Exhibit 45, for the twelve months ended June 30, 2018, the Corporation had a yield on average interest-earning assets lower than the comparable group and similar to all thrifts, higher than Midwest thrifts and similar to Wisconsin thrifts. The Corporation's yield on interest-earning assets was 4.03 percent compared to the comparable group at 4.13 percent, all thrifts at 4.07 percent, Midwest thrifts at 3.75 percent and Wisconsin thrifts at 4.03 percent.

The Corporation's cost of funds for the twelve months ended June 30, 2018, was lower than the comparable group, Midwest thrifts and all thrifts and lower than Wisconsin thrifts. The Corporation had an average cost of interest-bearing liabilities of 0.59 percent compared to 0.92 percent for the comparable group, 0.86 percent for all thrifts, 0.81 percent for Midwest thrifts and 0.90 percent for Wisconsin thrifts. The Corporation's yield on interest-earning assets and interest cost resulted in a net interest spread of 3.44 percent, which was higher than the comparable group at 3.21 percent, higher than all thrifts at 3.22 percent, higher than Midwest thrifts at 2.98 percent and similar to Wisconsin thrifts at 3.41 percent. The Corporation generated a net interest margin of 3.49 percent for the twelve months ended June 30, 2018, based on its ratio of net interest income to average interest-earning assets, which was higher than the comparable group ratio of 3.36 percent. All thrifts averaged a lower 3.37 percent net interest margin for the trailing four quarters, with Midwest thrifts at 3.09 percent and Wisconsin thrifts at a lower 3.30 percent.

The Corporation’s major source of earnings is interest income, as indicated by the operations ratios presented in Exhibit 44. The Corporation had $425,000 in provision for loan losses during the twelve months ended June 30, 2018, representing 0.14 percent of average assets. The average provision for loan losses for the comparable group was 0.16 percent, with all thrifts at 0.08 percent, Midwest thrifts at 0.06 percent and Wisconsin thrifts at (0.12) percent.

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Analysis of Financial Performance (cont.)

The Corporation's total noninterest income was $2,595,000 or 0.84 percent of average assets for the twelve months ended June 30, 2018. Such a ratio of noninterest income to average assets was lower than the comparable group at 0.86 percent, and similar to all thrifts at 0.84 percent and Midwest thrifts at 0.87 percent but higher than Wisconsin thrifts at 0.57 percent. For the twelve months ended June 30, 2018, the Corporation’s operating expense ratio was 4.24 percent of average assets, higher than the comparable group at 2.97 percent, all thrifts at 2.81 percent, Midwest thrifts at 3.10 percent, and Wisconsin thrifts at 3.66 percent.

The overall impact of the Corporation’s income and expense ratios is reflected in its net income and return on assets. For the twelve months ended June 30, 2018, the Corporation had a net ROAA of (0.12) percent and core ROAA of (0.04) percent. For its most recent four quarters, the comparable group had a higher net ROAA of 0.50 percent and a core ROAA of 0.58 percent. All publicly traded thrifts averaged a higher net ROAA of 0.84 percent and 0.87 percent core ROAA, with Midwest thrifts a 0.78 percent net ROAA and a 1.03 percent core ROAA. The twelve month net ROAA for the 4 Wisconsin thrifts was 0.96 percent and their core ROAA was 1.06 percent.

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V.	MARKET VALUE ADJUSTMENTS

This is a conclusive section where adjustments are made to determine the pro forma market value or appraised value of the Corporation based on a comparison of Equitable with the comparable group. These adjustments will take into consideration such key items as earnings performance, primary market area, financial condition, asset and deposit growth, dividend payments, subscription interest, liquidity of the stock to be issued, management, and market conditions or marketing of the issue. It must be noted that all of the institutions in the comparable group have their differences among themselves and relative to the Bank, and, as a result, such adjustments become necessary.

EARNINGS PERFORMANCE

In analyzing earnings performance, consideration was given to net interest income, the amount and volatility of interest income and interest expense relative to changes in market area conditions and to changes in overall interest rates, the quality of assets as it relates to the presence of problem assets which may result in adjustments to earnings due to provisions for loan losses, the balance of current and historical nonperforming assets and real estate owned, the balance of valuation allowances to support any problem assets or nonperforming assets, the amount and volatility of noninterest income, and the amount and ratio of noninterest expenses. The earnings performance analysis was based on the Bank’s respective net and core earnings for the twelve months ended June 30, 2018, with comparisons to the core earnings of the comparable group, all thrifts and other geographical subdivisions.

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Earnings Performance (cont.)

As discussed earlier, the Bank has experienced increases in its assets and loans in two of the past four fiscal years and increases in the nine months ended June 30, 2018, with deposits indicating growth in only one of these periods. The Bank has experienced negative earnings in four of the past five years with a loss in the year ended September 30, 2017, and is focused on reducing operating expenses, monitoring and reducing its balances of real estate owned and nonperforming assets; monitoring and strengthening its ratio of interest sensitive assets relative to interest sensitive liabilities, thereby maintaining its overall interest rate risk; and strengthening its net interest margin. Historically, the Bank has been characterized with a slightly higher yield on earning assets but a lower cost of funds, resulting in a slightly higher net interest margin, which has been above industry averages, and slightly above its comparable group, with the trend experiencing a minimal decrease over the past two years and its 3.49 percent net interest margin for the twelve months ended June 30, 2018, was higher than the industry average of 3.37 percent and slightly higher than the comparable group average of 3.46 percent. During its past two fiscal years ended September 30, 2017, Equitable’s ratio of interest expense to interest-bearing liabilities has increased slightly from 0.45 percent in 2016 to 0.48 percent in 2017, and then to 0.59 percent in the twelve months ended June 30, 2018. The Bank’s ratio was lower than the average of 0.86 percent for the comparable group and lower than the average of 0.86 percent for all thrifts. Following the conversion, the Bank will strive to control its operating expenses, strive to increase its net interest margin, increase its noninterest income, gradually increase its net income, increase its return on assets, continue to reduce its balance of nonperforming assets and real estate owned, and closely monitor its interest rate risk.

From September 30, 2014, to September 30, 2017, three of the six categories of loans experienced increases in their balances, with multi-family loans increasing the most in dollars. Multi-family loans increased by $26.0 million or 57.5 percent, from September 30, 2014, to September 30, 2017. One- to four-family loans increased by $7.8 million or 5.6 percent from September 30, 2014, to September 30, 2017, and commercial loans increased $1.0 million or 98.5 percent. All other loan categories experienced decreases in their balances. Overall, the Bank’s lending activities resulted in a total loan increase of $3.7 million or 1.4 percent and a net loan increase of $5.8 million or 2.3 percent from September 30, 2014, to September 30, 2017. In the nine months ended June 30, 2018, loans increased $1.4 million or 0.5 percent.

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Earnings Performance (cont.)

The impact of Equitable’s primary lending efforts has been to generate a yield on average interest-earning assets of 4.03 percent for the twelve months ended June 30, 2018, compared to a higher 4.13 percent for the comparable group, 4.07 percent for all thrifts and a similar 4.03 percent for Wisconsin thrifts. The Bank’s ratio of interest income to average assets was 3.80 percent for the twelve months ended June 30, 2018, similar to the comparable group at 3.79 percent, all thrifts at 3.74 percent and lower than Wisconsin thrifts at 4.01 percent.

Equitable’s 0.59 percent cost of interest-bearing liabilities for the twelve months ended June 30, 2018, was modestly lower than the comparable group at 0.92 percent, lower than all thrifts at 0.86 percent, lower than Midwest thrifts at 0.81 percent and lower than Wisconsin thrifts at 0.90 percent. The Bank's resulting net interest spread of 3.44 percent for the twelve months ended June 30, 2018, was higher than the comparable group at 3.21 percent, higher than all thrifts at 3.22 percent, higher than Midwest thrifts at 2.98 percent and similar to Wisconsin thrifts at 3.41 percent. The Bank's net interest margin of 3.49 percent, based on average interest-earning assets for the twelve months ended June 30, 2018, was higher than the comparable group at 3.36 percent, higher than all thrifts at 3.37 percent, higher than Midwest thrifts at 3.09 percent and higher than Wisconsin thrifts at 3.30 percent.

The Bank's ratio of noninterest income to average assets was 0.84 percent for the twelve months ended June 30, 2018, which was slightly lower than the comparable group at 0.86 percent, identical to all thrifts at 0.84 percent, lower than Midwest thrifts at 0.87 percent and higher than Wisconsin thrifts at 0.57 percent.

The Bank's operating expenses were higher than the comparable group, all thrifts, Midwest thrifts, and Wisconsin thrifts. For the twelve months ended June 30, 2018, Equitable had an operating expenses to assets ratio of 4.24 percent compared to 2.97 percent for the comparable group, 2.81 percent for all thrifts, 3.10 percent for Midwest thrifts and 3.66 percent for Wisconsin thrifts. Equitable had a higher 102.9 percent efficiency ratio for the twelve months ended June 30, 2018, compared to the comparable group with an efficiency ratio of 72.0 percent. The efficiency ratio for all publicly traded thrifts was 60.7 percent for the most recent twelve months.

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Earnings Performance (cont.)

For the twelve months ended June 30, 2018, Equitable generated a lower ratio of noninterest income, a higher ratio of noninterest expenses and a modestly higher net interest margin relative to its comparable group. The Bank had a 0.14 percent provision for loan losses during the twelve months ended June 30, 2018, compared to the comparable group at 0.16 percent of assets, all thrifts at 0.08 percent and Midwest thrifts at 0.06 percent. The Bank’s allowance for loan losses to total loans of 0.49 percent was lower than the comparable group and lower than all thrifts. The Bank’s 24.51 percent ratio of reserves to nonperforming assets was lower than the comparable group at 110.77 percent, lower than all thrifts at 124.74 percent and lower than Midwest thrifts at 119.42 percent.

As a result of its operations, the Bank's net and core income for the twelve months ended June 30, 2018, were lower than the comparable group. Based on a modest loss, the Bank had a return on average assets of (0.12) percent for the twelve months ended June 30, 2018, and a return on average assets of 0.07 percent and (0.56) percent in 2017 and 2016, respectively. The Bank’s core return on average assets was (0.04) percent for the twelve months ended June 30, 2018, as detailed in Exhibit 7. For their most recent four quarters, the comparable group had a moderately higher net ROAA of 0.50 percent and a higher core ROAA of 0.58 percent, while all thrifts indicated a higher net ROAA and higher core ROAA of 0.84 percent and 0.87 percent, respectively. Midwest thrifts indicated a net ROAA of 0.78 percent and a core ROAA of 1.03 percent.

Following its conversion, Equitable’s earnings will continue to be dependent on a combination of the overall trends in interest rates, the consistency, reliability and variation of its noninterest income, overhead expenses and its asset quality and its future needs for provisions for loan losses. Earnings are projected to represent a 0.31 percent ROAA in 2019 followed by earnings based on an ROAA of 0.49 percent in 2020 and 0.58 percent in 2021. Earnings will be enhanced due to the Bank’s $6.6 million in loss carryforward that would offset future federal income taxes.

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Earnings Performance (cont.)

In recognition of the foregoing earnings related factors, considering Equitable’s historical and current performance measures, as well as Business Plan projections, a moderate downward adjustment has been made to the Corporation’s pro forma market value for earnings performance.

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MARKET AREA

Equitable's market area is focused on Milwaukee, Racine and Waukesha Counties, Wisconsin. Population increased minimally in Milwaukee County from 2000 to 2010, and the number of households also increased minimally. Racine County’s increase in population and households was higher than that of Milwaukee County but lower than that of Waukesha County from 2000 to 2010. The 2010 per capita income and median household income levels in Waukesha County were above state and national levels, and the per capita and median household income levels in Milwaukee and Racine Counties were below those of Waukesha County. Also, Waukesha County’s unemployment rates have been lower than national rates, and Milwaukee and Racine Counties’ unemployment rates have been above national rates. According to the 2010 Census, median housing values in Waukesha County and Racine County were above the state median, but Milwaukee County’s median housing value was below both the state and the national median housing value.

The Bank holds deposits of approximately 6.5 percent of all thrift deposits in the three-county market area as of June 30, 2017, representing a minimal 0.4 percent share of the total deposit base of approximately $68.4 billion.

In recognition of the foregoing factors, we believe that a modest downward adjustment is warranted for the Bank’s market area.

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FINANCIAL CONDITION

The financial condition of Equitable is discussed in Section I and shown in Exhibits 1, 2, 5, and 12 through 21, and is compared to the comparable group in Exhibits 40, 41, and 42. The Bank's ratio of total equity to total assets was 4.50 percent at June 30, 2018, which was lower than the comparable group at 12.38 percent, all thrifts at 12.60 percent and Midwest thrifts at 12.58 percent. Based on the minority offering completed at the midpoint of the valuation range, the Corporation's pro forma equity to assets ratio will increase to 11.39 percent and the Bank's pro forma equity to assets ratio will increase to 6.95 percent at the midpoint and 7.84 percent at the super max.

The Bank's mix of assets and liabilities indicates both similarities to and variations from its comparable group. Equitable had a moderately higher 86.28 percent ratio of net loans to total assets at June 30, 2018, compared to the comparable group at 77.7 percent. All thrifts indicated a lower 74.0 percent, with Midwest thrifts at a lower 70.1 percent. The Bank's 8.31 percent share of cash and investments was lower than the comparable group at 9.05 percent, while all thrifts were at 11.66 percent and Midwest thrifts were at 13.78 percent. Equitable’s 0.37 percent ratio of mortgage-backed securities to total assets was lower than the comparable group at 6.44 percent and lower than all thrifts at 7.13 percent and lower than Midwest thrifts at 7.61 percent.

The Bank's 78.00 percent ratio of deposits to total assets was lower than the comparable group at 79.71 percent, higher than all thrifts at 77.83percent and lower than Midwest thrifts at 79.03 percent. Equitable’s lower ratio of deposits was due to its higher share of borrowed funds. Equitable had a lower equity to asset ratio of 4.50 percent, compared to the comparable group at 12.38 percent of total assets, with all thrifts at 12.60 percent and Midwest thrifts at 12.58 percent. Equitable had a higher share of borrowed funds to assets of 14.68 percent at June 30, 2018, higher than the comparable group at 7.92 percent and higher than all thrifts at 9.27 percent and Midwest thrifts at 8.05 percent.

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Financial Condition (cont.)

Equitable had no goodwill and had a higher share of repossessed real estate at June 30, 2018. The Bank had 1.26 percent of its assets in repossessed real estate at June 30, 2018. This compares to ratios of 0.55 percent for goodwill and intangible assets and 0.06 percent for real estate owned, for the comparable group. All thrifts had a goodwill and intangible assets ratio of 0.60 percent and a real estate owned ratio of 0.12 percent.

The financial condition of Equitable has been impacted by its higher balance of nonperforming assets of $5,401,000 or a higher 1.72 percent of total assets at June 30, 2018, compared to a lower 0.92 percent for the comparable group, 0.65 percent for all thrifts, 0.67 percent for Midwest thrifts and 0.27 percent for Wisconsin thrifts. The Bank's ratio of nonperforming assets to total assets was a higher 3.21 percent at September 30, 2016, and a higher 1.99 percent at September 30, 2017.

At June 30, 2018, Equitable had $1,324,000 of allowances for loan losses, which represented 0.42 percent of assets and 0.49 percent of total loans. The comparable group indicated higher allowance ratios, relative to assets and relative to loans, equal to 0.88 percent of assets and a higher 1.08 percent of total loans, while all thrifts had allowances relative to assets and loans that averaged a higher 0.77 percent of assets and a higher 1.01 percent of total loans. Also of major importance is an institution's ratio of allowances for loan losses to nonperforming assets, since a portion of nonperforming assets might eventually be charged off. Equitable’s $1,324,000 of allowances for loan losses represented a lower 24.51 percent of nonperforming assets at June 30, 2018, compared to the comparable group's 110.77 percent, with all thrifts at 124.74 percent, Midwest thrifts at a lower 119.42 percent and Wisconsin thrifts at a lower 138.83 percent. Equitable’s ratio of net charge-offs to average total loans was 0.36 percent for the twelve months ended June 30, 2018, compared to a higher 0.44 percent for the comparable group and lower 0.16 percent for all thrifts and 0.21 percent for Midwest thrifts.

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Financial Condition (cont.)

Equitable has a modest level of interest rate risk. The change in the Bank’s NEV level at June 30, 2018, reflecting the most current information available, based on a rise in interest rates of 200 basis points was a 14.2 percent decrease, representing a dollar decrease in equity value of $4,089,000. The Bank’s exposure increases to a 38.8 percent decrease in its NEV level under a 400 basis point rise in rates, representing a dollar decrease in equity of $11,162,000.

Compared to the comparable group, with particular attention to the Bank’s lower level of total equity and lower share of risk-based capital, higher level and share of nonperforming assets and asset and liability mix and lower share of allowance for loan loss to loans and lower share to nonperforming assets, we believe that a downward adjustment is warranted for Equitable’s current financial condition, due to the Bank’s lower share of total equity and risk-based capital, lower share of allowance to loans, lower share of allowance for loan losses to nonperforming assets and higher share of nonperforming assets.

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ASSET, LOAN AND DEPOSIT GROWTH

During its most recent two fiscal years, Equitable has been characterized by a modest changes in assets, loans and deposits. The Bank’s average annual asset change from September 30, 2015, to September 30, 2017, was a 1.8 percent increase. This rate compares to a 3.6 percent increase for the comparable group, a higher 3.7 percent for all thrifts, and a higher 3.4 percent for Midwest thrifts. The Bank’s modest change in assets higher than its increase in total net loans during the period of an average annual 2.5 percent with an average annual decrease in cash and investments of 3.6 percent. Equitable’s deposits indicate an average annual decrease of 0.8 percent from September 30, 2015, to September 30, 2017, compared to average growth rates of 3.4 percent for the comparable group, 2.5 percent for all thrifts and 2.7 percent for Midwest thrifts.

Equitable’s deposits indicated a decrease of 6.2 percent from September 30, 2016 to 2017. Annual deposit change was growth rates of 3.8 percent for the comparable group, 3.2 percent for all thrifts and 2.9 percent for Midwest thrifts. The Bank had $46.0 million in borrowed funds or 14.7 percent of assets at June 30, 2018, compared to the comparable group at 7.9 percent and had a lower $22.7 million in borrowed funds at September 30, 2017, or 7.4 percent of assets.

In spite of its minimal deposit decrease, historically, the Bank grew modestly in 2017, and considering the demographics, competition and deposit base trends in its market area, the Bank’s ability to increase its asset, loan and deposit bases in the future is significantly dependent on its capital position combined with its ability to increase its market share by competitively pricing its loan and deposit products, maintaining a high quality of service to its customers and strengthening its loan origination activity, all impacted by the Bank’s performance by the senior management team. Equitable’s primary market area county experienced minimal increases in population and households in Milwaukee County between 2000 and 2010, while the surrounding market area counties experienced a higher increase. The Bank’s primary market area county also indicated 2010 per capita income lower than Wisconsin’s and that of the United States, and the median household income level in Milwaukee County was also below the state and the national levels. In 2010, the median housing value in Milwaukee County was lower than that of Wisconsin and also above that of the United States, and the median rent level was also below both state and national levels.

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Asset, Loan and Deposit Growth (cont.)

The total deposit base in the three market area counties increased by 9.2 percent from June 30, 2016, to June 30, 2017; and during that period, the number of financial institution offices in the market area counties decreased by 39 offices. In June 30, 2016, and June 30, 2017, Equitable’s deposit market share in the three-county market area was 0.4 percent in both years.

Based on the foregoing factors, we have concluded that no adjustment to the Corporation’s pro forma value is warranted for asset, loan and deposit growth.

DIVIDEND PAYMENTS

Due to the mid-tier holding company structure of the Corporation, the Corporation will not have the normal structure to pay dividends directly to shareholders, unlike a standard conversion. The payment of cash dividends will not occur in the future based on the current presence of an MHC. Four of the ten institutions in the comparable group paid cash dividends during the most recent year for an average dividend yield of 0.77 percent and an average payout ratio of 15.42 percent. During that twelve month period, the average dividend yield for all thrifts was a higher 1.36 percent with a payout ratio of 21.90 percent.

In our opinion, a minimal downward adjustment to the pro forma market value of the Corporation is warranted related to dividend payments.

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SUBSCRIPTION INTEREST

In 2017 and year-to-date 2018, investors' interest in new issues has improved. Such interest is possibly related to the improved performance of financial institutions overall, which could be challenged in the future due to the compression of net interest margin. The selective and conservative reaction of IPO investors appears generally to be related to a number of analytical, economic and market-related factors, including the financial performance and condition of the converting thrift institution, the strength of the local economy, housing market conditions, general market conditions for financial institution stocks and stocks overall, aftermarket price trends and the expectation of increased merger/acquisition activity in the thrift industry and their higher pricing multiples.

Equitable will direct its offering initially to depositors and residents in its market area. The board of directors and officers anticipate purchasing $570,000 or 5.5 percent of the stock offered to the public based on the appraised midpoint valuation and the 45.0 percent minority offering. The Bank will form an ESOP, which plans to purchase 3.92 percent of the total shares sold in the conversion.

The Bank has secured the services of FIG Partners, LLC, to assist in the marketing and sale of the conversion stock.

Based on the size of the offering, recent banking conditions, current market conditions, historical local market interest, the terms of the offering, and recent subscription levels for conversions, we believe that no adjustment is warranted for the Bank’s anticipated subscription interest.

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LIQUIDITY/MARKETABILITY OF THE STOCK

The Corporation will offer its shares through a subscription and community offering with the assistance of FIG Partners, LLC. The stock of the Corporation will be traded on the OTC Pink Marketplace.

The Bank's total public offering is considerably smaller in size than the average market value of the comparable group. The comparable group has an average market value of $75.1 million for the stock outstanding compared to a midpoint public offering of $24.2 million for the Corporation, less the ESOP and the estimated 57,000 shares to be purchased by officers and directors, resulting in shares sold of 978,000 or $9.8 million. The Corporation’s public market capitalization will be approximately 13.8 percent of the size of the public market capitalization of the comparable group. Of the ten institutions in the comparable group, all trade on Nasdaq with those ten institutions indicating an average daily trading volume of over 7,100 shares during the last four quarters.

The comparable group has an average of 5,010,261 shares outstanding compared to 1,035,000 shares outstanding for the Corporation based on the midpoint valuation and the minority offering structure.

In addition, as a minority offering of an MHC, such structure reduces the marketability of the stock. As a group, MHCs indicate a lower ROAA and a lower ROAE compared to all publicly traded thrifts and a much lower median number of shares outstanding, recognizing the presence of two much larger publicly traded MHCs which inflates the average number of shares outstanding for MHCs. The average trading volume for MHCs is also lower as a group. Due to their control by the MHC, the positive influence of merger and acquisition activity in the overall market of publicly traded thrifts has not been paralleled for publicly traded MHCs.

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Liquidity/Marketability of the Stock (cont.)

Based on the higher average market capitalization, shares outstanding and daily trading volume of the comparable group relative to the Corporation, we have concluded that a downward adjustment to the Corporation’s pro forma market value is warranted relative to the liquidity of its stock.

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MANAGEMENT

Mr. John P. Matter has served as president and chief executive officer of The Equitable Bank since 2004 and has also served as vice chairman since 2005. He started his banking career in 1976 and joined The Equitable Bank in 1980. Mr. Matter is chairman of the Wisconsin Humane Society and is chair of the St. Joseph & Elmbrook Memorial Hospital Foundations. He has been involved in numerous civic organizations, including This Time Tomorrow Foundation Board, Brookfield Kiwanis Club, Sharon Lynne Wilson Center, Waukesha Community Foundation Board, Prevent Blindness Wisconsin, American Diabetes Association ad the Board of the Wisconsin Bankers Association. Mr. Matter’s positions as president and chief executive officer foster clear accountability, effective decision-making, a clear and direct channel of communication from senior management to the full board of directors, and alignment on corporate strategy.

Ms. Jennifer L. Provancher is the executive vice president, chief operating officer and chief financial officer of The Equitable bank, where she has worked since 1991. Ms. Provancher held various positions at other financial institutions in Milwaukee, beginning in 1983, and was also an audit senior at Ernst & Young, located in Milwaukee, Wisconsin. Ms. Provancher has served on the board of the Wisconsin Club, where she is currently a member of the finance committee. She is a long-time member and past president of the Milwaukee Chapter of the Financial Managers Society and served as treasurer of the Exchange Club of Milwaukee. Ms. Provancher’s experience in banking and as a certified public accountant provides the board with insights into risk assessment, financial matters, and internal control expertise.

Mr. William A. Behm joined The Equitable Bank in 2008 as a review credit analyst and was named chief credit officer in 2014. Mr. Behm has over sixteen years of banking experience and was previously a small business loan underwriter with U.S. Bank, Brookfield, Wisconsin, prior to joining The Equitable Bank. Mr. Behm is also a graduate of the Graduate School of Banking, University of Wisconsin-Madison.

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Management (cont.)

During its most recent fiscal year, Equitable has experienced a slight decrease in its net interest margin in contrast to the industry, experienced a decrease in its noninterest income and had a modest decrease in its noninterest expenses to assets. The Bank experienced minimal earnings in 2017 and then modest losses in the first two quarters of 2018. The Bank’s asset quality position experienced significant improvement from September 30, 2014, to September 30, 2017, with nonperforming assets decreasing from 7.16 percent in 2014 to 1.99 percent in 2017 and then decreasing to 1.72 percent at June 30, 2018. The Bank’s management team is confident that the Bank is positioned for continued loan growth and a return to modest profitability following its conversion and minority offering and the possibility of recovering its deferred tax assets, which totaled $6.6 million at June 30, 2018.

Overall, we believe the Bank to be professionally and knowledgeably managed, as are the comparable group institutions. It is our opinion that no adjustment to the pro forma market value of the Corporation is warranted for management.

MARKETING OF THE ISSUE

The necessity to build a new issue discount into the stock price of a new conversion continues to be a closely examined issue in recognition of uncertainty among investors as a result of the thrift industry's continued high level of competition, dependence on interest rate trends, volatility in the stock market, speculation on future changes, current proposed regulation related to the capital requirements of financial institutions and their restrictions on generating selected income.

We believe that a new issue discount applied to the price to book valuation approach is appropriate and necessary in this offering, recognizing the Bank’s weak and volatile earnings. In our opinion, such dependence on earnings and its volatility cause us to conclude that a modest new issue discount is warranted in the case of this offering. Consequently, at this time we have made a modest downward adjustment to the Corporation's pro forma market value related to a new issue discount.

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VI.	VALUATION METHODS

Introduction

As indicated in Section III of this Appraisal, in order to moderate the differences among the ten comparable group companies, we will derive their pricing ratios on a fully converted basis by applying pro forma second stage conversion assumptions to their current financial structure. Our application to the Corporation of the market value adjustments relative to the comparable group determined in Section IV will be the basis for the pro forma market value of the Corporation on a fully converted basis, pursuant to regulatory guidelines.

Valuation Methods

Historically, the method most frequently used by this firm to determine the pro forma market value of common stock for thrift institutions has been the price to book value ratio method, due to the volatility of earnings in the thrift industry. As earnings in the thrift industry have stabilized and improved in 2016 and 2017, additional attention has been given to the price to core earnings method, particularly considering increases in stock prices during those years. During the past few years, however, as fluctuating earnings have continued and recently rising interest rates have had varying effects on the earnings of individual institutions, depending on the nature of their operations, the price to book value method has continued to be the valuation focus and more meaningful to the objective of discerning commonality and comparability among institutions. In our opinion, the price to book value method is the appropriate method upon which to place primary emphasis in determining the pro forma market value of the Corporation. Additional analytical and correlative attention will be given to the price to core earnings method and the price to assets method.

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Valuation Methods (cont.)

In applying each of the valuation methods, consideration was given to the adjustments to the Corporation’s pro forma market value discussed in Section V. Downward adjustments were made for the Bank’s earnings, financial condition, market area, dividends, stock liquidity, and for the marketing of the issue. No adjustments were made for subscription interest, management, and balance sheet growth.

Valuation Range

In addition to the pro forma market value, we have defined a valuation range recognizing the 45.0 percent public offering and the 55.0 percent interest in the Corporation to be retained by TEB MHC, the parent of the Corporation. The pro forma market value or appraised value will also be referred to as the "midpoint value," with the remaining points in the valuation range based on the number of shares offered to the public. The number of public shares at the minimum will be 15 percent less than at the midpoint; increasing at the maximum to 15 percent over the midpoint; and further increasing at the maximum, as adjusted, commonly referred to as the supermaximum, to 15 percent over the maximum.

Price to Book Value Method

In the valuation of thrift institutions, the price to book value method focuses on an institution's financial condition. Exhibit 46 shows the average and median price to book value ratios for the comparable group, which were 110.85 percent and 112.09 percent, respectively. The comparable group indicated a moderate range, from a low of 92.75 percent to a high of 136.74 percent. The comparable group had modestly higher average and median price to tangible book value ratios of 118.50 percent and 118.01 percent, respectively, with a range of 92.75 percent to 137.24 percent. Excluding the low and the high in the group, the comparable group's price to book value range narrowed moderately from a low of 94.34 percent to a high of 125.24; and the comparable group’s price to tangible book value range narrowed modestly from a low of 112.06 percent to a high of 131.97 percent.

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Price to Book Value Method (cont.)

The Corporation’s book value was $14,102,000 and its tangible book value was an identical $14,102,000 at June 30, 2018. Considering the foregoing factors in conjunction with the adjustments made in Section V, we have determined a fully converted pro forma price to book value ratio of 67.42 percent and a corresponding fully converted price to tangible book value ratio of 67.42 percent at the midpoint. The fully converted price to book value ratio increases from 63.25 percent at the minimum to 74.16 percent at the maximum, as adjusted, while the fully converted price to tangible book value ratio increases from 63.25 percent at the minimum to 74.16 percent at the maximum, as adjusted.

The Corporation's fully converted pro forma price to book value ratio of 67.42 percent at the midpoint, as calculated using the prescribed formulary computation indicated in Exhibit 47, is influenced by the Bank’s capitalization and local markets, subscription interest in thrift stocks and overall market and economic conditions. Further, the Corporation's ratio of equity to assets after the completion of the minority public offering at the midpoint of the valuation range will be approximately 6.95 percent compared to 13.84 percent for the comparable group.

Price to Core Earnings Method

The foundation of the price to core earnings method is the determination of the core earnings base to be used, followed by the calculation of an appropriate price to core earnings multiple. The Corporation’s after tax core earnings for the twelve months ended June 30, 2018, was a loss of $133,000 (reference Exhibit 7) and its net earnings was a loss of $367,000 for that period. To opine the pro forma market value of the Corporation using the price to core earnings method, we applied the core earnings base of $(133,000).

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Price to Core Earnings Method (cont.)

In determining the fully converted price to core earnings multiple, we reviewed the ranges of the price to core earnings and price to net earnings multiples for the comparable group and all publicly-traded thrifts. As indicated in Exhibit 46, the average price to core earnings multiple for the comparable group was 29.49, while the median was a lower 24.31. The average price to net earnings multiple was 29.87, and the median multiple was 28.68. The range of the price to core earnings multiple for the comparable group was from a low of 14.56 to a high of 63.59. The range in the price to core earnings multiple for the comparable group, excluding the high and low ranges, was from a low multiple of 16.36 to a high of 43.90 times earnings for eight of the ten institutions in the group, indicating a moderate narrowing of the range.

Consideration was given to the adjustments to the Corporation's pro forma market value discussed in Section V combined with the Corporation’s negative actual earnings and minimal core earnings for the twelve months ended June 30, 2018. Due to the Bank’s negative core earnings, these price to core ratios were deemed not meaningful. In recognition of these factors, the price to core earnings could not be used as a meaningful approach.

Price to Assets Method

The final valuation method is the price to assets method. This method is not frequently used, since the calculation incorporates neither an institution's equity position nor its earnings performance. Additionally, the prescribed formulary computation of value using the pro forma price to net assets method does not recognize the runoff of deposits concurrently allocated to the purchase of conversion stock or incorporate any adjustment for intangible assets, returning a pro forma price to assets ratio below its true ratio following conversion.

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Price to Assets Method (cont.)

Exhibit 46 indicates that the average price to assets ratio of the comparable group was 13.63 percent, and the median was 13.20 percent. The range in the price to assets ratios for the comparable group varied from a low of 9.40 percent to a high of 19.29 percent. The range narrows moderately with the elimination of the two extremes in the group to a low of 9.70 percent and a high of 17.51 percent.

Consistent with the previously noted adjustments, it is our opinion that an appropriate price to assets ratio for the Corporation is 6.90 percent at the midpoint, which ranges from a low of 5.92 percent at the minimum to 8.94 percent at the maximum, as adjusted.

Valuation Analysis and Summary

Exhibits 47 through 51 present the pro forma valuation analysis and conclusions, pricing ratios, use of offering proceeds and a summary of the valuation premiums or discounts relative to the three valuation approaches based on the Corporation as fully converted.

Exhibit 51 presents the discounts or premiums of the Corporation’s fully converted pricing ratios relative to those of the comparable group. Based on the Corporation’s fully converted price to book value ratio and its equity of $14,102,000 at June 30, 2018, the Bank’s price to book value ratio of 67.42 percent represents a midpoint discount relative to the comparable group of 39.18 percent. The Corporation’s fully converted price to core earnings multiple was not meaningful due to minimal earnings. Recognizing the Corporation’s June 30, 2018, asset base of $313,424,000, the Corporation’s price to assets ratio of 6.90 percent represents a midpoint discount relative to the comparable group of 49.41 percent.

Exhibits 52 through 57 present the pro forma valuation analysis and conclusions, pricing ratios, use of offering proceeds and a summary of the valuation premiums or discounts relative to the three valuation approaches based on the Corporation’s minority offering and the reported pricing ratios of the comparable group.

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Valuation Analysis and Summary (cont.)

Exhibit 57 presents the discounts or premiums of the Corporation’s minority offering pricing ratios relative to the comparable group. At the midpoint, the Corporation’s minority offering price to book value ratio of 102.90 percent represents a discount of 7.18 percent relative to the comparable group. The price to core earnings multiple was not meaningful for the Corporation at the midpoint or any other of the ranges due to minimal earnings. The Corporation’s price to assets ratio of 7.15 percent at the midpoint represents a discount of 47.56 percent.

Valuation Conclusion

As presented in Exhibit 45, the fully converted pro forma valuation range of the Corporation is from a minimum of $19,550,000 or 1,955,000 shares at $10.00 per share to a maximum of $26,450,000 or 2,645,000 shares at $10.00 per share, with a maximum, as adjusted, of $30,417,500 or 3,041,750 shares at $10.00 per share. Exhibit 45 also presents in detail the total number of shares to be issued at each valuation range and the respective number of shares issued to the mutual holding company and to the public.

It is our opinion that, as of August 17, 2018, the pro forma market value of the Corporation was $23,000,000 at the midpoint, representing a total of 2,300,000 shares at $10.00 per share, including 1,035,000 shares or 45.0 percent of the total shares offered to the public, and 1,265,000 shares or 55.00 percent of the total shares issued to TEB MHC, the mutual holding company.

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EXHIBITS

NUMERICAL EXHIBITS

EXHIBIT 1 THE EQUITABLE BANK, S.S.B. AND SUBSIDIARIES WAUWATOSA, WISCONSIN Balance Sheet At June 30, 2018 and at September 30, 2017 At June 30, At September 30, 2018 2017 ASSETS Cash and due from banks $ 4,698,851 $ 4,111,082 Federal funds sold 1,435,295 1,506,981 Cash and cash equivalents 6,134,146 5,618,063 Interest-bearing deposits in banks 157,459 91,800 Available-for-sale securities - stated at fair value 20,906,087 20,650,134 Loans, less allowance for loan losses of $1,324,159 and $1,879,304 at June 30, 2018, and September 30, 2017, respectively 263,998,800 262,073,096 Loans held-for-sale 6,416,385 4,062,091 Other real estate owned, net 3,957,133 4,370,981 Premises and equipment, net 8,252,426 8,328,001 Federal Home Loan Bank stock 2,070,000 1,140,500 Accrued interest receivable and other assets 1,531,606 1,505,819 Total assets $ 313,424,042 $ 307,840,485 LIABILITIES AND EQUITY LIABILITIES Deposits Demand $ 64,528,259 $ 63,557,879 Savings and NOW 81,998,195 85,315,092 Certificates of deposit 97,937,026 111,638,142 Total deposits 244,463,480 260,511,113 Federal Home Loan Bank borrowings 46,000,000 22,700,000 Advance payments by borrowers for property taxes and insurance 3,677,434 4,903,864 Accrued interest payable and other liabilities 5,180,996 5,335,448 Total liabilities 299,321,910 293,450,425 EQUITY Retained earnings 16,309,708 16,457,697 Accumulated other comprehensive income (loss) (2,207,576) (2,067,637) Total equity 14,102,132 14,390,060 Total liabilities and equity $ 313,424,042 $ 307,840,485 Source: The Equitaqble Bank S.S.B. and Subsidiaries’ unaudited and audited financial statements

EXHIBIT 2

THE EQUITABLE BANK, S.S.B. AND SUBSIDIARIES
WAUWATOSA, WISCONSIN

Balance Sheets
At September 30, 2013, 2014, 2015 and 2016

ASSETS	September 30, 2016	2015	2014	2013
Cash and due from banks	$ 3,647,172	$ 2,959,440	$ 2,725,189	$ 2,480,740
Federal funds sold	1,177,518	2,915,102	1,756,583	13,221,232
Cash and cash equivalents	4,824,690	5,874,542	4,481,772	15,701,972
Interest-bearing deposits in banks	93,380	911,804	393,403	449,519
Available-for-sale securities - stated at fair value	23,573,739	21,628,083	23,373,300	22,928,434
Loans, less allowance for loan losses of $4,481,615, $2,586,385, $3,971,306 and $4,075,693 at September 30, 2016, 2015, 2014 and 2013, respectively	253,301,856	249,441,773	256,298,852	260,227,723
Loans held-for-sale	9,896,317	2,424,881	2,644,081	1,070,811
Other real estate owned, net	1,996,909	4,542,572	13,687,179	16,367,556
Premises and equipment, net	8,553,922	8,679,421	8,930,585	9,211,616
Federal Home Loan Bank stock	840,400	1,696,800	2,268,100	2,268,100
Accrued interest receivable and other assets	1,531,565	1,790,542	2,608,573	2,204,523
Total assets	$ 304,612,778	$ 296,990,418	$ 314,685,845	$ 330,430,254
LIABILITIES AND RETAINED EARNINGS				
LIABILITIES				
Deposits				
Demand	$ 58,563,284	$ 52,524,162	$ 49,325,887	$ 46,583,125
Savings and NOW	92,514,526	92,333,182	93,559,586	106,242,733
Other time	126,794,331	119,735,838	134,455,605	146,544,569
Total deposits	277,872,141	264,593,182	277,341,078	299,370,427
Other borrowings	500,000	7,500,000	10,500,000	--
Advance payments by borrowers for property taxes and insurance	4,193,869	4,021,394	4,578,973	3,888,167
Accrued interest payable and other liabilities	8,647,973	5,084,562	5,543,789	5,227,518
Total liabilities	291,213,983	281,199,138	297,963,840	308,486,112
STOCKHOLDERS' EQUITY				
Retained earnings	16,245,894	17,919,624	18,527,803	23,382,076
Accumulated other comprehensive income (loss)	(2,847,099)	(2,128,344)	(1,805,798)	(1,437,934)
Total stockholders' equity	13,398,795	15,791,280	16,722,005	21,944,142
Total liabilities and equity	$ 304,612,778	$ 296,990,418	$ 314,685,845	$ 330,430,254

Source: The Equitable Bank, S.S.B. and Subsidiaries' financial statements

78

EXHIBIT 3 THE EQUITABLE BANK, S.S.B. AND SUBSIDIARIES WAUWATOSA, WISCONSIN Statement of Operations For the Year Ended September 30, 2017 and the Twelve Months Ended June 30, 2018 Twelve Months Ended June 30, 2018 Year Ended September 30, 2017 Interest income Interest and fees on loans $ 11,175,710 $ 11,136,269 Interest on investment securities 571,006 574,348 Interest on federal funds sold 14,366 10,802 Interest on deposits in banks 4,016 4,913 Total interest income 11,765,098 11,726,332 Interest expense: Interest on deposits 1,184,741 1,211,450 Interest on federal funds purchased 9 24 Interest on Federal Home Loan Bank borrowings 400,586 53,683 Total interest expense 1,585,336 1,265,157 Net interest income before provision for loan losses 10,179,762 10,461,175 Provision for loan losses 425,000 — Net interest income after provision for loan losses 9,754,762 10,461,175 Noninterest income: Service fees on deposits 455,828 462,965 Service fees on loans 192,468 232,235 Gain on sales of mortgage loans 1,398,225 1,579,366 Other income 548,165 348,595 Total noninterest income 2,594,686 2,623,161 Noninterest expense: Compensation and benefits 7,545,748 7,819,541 Occupancy 1,865,930 1,821,290 Advertising and promotions 263,080 363,510 Data processing services FDIC assessment 1,184,194 464,346 1,157,193 424,779 Net loss on and cost of operations of other real estate owned 537,678 116,886 Other expenses 1,280,356 1,169,334 Total noninterest expense 13,141,332 12,872,533 Income (loss) before income taxes (791,884) 211,803 Income tax (benefit) (425,422) — Net income (loss) $ (366,462) $ 211,803 Source: The Equitaqble Bank, S.S.B. and Subsidiaries’ unaudited and audited financial statements

EXHIBIT 4

THE EQUITABLE BANK, S.S.B. AND SUBSIDIARIES
WAUWATOSA, WISCONSIN

Statements of Operations
Years Ended September 30, 2013, 2014, 2015 and 2016

	September 30,			
	2016	2015	2014	2013
Interest income				
Interest and fees on loans	$ 11,002,368	$ 11,233,810	$ 11,829,337	$ 13,371,614
Interest on investment securities	595,785	639,675	565,502	666,231
Interest on federal funds sold	6,296	641	1,722	3,240
Interest on deposits in banks	5,200	2,320	2,103	953
Total interest and dividend income	11,609,649	11,876,446	12,398,664	14,042,038
Interest expense:				
Interest on deposits	1,153,332	971,061	937,811	1,244,174
Interest on federal funds purchased	152	204	36	94
Interest on ocher borrowings	11,764	18,192	14,180	7,804
Total interest expense	1,165,248	989,457	952,027	1,252,072
Net interest income before provision for loan losses	10,444,401	10,886,989	11,446,637	12,789,966
Provision for loan losses	2,125,000	--	2,067,016	3,541,611
Net interest income after provision for loan losses	8,319,401	10,886,989	9,379,621	9,248,355
Noninterest income:				
Service fees on deposits	452,557	464,497	480,131	530,558
Service fees on loans	196,660	259,616	300,704	292,673
Gain on sales of mortgage loans	1,947,865	1,435,604	690,039	2,537,131
Gain on sales of securities available-for-sale	161,917	213,873	44,520	260,620
Gain on sale of property	52,347	--	--	867,104
Other income	402,729	606,370	1,110,630	995,772
Total noninterest income	3,214,075	2,979,960	2,626,024	5,483,858
Noninterest expense:				
Compensation and benefits	7,761,770	7,332,466	7,100,084	7,040,609
Occupancy	1,820,886	2,017,804	1,874,123	2,276,197
Advertising	373,950	302,974	399,696	417,696
Data processing services	1,116,284	1,085,898	1,030,759	1,013,016
FDIC assessment	660,565	673,247	703,122	759,375
Net loss on and cost of operations of other real estate owned	293,857	1,190,604	3,948,683	3,299,163
Other expenses	1,404,458	1,872,135	1,803,451	2,913,116
Total noninterest expense	13,431,770	14,475,128	16,859,918	17,719,172
Net income (loss) before income taxes	(1,898,294)	(608,179)	(4,854,273)	(2,986,959)
Provision (benefit) for income taxes	(224,564)	--	--	32,500
Net income (loss)	$ (1,673,730)	$ (608,179)	$ (4,854,273)	$ (3,019,459)

Source: The Equitable Bank, S.S.B. and Subsidiaries' financial statements

80

EXHIBIT 5 Selected Financial Information At June 30, 2018 and At September 30, 2014, 2015, 2016 and 2017 At. June 30 2018 2017 At September 30, 2016 2015 2014 (In thousands) Selected Financial Condition Data: Total assets $313,424 $ 307,840 $ 304,613 $ 296,990 $ 314,686 Cash and cash equivalents 6,134 5,618 4,825 5,875 4,482 Available-for-sale securities 20,906 20,650 23,574 21,628 23,373 Loans, net of allowance for loan losses 263,999 262,073 253,302 249,442 256,299 Loans Held-for-sale 6,416 4,062 9,896 2,425 2,644 Other real estate owned, net 3,957 4,371 1,997 4,543 13,687 Premises and equipment, net 8,252 8,328 8,554 8,679 8,931 Federal Home Loan Bank stock 2,070 1,141 840 1,697 2,268 Deposits 244,463 260,511 277,872 264,593 277,341 Borrowings 46,000 22,700 500 7,500 10,500 Deferred tax asset valuation allowance 10,503 14,353 14,769 13,855 11,465 Total stockholders’ equity 14,102 14,390 13,399 15,791 16,722 Source: TEB Bancorp, Inc.’s Prospectus

EXHIBIT 6 Income and Expense Trends For the Nine Months Ended June 30, 2017 and 2018, and the Years Ended September 30, 2014, 2015, 2016 and 2017 For the Nine Months Ended For the Years Ended June 30, September 30, 2018 2017 2017 2016 2015 2014 Selected Operating Data: (In thousands) Interest income $ 8,821 $ 8,760 $ 11,736 $ 11,620 $ 11,887 $ 12,408 Interest expense 1,256 936 1,265 1,165 989 952 Net interest income before provision for loan losses 7,565 7,824 10,471 10,455 10,898 11,456 Provision for loan losses 425 0 0 2,125 0 2,067 Net interest income after provision for loan losses 7,140 7,824 10,471 8,330 10,898 9,389 Noninterest income 1,895 1,946 2,612 3,189 2,910 2,515 Noninterest expense 10,062 9,794 12,871 13,417 14,416 16,758 Income (loss) before income tax expense (benefit) (1,027) (24) 212 (1,898) (608) (4,854) Income tax expense (benefit) (425) 0 0 (224) 0 0 Net income (loss) $ (602) $ (24) $ 212 S (1,674) S (608) $ (4,854) Source: TED Bancorp, Inc.’s Prospectus

EXHIBIT 7 The Equitable Bank, S.S.B. Normalized Earnings Trends Twelve Months Ended June 30, 2018 Twelve Months Ended June 30, 2018 (In thousands) Net income before taxes $ (792) Adjustments: Provision for loan losses Real estate owned losses (425) (234) Normalized earnings before taxes (133) Taxes 0 Normalized earnings after taxes $ (133) Source: The Equitable Bank’s audited and unaudited financial statements

EXHIBIT 8

Performance Indicators
At or for the Nine Months Ended June 30, 2017 and 2018 and
At or for the Years Ended September 30, 2014, 2015, 2016 and 2017

	At or for the Nine Months Ended June 30, [1]		At or for the Years Ended September 30,			
	2018	2017	2017	2016	2015	2014
Performance Ratios						
Return (loss) on average assets	(0.27)%	(0.01)%	0.07%	(0.56)%	(0.20)%	(1.51)%
Return (loss) on average equity	(5.72)%	(0.24)%	1.60%	(10.54)%	(3.67)%	(22.96)%
Interest rate spread [2]	3.57%	3.65%	3.67%	3.70%	4.01%	4.07%
Net interest margin [3]	3.61%	3.68%	3.70%	3.73%	4.02%	4.07%
Noninterest expenses to average assets	4.48%	5.77%	4.26%	4.47%	4.83%	5.28%
Efficiency ratio [4]	106.39%	100.25%	98.38%	98.33%	104.25%	119.60%
Average interest-earning assets to average interest-bearing liabilities	106.10%	106.35%	106.38%	106.34%	103.45%	101.07%
Capital Ratios:						
Average equity to average assets	4.68%	4.38%	4.38%	5.30%	5.46%	6.59%
Tangible capital equity to total assets	5.20%	5.30%	5.35%	5.33%	6.03%	5.89%
Total capital to risk-weighted assets	8.90%	9.10%	9.25%	9.26%	9.85%	9.85%
Tier 1 capital to risk-weighted assets	8.23%	8.15%	8.30%	8.00%	8.60%	8.59%
Common equity Tier 1 capital to risk-weighted assets	8.23%	8.15%	8.30%	8.00%	8.60%	8.59%
Tier 1 capital to average assets	5.44%	5.37%	5.45%	5.42%	5.91%	5.77%
Asset Quality Ratios:						
Allowance for loan losses as a percentage of total loans	0.50%	0.73%	0.72%	1.77%	1.04%	1.55%
Allowance for loan losses as a percentage of nonperforming loans	91.69%	130.29%	106.46%	57.48%	88.50%	53.55%
Net (charge-offs) recoveries to average outstanding loans during the period	(0.38)%	(1.34)%	(1.01)%	(0.09)%	(0.55)%	(0.84)%
Nonperforming loans as a percentage of total loans	0.55%	0.56%	0.67%	3.08%	1.17%	2.89%
Nonperforming loans as a percentage of total assets	0.46%	0.48%	0.57%	2.56%	0.98%	2.36%
Total nonperforming assets as a percentage of total assets	1.72%	2.06%	1.99%	3.22%	2.93%	7.16%

[1] Annualized

[2] Represents the difference between the weighted average yield ona average interest-earning assets and the weighted average cost of interest-bearing liabilities.

[3] Represents net interest income as a percentage of average interest-earning assets.

[4] Represents noninterest expenses divided by the sum of net interest income and noninterest income.

Source: TEB Bancorp, Inc.'s Prospectus

84

EXHIBIT 8

EXHIBIT 9 Volume/Rate Analysis For the Nine Months Ended June 30, 2018 and the Year Ended September 30, 2017 Nine Months Ended June 30 Year Ended September 30, 2018 vs. 2017 2017 vs. 2016 Increase (Decrease) Increase (Decrease) Due to Due to Volume Rate Total Volume Rate Total (Dollars in thousands) (Dollars in thousands) Interest-earning assets: Loans $ (49) $88 $ 39 $ 260 $ (126) $134 Securities (28) 25 (3) (24) 3 (21) Federal Home Loan Bank stock 12 11 23 (5) 4 (1) Other (12) 13 1 (10) 14 4 Total interest-earning assets $ (77) $137 $ 60 221 $ (105) $116 Interest-bearing liabilities: Demand deposits $ 1 $0 $ 1 $ 2 $ 0 $2 Savings and NOW deposits (5) (1) (6) (2) 1 (1) Certificates of deposits (199) 178 (21) (7) 65 58 Total interest-bearing deposits $ (203) $177 $ (26) $ (7) $ 66 $59 Borrowings 338 8 346 23 7 30 Other 0 0 0 0 0 0 Total interest-bearing liabilities 135 185 320 16 73 89 Change in net interest income $ (212) $ (48) $ (260) $ 205 $ (178) $27 Source: TEB Bancorp, Inc.’s Prospectus

EXHIBIT 10 Yield and Cost Trends At June 30, 2018, For the Nine Months Ended June 30, 2017 and 2018, and For the Years Ended September 30, 2016 and 2017 For the Nine Months Ended For the Years Ended At June 30, June 30, September 30, 2018 2018 2017 2017 2016 Yield/ Yield/ Yield/ Yield/ Yield/ Rate Rate(1) Rate(1) Rate Rate Interest-earning assets: Loans 4.22% 4.34% 4.30% 4.32% 4.37% Securities 2.80% 2.79% 2.64% 2.65% 2.64% Federal Home Loan Bank stock 1.91% 2.79% 1.05% 1.13% 0.80% Other 0.76% 1.12% 0.51% 0.60% 0.27% Total interest-earning assets 4.07% 4.20% 4.12% 4.15% 4.15% Interest-bearing liabilities: Demand deposits 0.04% 0.06% 0.06% 0.06% 0.06% Savings and NOW deposits 0.09% 0.09% 0.09% 0.09% 0.09% Certificates of deposit 1.12% 1.07% 0.88% 0.88% 0.83% Total interest-bearing deposits 0.49% 0.51% 0.47% 0.46% 0.44% Borrowings 1.04% 1.59% 0.92% 1.15% 0.87% Other 0.12% 0.15% 0.15% 0.14% 0.15% Total interest-bearing liabilities 0.57% 0.64% 0.47% 0.48% 0.45% Net interest rate spread (2) — 3.57% 3.65% 3.67% 3.70% Net interest margin (3) — 3.61% 3.68% 3.70% 3.73% Average interest-earning assets to 106.34% interest-bearing liabilities — 106.10% 106.35% 106.38% (1) Annualized (2) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities. (3) Net interest margin represents net interest income divided by average total interest-earning assets. Source: TEB Bancorp, Inc.’s Prospectus

EXHIBIT 11

Net Portfolio Value
At June 30, 2018

Change in Interest Rates (Basis Points) [1]	Estimated NEV [2]	Estimated Increase (Decrease) in NEV		NEV as a Percentage of Present Value of Assets[3]	
		$ Amount	% Change	NEV Ratio[4]	Increase (Decrease) (Basis Points)
	(Dollars in thousands)				
+400	$17,589	$(11,162)	(38.82)%	6.86%	(291)
+200	24,662	(4,089)	(14.22)%	8.95%	(82)
--	28,751	0	--	9.77%	--
-200	28,757	6	0.02%	9.17%	(60)
-400	34,880	6,129	21.32%	10.45%	68

(1) Assumes an immediate uniform change in interest rates at all maturities.

(2) NEV is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.

(3) Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.

(4) NEV ratio represents NEV divided by the present value of assets.

Source: TEB Bancorp, Inc.'s Prospectus

87

EXHIBIT 12 Loan Portfolio Composition At June 30, 2018, and, At September 30, 2014, 2015, 2016 and 2017 (Dollars in thousands) At June 30, 2018 At September 30, 2017 2016 2015 2014 Amount Percent Amount Percent Amount Percent Amount Percent Amount Percent Construction, land and development $ 4,845 1.83% $ 3,455 1.31% $ 3,215 1.25% $ 6,908 2.74% $ 16,115 6.19% One- to four-family owner-occupied residential 122,599 46.21% 119,847 45.40% 114,722 44.50% 117,197 46.50% 117,267 45.06% One- to four-family nonowner-occupied residential 23,837 8.98% 22,837 8.65% 22,516 8.73% 18,851 7.48% 21,361 8.21% Multifamily 71,101 26.80% 60,883 23.07% 58,532 22.71% 54,307 21.55% 45,136 17.34% Commercial real estate 29,451 11.10% 42,127 15.96% 43,829 17.00% 39,338 15.61% 42,375 16.28% Commercial and industrial 2,112 0.80% 1,881 0.71% 1,380 0.54% 368 0.15% 1,064 0.41% Consumer and installment 11,378 4.29% 12,922 4.90% 13,588 5.27% 15,059 5.98% 16,952 6.51% $ 265,323 100.0% $ 263,952 100.0% $ 257,782 100.0% $ 252,028 100.0% $ 260,270 100.0% Less: Allowance for losses (1,324) (1,879) (4,482) (2,586) (3,971) Total loans $ 263,999 $ 262,073 $ 253,300 $ 249,442 $ 256,299 Source: TEB Bancorp, Inc.’s Prospectus

EXHIBIT 13 Loan Maturity Schedule At June 30, 2018 At June 30, 2018 One- to Four- One- to Four- Construction, Family Owner-Family Nonowner- Land and Occupied Occupied Commercial Commercial Consumer and Amounts due in: Development Residential Residential Multifamily Real Estate and Industrial Installment Total (Dollars in thousands) One year or less $ 2,257 $ 0 $ 1,178 $ 4,271 $ 3,113 $ 1,633 $ 1,406 $ 13,858 More than one year through five years 505 240 8,562 42,924 12,403 479 481 65,594 More than five years 2,084 122,359 14,098 23,906 13,934 0 9,491 185,872 Total $ 4,846 $ 122,599 $ 23,838 $71,101 $ 29,450 $2,112 $ 11,378 $ 265,324 Fixed and Adjustable-Rate Loan Schedule Due After June 30, 2019 Fixed Adjustable Total (Dollars in thousands) Construction, land and development $ 449 $ 2,139 $ 2,588 One- to four-family owner-occupied residential 25,993 96,606 122,599 One- to four-family nonowner-occupied residential 10,139 12,520 22,659 Multifamily 54,171 12,659 66,830 Commercial real estate 14,970 11,368 26,338 Commercial and industrial 479 0 479 Consumer and installment 199 9,773 9,972 Total loans $ 106,400 $ 145,065 $ 251,465 Source: TEB Bancorp, Inc.’s Prospectus

EXHIBIT 14 Loan Delinquencies At June 30, 2018, and at September 30, 2014, 2015, 2016 and 2017 30-59 Loans Delinquent For 60-89 90 Days Days Days or More Amount Amount Amount (Dollars in thousands) At June 30, 2018 Construction, land and development $ 75 $ — $ 87 One- to four-family owner-occupied residential 2,175 — 924 One- to four-family nonowner-occupied residential — — 95 Multifamily — — — Commercial real estate — — 199 Commercial and industrial — — — Consumer and installment 91 — 139 Total $2,341 $ 0 $1,444 At September 30, 2017 Construction, land and development $ 116 $ — $ — One- to four-family owner-occupied residential 1,346 38 1,225 One- to four-family nonowner-occupied residential — — 95 Multifamily — — — Commercial real estate 158 — 203 Commercial and industrial — — — Consumer and installment 34 — 242 Total $1,654 $ 38 $1,765 At September 30, 2016 Construction, land and development $ 119 $ — $ — One- to four-family owner-occupied residential 1,948 223 1,208 One- to four-family nonowner-occupied residential — 21 129 Multifamily — — Commercial real estate 168 — 6,461 Commercial and industrial — — — Consumer and installment 87 15 — Total $2,322 $ 259 $7,798 At September 30, 2015 Construction, land and development $ 120 $ — $ 230 One- to four-family owner-occupied residential 2,059 896 2,244 One- to four-family nonowner-occupied residential 82 — — Multifamily — — 56 Commercial real estate — — 217 Commercial and industrial — — — Consumer and installment 49 55 175 Total $2,310 $ 951 $2,922 At September 30, 2014 Construction, land and development $ 8 $ — $2,805 One- to four-family owner-occupied residential 1,759 — 3,044 One- to four-family nonowner-occupied residential — — 473 Multifamily 59 209 — Commercial real estate 349 — 790 Commercial and industrial — — — Consumer and installment 167 149 304 Total $2,342 $ 358 $7,416 Source: TEB Bancorp, Inc.'s Prospectus

EXHIBIT 15 Nonperforming Assets At June 30, 2018, and at September 30, 2014, 2015, 2016 and 2017 At June 30, At September 30, 2018 2017 2016 2015 2014 (Dollars in thousands) Nonaccrual loans: Construction, land and development $ 87 $— $— $ 230 $ 2,805 One- to four-family owner-occupied residential 924 1,225 1,208 2,244 3,044 One- to four-family nonowner-occupied residential 95 95 129 — 473 Multifamily — — — 56 — Commercial real estate 199 203 6,461 217 790 Commercial and industrial — — — — — Consumer and installment 139 242 — 175 304 Total nonaccrual loans $ 1,444 $ 1,765 $ 7,798 $ 2,922 $ 7,416 Accruing loans past due 90 days or more $— $— $— $ 1,238 $ 1,428 Real estate owned Construction, land and development $ 1,114 $ 1,278 $ 1,753 $ 2,942 $ 2,897 One- to four-family owner-occupied residential 88 136 243 389 1,729 One- to four-family nonowner-occupied residential — — — 65 1,062 Multifamily — — — — 265 Commercial real estate 2,741 2,957 — 1,146 7,733 Commercial and industrial — — — — — Consumer and installment 14 — — — — Total real estate owned $ 3,957 $ 4,371 $ 1,996 $ 4,542 $ 13,686 Total nonperforming assets $ 5,401 $ 6,136 $ 9,794 $ 8,702 $ 22,530 Total accruing troubled debt restructured loans $— $ 1,408 $ 2,592 $ 16,727 $ 20,258 Total nonperforming loans to total loans 0.55% 0.67% 3.08% 1.17% 2.89% Total nonperforming assets to total assets 1.72% 1.99% 3.22% 2.93% 7.16% Source: TEB Bancorp, Inc.'s Prospectus

EXHIBIT 16 Classified Assets At June 30, 2018, and at September 30, 2017 (Dollars in thousands) At At June 30, September 30, 2018 2017 Substandard assets $ 5,901 $ 8,076 Doubtful assets 0 0 Loss assets 175 200 Total classified assets $ 6,076 $ 8,276 Special mention assets $ 11,343 $ 8,369 Source: TEB Bancorp, Inc.'s Prospectus

EXHIBIT 17 Allowance for Loan Losses At for the Nine Months Ended June 30, 2017 and 2018, and For the Years Ended September 30, 2014, 2015, 2016 and 2017 Nine Months Ended June 30 Years Ended September 30, 2018 2017 2017 2016 2015 2014 (Dollars in thousands) Allowance at beginning of period $ 1,879 $4,482 $4,482 $2,586 $3,971 $ 4,076 Provision for loan losses 425 — — 2,125 — 2,067 Charge-offs: Construction, land and development — — — 65 907 171 One- to four-family owner-occupied residential 54 8 14 90 125 567 One- to four-family nonowner-occupied residential — 18 18 5 200 955 Multi-family — — — — — 240 Commercial real estate 980 2,610 2,639 — 5 307 Commercial and industrial — — — 99 — — Consumer and installment 1 2 4 155 207 179 Total charge-offs 1,035 5,636 2,675 414 1,444 2.419 Recoveries: Construction, land and development 30 9 12 90 18 14 One- to four-family owner-occupied residential 18 27 34 79 8 9 One- to four-family nonowner-occupied residential 1 9 9 4 13 46 Multi-family — 1 1 — — Commercial real estate 4 8 11 — 3 151 Commercial and industrial — — — 4 — — Consumer and installment 2 4 5 8 17 28 Total recoveries 55 58 72 185 59 248 Net (charge-offs) recoveries (980) (2,580) (2,603) (229) (1,385) (2,171) Allowance at end of period $ 1,324 $1,902 $1,879 $4,482 $2,586 $ 3,972 Ratios: Allowance to nonperforming loans 91.69% 107.76% 106.46% 57.48% 88.50% 53.56% Allowance to total loans outstanding at the end of the period 0.50% 0.73% 0.71% 1.74% 1.03% 1.53% Net (charge-offs) recoveries to average loans outstanding during the period 0.51% (1) (1.32)% (1) (1.00)% (0.09)% (0.54)% (0.78)% (1 Annualized Source: TEB Bancorp Inc.'s Prospectus

EXHIBIT 18 Investment Portfolio Composition At June 30, 2018 and at September 30, 2016 and 2017 At September 30 At June 30, 2018 2017 2016 Amortized Estimated Amortized Estimated Amortized Estimated Security Type Cost Fair Value Cost Fair Value Cost Fair Value (In thousands) Obligations of states and political subdivisions $ 19,847 $ 19,426 $ 20,621 $ 20,643 $ 20,993 $ 21,540 Mortgage-backed securities 1,162 1,158 7 7 38 39 Certificates of deposit 330 322 — — — — Commercial paper — — — — 1,995 1,995 Total $ 21,339 $ 20,906 $ 20,628 $ 20,650 $ 23,026 $ 23,574 Source: TEB Bancorp, Inc.'s Prospectus

EXHIBIT 19 Mix of Total Deposit Accounts At June 30, 2018 and At September 30, 2016 and 2017 At September 30, At June 30, 2018 2017 2016 (Dollars in thousands) Deposit type: Average Balance Percent Rate Average Balance Percent Rate Average Balance Percent Rate Noninterest-bearing accounts $ 16,125 6.60% 0.00% $ 16,407 6.30% 0.00% $ 14,759 5.31% 0.00% Interest-bearing demand 48,403 19.80% 0.06% 47,150 18.10% 0.06% 43,804 15.76% 0.06% Interest-bearing savings and NOW accounts 81,998 33.54% 0.09% 85,315 32.75% 0.09% 92,515 33.29% 0.09% Certificates of deposit 97,937 40.06% 1.26% 111,638 42.85% 0.95% 126,794 45.63% 0.87% Total deposits $ 244,463 100.00% $ 260,510 100.00% $ 277,872 100.00% Source: TED Bancorp, Inc.’s Prospectus

EXHIBIT 20 Certificates of Deposit By Maturity At June 30, 2018 At June 30 2018 (In thousands) Maturity Period: Three months or less $ 570 Over three months through six months 538 Over six months through twelve months 1,688 Over twelve months 6,780 Total $ 9,576 Source: TEB Bancorp, Inc.'s Prospectus

EXHIBIT 21 Borrowed Funds At or for the Nine Months Ended June 30, 2017 and 2018, and At or for the Years Ended September 30, 2016 and 2017 At or for the Nine Months At or for the Ended June 30, Years Ended September 30, 2018 2017 2017 2016 (Dollars in thousands) Balance outstanding at end of period $ 46,000 $ 6,500 $ 22,700 $ 500 Weighted average interest rate at the end of period 1.92% 1.20% 1.21% 0.53% Maximum amount of borrowings outstanding at any month end during the period $ 46,000 $ 6,500 $ 22,700 $ 7,700 Average balance outstanding during the period $ 29,758 $ 1,678 $ 4,625 $ 2,753 Weighted average interest rate during the period 1.59% 0.89% 1.14% 0.42% Source: TEB Bancorp, Inc.'s Prospectus

EXHIBIT 22

OFFICES OF THE EQUITABLE BANK, S.S.B.
WAUWATOSA, WISCONSIN
As of June 30, 2018

Location	Leased or Owned	Year Acquired or Leased	Net Book Value at June 30, 2018 (In thousands)
Main Office:			
2290 N. Mayfair Road Wauwatosa, Wisconsin 53226	Owned	1993	$ 1,835
Other Properties:			
7400 W. Oklahoma Avenue West Allis, Wisconsin 53219	Owned	1992	205
705 E. Silver Spring Drive Whitefish Bay, Wisconsin 53217	Leased	2004	37
5225 S 108th Street Hales Corners, Wisconsin 53130	Owned	1982	348
701 Trailview Court Waterford, Wisconsin 53185	Owned	2008	1,610
N15 W30921 Golf Road Delafield, Wisconsin 53018	Owned	2007	3,401
Mortgage Lending Office			
W62 N244 Washington Avenue Suite A-101 Cedarburg, Wisconsin 53012	Leased	2012	N/A

Source: TEB Bancorp, Inc.'s Prospectus

98

EXHIBIT 23 DIRECTORS AND MANAGEMENT OF THE BANK At June 30, 2018 Name Position Age Director Since Term Expires Joseph J. Becker Director 73 1991 2019 Christopher C. Conlon Director 65 2002 2019 John P. Matter President, Chief Executive Officer and Director 66 2000 2018 Charles R. Pittelkow Chairman of the Board 79 1971 2020 Jennifer L. Provancher Executive Vice President, Chief Operating Officer, Chief Financial Officer, and Director 59 2005 2020 Otto R. Radke Director 81 1993 2020 Julie A. Taylor Director 76 1994 2018 William A. Behm Chief Credit Officer — — — Source: TEB Bancorp, Inc.'s Prospectus

EXHIBIT 24

Key Demographic Data and Trends
Milwaukee, Racine and Waukesha Counties,
Wisconsin and the United States
2000, 2010 and 2020

	2000	2010	% Change	2020	% Change
Population					
Milwaukee County	940,164	947,735	0.8%	951,408	0.4%
Racine County	188,831	195,408	3.5%	196,613	0.6%
Waukesha County	360,767	389,891	8.1%	409,364	5.0%
Wisconsin	5,363,675	5,686,986	6.0%	5,887,190	3.5%
United States	281,421,906	308,745,538	9.7%	332,139,637	7.6%
Households					
Milwaukee County	377,729	383,591	1.6%	388,428	1.3%
Racine County	70,819	75,651	6.8%	76,269	0.8%
Waukesha County	135,229	152,663	12.9%	159,863	4.7%
Wisconsin	2,084,544	2,279,768	9.4%	2,363,096	3.7%
United States	105,480,101	116,716,292	10.7%	125,527,510	7.5%
Per Capita Income					
Milwaukee County	$ 19,939	$ 24,254	21.6%	--	--
Racine County	21,772	27,292	25.4%	--	--
Waukesha County	29,164	37,282	27.8%	--	--
Wisconsin	21,271	27,192	27.8%	--	--
United States	22,162	26,059	17.6%	--	--
Median Household Income					
Milwaukee County	$ 38,100	$ 43,599	14.4%	$ 49,722	14.0%
Racine County	48,059	54,900	14.2%	56,863	3.6%
Waukesha County	62,839	75,689	20.4%	84,386	11.5%
Wisconsin	43,791	52,374	19.6%	57,579	9.9%
United States	41,994	50,046	19.2%	61,618	23.1%

Source: U.S. Census and Business Decision

100

EXHIBIT 25 Key Housing Data Milwaukee, Racine and Waukesha Counties, Wisconsin and the United States 2000 & 2010 Occupied Housing Units 2000 2010 Milwaukee County 377,729 383,591 Racine County 188,831 195,408 Waukesha County 135,229 152,663 Wisconsin 2,084,544 2,279,768 United States 105,480,101 116,716,292 Occupancy Rate Milwaukee County Owner-Occupied 52.6% 51.3% Renter-Occupied 47.4% 48.7% Racine County Owner-Occupied 70.6% 69.9% Renter-Occupied 29.4% 30.1% Waukesha County Owner-Occupied 76.4% 76.8% Renter-Occupied 23.6% 23.2% Wisconsin Owner-Occupied 68.4% 68.1% Renter-Occupied 31.6% 31.9% United States Owner-Occupied 66.2% 65.4% Renter-Occupied 33.8% 34.6% Median Housing Values Milwaukee County $ 103,200 $ 162,900 Racine County 111,000 174,600 Waukesha County 170,400 257,700 Wisconsin 112,200 169,000 United States 119,600 186,200 Median Rent Milwaukee County $ 555 $ 786 Racine County 548 751 Waukesha County 726 906 Wisconsin 540 749 United States 602 871 Source: U.S. Census Bureau

EXHIBIT 26

Major Sources of Employment by Industry Group
Milwaukee, Racine and Waukesha Counties
Wisconsin and the United States
2000 and 2010

Industry Group	2000 Milwaukee County	2000 Racine County	2000 Waukesha County	2000 Wisconsin	2000 United States
Agriculture/Mining	0.3%	0.8%	0.4%	2.8%	1.9%
Construction	4.0%	5.7%	6.3%	5.9%	6.8%
Manufacturing	18.5%	28.6%	21.2%	22.2%	14.1%
Wholesale/Retail	13.6%	14.7%	16.6%	14.8%	15.3%
Transportation/Utilities	5.3%	4.8%	4.1%	4.5%	5.2%
Information	3.0%	1.8%	3.1%	2.2%	3.1%
Finance, Insurance & Real Estate	7.7%	4.5%	7.7%	6.1%	6.9%
Services	47.6%	39.1%	40.6%	41.5%	46.7%

	2010 Milwaukee County	2010 Racine County	2010 Waukesha County	2010 Wisconsin	2010 United States
Agriculture/Mining	0.6%	1.3%	0.5%	2.4%	1.9%
Construction	3.6%	6.2%	5.6%	5.6%	6.2%
Manufacturing	15.0%	22.0%	18.2%	18.4%	10.4%
Wholesale/Retail	12.9%	13.3%	15.8%	14.2%	14.5%
Transportation/Utilities	4.6%	5.4%	3.9%	4.5%	4.9%
Information	2.2%	1.5%	1.9%	1.8%	2.2%
Finance, Insurance & Real Estate	7.3%	4.9%	8.6%	6.3%	6.7%
Services	54.1%	45.3%	45.5%	46.8%	53.2%

Source: Bureau of the Census

102

EXHIBIT 27 Unemployment Rates Milwaukee Racine and Waukesha Counties, Wisconsin and the United States For the Years 2014 through May of 2018 Location 2014 2015 2016 2017 May 2018 Milwaukee County 6.9% 5.7% 5.0% 4.0% 3.2% Racine County 6.6% 5.6% 4.9% 4.1% 3.1% Waukesha County 4.4% 3.8% 3.4% 2.9% 2.4% Wisconsin 5.4% 4.5% 4.0% 3.3% 2.6% United States 6.2% 5.3% 4.9% 4.4% 3.6% Source: Local Area Unemployment Statistics - U.S. Bureau of Labor Statistics

EXHIBIT 28 Market Share of Deposits Milwaukee, Racine and Waukesha Counties June 30, 2017 Milwaukee County Equitable's Equitable's Deposits Deposits Share ($000) ($000) (%) Banks $ 50,731,896 — — Thrifts 2,636,079 $ 228,040 8.7% Total $ 53,367,975 $ 228,040 0.4% Racine County Equitable's Equitable's Deposits Deposits Share ($000) ($000) (%) Banks $ 2,876,825 Thrifts 202,286 $ 32,866 16.2% Total $ 3,079,111 $ 32,866 1.1% Waukesha County Equitable's Equitable's Deposits Deposits Share ($000) ($000) (%) Banks $ 10,419,566 — — Thrifts 1,544,580 $ 22,804 1.5% Total $ 11,964,146 $ 22,804 0.2% Total Equitable's Equitable's Deposits Deposits Share ($000) ($000) (%) Banks $ 64,028,287 — — Thrifts 4,382,945 $ 283,710 6.5% Total $ 68,411,232 $ 283,710 0.4% Source: FDIC

EXHIBIT 29

National Interest Rates by Quarter
2014 - 2nd Quarter of 2018

	1st Qtr. 2014	2nd Qtr. 2014	3rd Qtr. 2014	4th Qtr. 2014
Prime Rate	3.25%	3.25%	3.25%	3.25%
90-Day Treasury Bills	0.05%	0.04%	0.13%	0.07%
1-Year Treasury Bills	0.13%	0.11%	0.14%	0.13%
30-Year Treasury Notes	3.56%	3.34%	3.07%	2.75%

	1st Qtr. 2015	2nd Qtr. 2015	3rd Qtr. 2015	4th Qtr. 2015
Prime Rate	3.25%	3.25%	3.25%	3.50%
90-Day Treasury Bills	0.03%	0.01%	0.01%	0.16%
1-Year Treasury Bills	0.26%	0.28%	0.32%	0.62%
30-Year Treasury Notes	2.54%	3.20%	2.87%	3.01%

	1st Qtr. 2016	2nd Qtr. 2016	3rd Qtr. 2016	4th Qtr. 2016
Prime Rate	3.50%	3.50%	3.50%	3.75%
90-Day Treasury Bills	0.24%	0.30%	0.32%	0.51%
1-Year Treasury Bills	0.53%	0.58%	0.57%	0.81%
30-Year Treasury Notes	2.61%	2.26%	2.40%	2.97%

	1st Qtr. 2017	2nd Qtr. 2017	3rd Qtr. 2017	4th Qtr. 2017
Prime Rate	4.00%	4.25%	4.25%	4.50%
90-Day Treasury Bills	0.92%	1.01%	1.04%	1.37%
1-Year Treasury Bills	1.17%	1.24%	1.31%	1.76%
30-Year Treasury Notes	2.92%	2.84%	2.86%	2.74%

	1st Qtr. 2018	2nd Qtr. 2018
Prime Rate	4.75%	5.00%
90-Day Treasury Bills	1.74%	1.89%
1-Year Treasury Bills	2.09%	2.33%
30-Year Treasury Notes	2.97%	2.98%

Source: The Wall Street Journal

105

Page 1

KELLER & COMPANY
Dublin, Ohio
614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS
(EXCLUDING MUTUAL HOLDING COMPANIES)
PRICES AS OF JUNE 30, 2018
ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS				
		State	Exchange	Price ($)	52 Week Change (%)	Earnings (EPS) ($)	Assets ($)	12 Month Div. ($)	Price/Net Earnings (X)	Price/Core Earnings (X)	Price/ Book Value (X)	Price/Tang. Book Value (X)	Price/ Assets (X)
SZBI	SOUTHFIRST BANCSHARES	AL	OTC PINK	4.95	(1.4)	0.37	125.33	0.00	13.38	9.90	35.69	35.69	3.95
BOFI	BOFI HOLDING	CA	NASDAQ	40.91	72.5	2.36	159.58	0.00	17.33	34.67	277.73	280.78	25.64
BYFC	BROADWAY FINANCIAL CORP	CA	NASDAQ	2.20	4.3	0.07	14.57	0.00	31.43	31.43	127.17	127.17	15.10
MLGF	MALAGA FINANCIAL CORPORATION	CA	OTC BB	31.25	20.2	2.30	165.37	1.00	13.59	14.33	153.56	153.56	18.90
PROV	PROVIDENT FINANCIAL HOLDINGS	CA	NASDAQ	19.08	(0.9)	0.23	157.70	0.55	82.96	48.92	118.07	118.95	12.10
FBNK	FIRST CONNECTICUT BANCORP	CT	NASDAQ	30.60	19.3	1.07	196.31	0.57	28.60	21.40	176.67	180.21	15.59
SIFI	SI FINANCIAL GROUP	CT	NASDAQ	14.75	(8.4)	0.45	130.55	0.21	32.78	23.05	106.88	119.43	11.30
UBNK	UNITED FINANCIAL BANCORP	CT	NASDAQ	17.52	5.0	1.11	139.05	0.36	15.78	14.60	128.92	159.42	12.60
WSFS	WSFS FINANCIAL CORP	DE	NASDAQ	53.30	17.5	2.15	218.35	0.32	24.79	19.96	228.56	305.44	24.41
ABCB	AMERIS BANCORP	GA	NASDAQ	53.35	10.7	2.06	209.33	0.40	25.90	21.51	235.33	319.08	25.49
CHFN	CHARTER FINANCIAL CORP	GA	NASDAQ	24.15	34.2	1.04	109.65	0.28	23.22	22.78	164.96	206.23	22.02
CFBI	COMM FIRST BANCSHARES	GA	NASDAQ	11.11	NM	0.01	38.80	0.00	NM	92.58	110.66	110.66	28.63
TBNK	TERRITORIAL BANCORP	HI	NASDAQ	31.00	(0.6)	1.59	211.19	1.20	19.50	19.38	129.87	129.98	14.68
WCFB	WCF BANCORP	IA	NASDAQ	9.00	NM	0.09	48.57	0.20	100.00	NM	82.19	82.42	18.53
AJSB	AJS BANCORP	IL	OTC BB	14.05	(4.4)	0.05	90.18	0.20	NM	48.45	103.77	103.77	15.58
AFBA	ALLIED FIRST BANCORP	IL	OTC BB	1.35	(10.0)	(0.19)	61.54	0.00	NM	2.76	NM	NM	2.19
BFFI	BEN FRANKLIN FINANCIAL	IL	OTC BB	8.25	(29.8)	(0.47)	79.96	0.00	NM	NM	101.10	101.10	10.32
BTHT	BEST HOMETOWN BANCORP	IL	OTC PINK	13.50	NM	(0.39)	130.66	0.00	NM	NM	91.53	91.53	10.33
GTPS	GREAT AMERICAN BANCORP	IL	OTC BB	31.85	8.9	1.49	412.87	0.42	21.38	16.09	81.56	87.60	7.71
IROQ	IF BANCORP	IL	NASDAQ	23.90	21.5	0.48	159.15	0.10	49.79	44.26	113.97	115.07	15.02
JXSB	JACKSONVILLE BANCORP	IL	NASDAQ	33.65	7.0	1.61	178.23	0.40	20.90	16.83	127.80	137.23	18.88
MCPH	MIDLAND CAPITAL HOLDINGS CORP	IL	OTC PINK	24.00	26.1	0.25	315.57	0.16	96.00	70.59	82.36	82.36	7.61
OTTW	OTTAWA SAVINGS BANCORP	IL	OTC BB	13.88	0.8	0.29	78.35	0.24	47.86	25.24	92.47	95.00	17.72

EXHIBIT 30

106

Page 2

KELLER & COMPANY
Dublin, Ohio
614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS
(EXCLUDING MUTUAL HOLDING COMPANIES)
PRICES AS OF JUNE 30, 2018
ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS				
		State	Exchange	Price ($)	52 Week Change (%)	Earnings (EPS) ($)	Assets ($)	12 Month Div. ($)	Price/Net Earnings (X)	Price/Core Earnings (X)	Price/ Book Value (X)	Price/Tang. Book Value (X)	Price/ Assets (X)
RYFL	ROYAL FINANCIAL	IL	OTC BB	17.45	46.3	1.15	171.47	0.00	15.17	10.71	96.78	103.68	10.18
SUGR	SUGAR CREEK FINANCIAL CORP	IL	OTC BB	12.60	(10.0)	0.19	115.70	0.00	66.32	74.12	95.09	95.09	10.89
FDLB	FIDELITY FEDERAL BANCORP	IN	OTC PINK	25.00	NM	20.40	842.48	0.00	1.23	2.54	NM	NM	2.97
FCAP	FIRST CAPITAL	IN	NASDAQ	41.55	33.4	2.21	228.00	0.88	18.80	18.07	175.32	193.71	18.22
NWIN	NORTHWEST INDIANA BANCORP	IN	OTC BB	42.95	6.0	3.15	320.86	1.15	13.63	15.18	139.72	144.95	13.39
TDCB	THIRD CENTURY BANCORP	IN	OTC BB	13.95	13.4	0.45	107.52	0.22	31.00	25.83	128.69	130.37	12.97
UCBA	UNITED COMMUNITY BANCORP	IN	NASDAQ	27.20	43.5	0.85	130.00	0.39	32.00	27.47	161.14	169.47	20.92
WEIN	WEST END INDIANA BANCSHARES	IN	OTC BB	29.00	(0.2)	0.66	289.03	0.21	43.94	23.20	109.27	112.45	10.03
CFFN	CAPITOL FEDERAL FINANCIAL	KS	NASDAQ	13.16	(7.4)	0.70	66.06	0.89	18.80	21.57	133.33	133.33	19.92
PBSK	POAGE BANKSHARES	KY	NASDAQ	19.66	3.2	(0.72)	128.62	0.24	NM	NM	112.92	118.29	15.29
CTUY	CENTURY NEXT FINANCIAL CORP	LA	OTC BB	34.00	17.2	2.48	276.01	0.14	13.71	11.81	133.54	133.54	12.32
FPBF	FPB FINANCIAL CORP	LA	OTC PINK	19.75	7.6	0.93	137.68	0.21	21.24	19.36	144.90	145.22	14.34
HRGG	HERITAGE NOLA BANCORP	LA	OTC PINK	12.48	NM	0.33	68.05	0.00	37.82	36.71	85.13	86.31	18.34
HIBE	HIBERNIA BANCORP	LA	OTC BB	31.90	71.5	0.17	126.03	0.00	NM	NM	176.05	176.05	25.31
HFBL	HOME FED BANCORP OF LOUISIANA	LA	NASDAQ	31.45	16.7	1.93	216.37	0.45	16.30	13.79	129.32	129.80	14.54
BHBK	BLUE HILLS BANCORP	MA	NASDAQ	22.20	24.0	0.58	99.43	0.90	38.28	33.64	150.82	155.14	22.33
BLMT	BSB BANCORP INC.	MA	NASDAQ	34.40	17.6	1.72	282.09	0.00	20.00	16.78	181.53	182.59	12.19
HONE	HARBORONE BANCORP	MA	NASDAQ	18.94	(5.1)	0.34	82.66	0.00	55.71	61.10	179.19	200.42	22.91
HIFS	HINGHAM INSTITUTION FOR SAVINGS	MA	NASDAQ	219.70	20.8	13.39	1,050.38	1.00	16.41	16.17	251.69	251.69	20.92
EBSB	MERIDIAN BANCORP	MA	NASDAQ	19.15	13.3	0.85	101.00	0.18	22.53	22.01	157.87	163.68	18.96
PLRM	PILGRIM BANCSHARES	MA	OTC BB	20.15	8.9	0.58	116.00	0.30	34.74	28.38	134.69	134.69	17.37
PVBC	PROVIDENT BANCORP	MA	NASDAQ	26.20	16.4	0.84	92.51	0.00	31.19	39.10	214.93	214.93	28.32
RNDB	RANDOLPH BANCORP	MA	NASDAQ	16.80	5.7	(0.37)	88.48	0.00	NM	NM	126.79	138.39	18.99

107

Page 3

KELLER & COMPANY
Dublin, Ohio
614-766-1426

SHARE DATA AND PRICING RATIOS
PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS
(EXCLUDING MUTUAL HOLDING COMPANIES)
PRICES AS OF JUNE 30, 2018
ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS				
		State	Exchange	Price ($)	52 Week Change (%)	Earnings (EPS) ($)	Assets ($)	12 Month Div. ($)	Price/Net Earnings (X)	Price/Core Earnings (X)	Price/ Book Value (X)	Price/Tang. Book Value (X)	Price/ Assets (X)
WEBK	WELLESLEY BANCORP	MA	NASDAQ	33.83	22.1	1.98	326.98	0.20	17.09	14.04	141.08	141.31	10.35
WNEB	WESTERN NEW ENGLAND BANCORP	MA	NASDAQ	11.00	8.4	0.36	69.20	0.13	30.56	21.57	136.65	146.86	15.90
IFSB	COLOMBO BANK	MD	OTC PINK	0.10	(75.0)	0.80	125.42	0.00	0.13	0.12	NM	NM	0.08
HBK	HAMILTON BANCORP	MD	NASDAQ	15.70	4.7	(0.18)	154.29	0.00	NM	31.40	104.53	127.33	10.18
MBCQ	MB BANCORP	MD	OTC BB	16.60	10.3	0.01	7.65	0.00	NM	NM	NM	NM	NM
SVBI	SEVERN BANCORP	MD	NASDAQ	8.65	19.3	0.31	65.42	0.03	27.90	17.65	114.57	116.73	13.22
FBC	FLAGSTAR BANCORP	MI	NYSE	34.26	11.2	1.33	308.99	0.00	25.76	12.32	137.81	176.14	11.09
NWBB	NEW BANCORP	MI	OTC BB	19.50	38.4	1.79	168.95	0.00	10.89	10.54	90.82	97.60	11.54
SBT	STERLING BANCORP	MI	NASDAQ	13.36	NM	0.81	57.31	0.06	16.49	14.68	245.59	253.03	23.31
STBI	STURGIS BANCORP	MI	OTC BB	19.10	15.8	1.44	182.13	0.50	13.26	14.15	117.25	143.29	10.49
HMNF	HMN FINANCIAL	MN	NASDAQ	20.10	14.5	1.12	160.31	0.00	17.95	15.83	110.32	114.33	12.54
REDW	REDWOOD FINANCIAL	MN	OTC PINK	54.00	20.0	7.39	673.00	0.45	7.31	8.49	68.01	81.30	8.02
CCFC	CCSB FINANCIAL CORP	MO	OTC PINK	13.20	9.1	0.53	107.56	0.10	24.91	24.91	112.82	113.50	12.27
CFDB	CENTRAL FEDERAL S&L ASSN OF ROLLA	MO	OTC PINK	14.40	8.7	0.07	40.54	0.00	NM	NM	92.72	92.72	35.52
NASB	NASB FINANCIAL	MO	OTC BB	41.19	13.6	3.66	258.71	1.46	11.25	11.22	135.81	146.12	15.92
QRRY	QUARRY CITY S&L ASSN	MO	OTC BB	15.50	5.1	0.67	131.58	0.00	23.13	20.13	72.60	74.95	11.78
KSBI	KS BANCORP	NC	OTC BB	28.00	18.4	1.92	286.67	0.17	14.58	10.89	105.26	105.26	9.77
LSFG	LIFESTORE FINANCIAL GROUP	NC	OTC PINK	26.00	18.2	1.83	272.02	0.00	14.21	12.32	95.80	98.75	9.56
UBNC	UNION BANK	NC	OTC PINK	16.40	NM	0.60	121.63	0.09	27.33	19.76	129.85	166.16	13.48
EQFN	EQUITABLE FINANCIAL CORP	NE	NASDAQ	10.76	5.0	0.34	92.12	0.00	31.65	26.90	100.09	106.96	11.68
MCBK	MADISON COUNTY FINANCIAL	NE	OTC PINK	26.00	13.0	1.24	122.58	0.40	20.97	16.15	119.43	124.58	21.21
ISBC	INVESTORS BANCORP	NJ	NASDAQ	12.79	(4.8)	0.46	83.61	0.34	27.80	20.30	124.78	129.06	15.30
KRNY	KEARNY FINANCIAL CORP	NJ	NASDAQ	13.45	(9.4)	0.21	62.64	0.24	64.05	56.04	106.92	120.09	21.47

108

Page 4

KELLER & COMPANY
Dublin, Ohio
614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS
(EXCLUDING MUTUAL HOLDING COMPANIES)
PRICES AS OF JUNE 30, 2018
ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS				
		State	Exchange	Price ($)	52 Week Change (%)	Earnings (EPS) ($)	Assets ($)	12 Month Div. ($)	Price/Net Earnings (X)	Price/Core Earnings (X)	Price/ Book Value (X)	Price/Tang. Book Value (X)	Price/ Assets (X)
MGYR	MAGYAR BANCORP	NJ	NASDAQ	12.88	(1.8)	0.28	104.42	0.00	46.00	33.03	149.94	149.94	12.33
MSBF	MB BANCORP	NJ	NASDAQ	21.50	23.2	0.60	102.09	0.43	35.83	27.92	170.23	170.23	21.06
NFBK	NORTHFIELD BANCORP	NJ	NASDAQ	16.62	(3.1)	0.51	82.83	0.36	32.59	22.46	126.97	135.34	20.07
OCFC	OCEANFIRST FINANCIAL CORP	NJ	NASDAQ	29.96	10.5	0.75	155.93	0.60	39.95	33.29	143.08	221.76	19.21
ORIT	ORITANI FINANCIAL CORP	NJ	NASDAQ	16.20	(5.0)	0.69	88.89	1.23	23.48	17.80	136.13	136.13	18.22
PFS	PROVIDENT FINANCIAL SERVICES	NJ	NYSE	27.53	8.5	1.47	145.88	0.94	18.73	17.88	140.75	207.46	18.87
BCTF	BANCORP 34	NM	NASDAQ	15.45	10.0	0.35	100.58	0.00	44.14	15.45	105.53	106.40	15.36
CARV	CARVER BANCORP	NY	NASDAQ	4.63	36.2	2.66	187.71	0.00	1.74	NM	NM	NM	2.47
DCOM	DIME COMMUNITY BANCSHARES	NY	NASDAQ	19.50	(0.5)	1.48	168.76	0.56	13.18	15.35	120.22	132.74	11.55
ESBK	ELMIRA SAVINGS BANK	NY	NASDAQ	20.43	0.6	1.85	209.33	0.46	11.04	17.03	94.93	125.18	9.76
FSBC	FSB COMMUNITY BANKSHARES	NY	NASDAQ	17.75	20.3	0.37	161.16	0.00	47.97	43.29	110.04	113.27	11.01
NYCB	NEW YORK COMMUNITY BANCORP	NY	NYSE	11.04	(15.9)	0.96	101.26	0.68	11.50	13.97	79.83	124.75	10.90
PCSB	PCSB FINANCIAL CORP	NY	NASDAQ	19.87	NM	0.22	80.19	0.00	90.32	64.10	126.80	129.78	24.78
PDLB	PDL COMMUNITY BANCORP	NY	NASDAQ	15.71	NM	0.08	51.34	0.00	NM	NM	174.94	174.94	30.60
SNNF	SENECA FIN CORP	NY	OTC PINK	8.55	NM	0.29	92.13	0.00	29.48	21.38	92.23	92.23	9.28
SNNY	SUNNYSIDE BANCORP	NY	OTC BB	16.12	19.0	(0.40)	106.37	0.00	NM	NM	123.24	123.24	15.15
TRST	TRUSTCO BANK CORP NY	NY	NASDAQ	8.90	14.8	0.49	51.17	0.26	18.16	16.48	185.42	185.80	17.39
CNNB	CINCINNATI BANCORP	OH	OTC BB	12.85	31.8	0.58	99.86	0.00	22.16	32.13	115.35	121.80	12.87
CCSB	COMM SAVINGS BANCORP	OH	OTC BB	14.60	NM	(0.21)	118.20	0.00	NM	NM	71.53	71.53	12.35
CIBN	COMMUNITY INVESTORS BANCORP	OH	OTC PINK	15.50	2.3	1.89	274.54	0.30	8.20	10.62	62.70	65.65	5.65
EFBI	EAGLE FIN BANCORP	OH	NASDAQ	16.35	NM	0.41	81.94	0.00	39.88	65.40	95.89	95.89	19.95
FDEF	FIRST DEFIANCE FINANCIAL CORP	OH	NASDAQ	67.06	27.3	3.82	296.90	1.05	17.55	17.19	180.08	257.23	22.59
FNFI	FIRST NILES FINANCIAL	OH	OTC PINK	9.75	(2.5)	0.36	89.64	0.18	27.08	21.67	97.01	97.01	10.88

109

Page 5

KELLER & COMPANY
Dublin, Ohio
614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS
(EXCLUDING MUTUAL HOLDING COMPANIES)
PRICES AS OF JUNE 30, 2018
ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

110

				PER SHARE					PRICING RATIOS				
		State	Exchange	Price ($)	52 Week Change (%)	Earnings (EPS) ($)	Assets ($)	12 Month Div. ($)	Price/Net Earnings (X)	Price/Core Earnings (X)	Price/ Book Value (X)	Price/Tang. Book Value (X)	Price/ Assets (X)
HCFL	HOME CITY FINANCIAL CORP	OH	OTC PINK	28.90	12.5	2.99	205.23	1.00	9.67	9.60	120.62	120.62	14.08
HLFN	HOME LOAN FINANCIAL CORP	OH	OTC BB	29.00	5.5	2.08	134.16	1.40	13.94	13.94	176.72	177.70	21.62
MWBC	MW BANCORP INC	OH	OTC BB	29.17	45.9	(0.23)	183.17	0.61	NM	51.18	161.52	162.96	15.93
PPSF	PEOPLES-SIDNEY FINANCIAL CORP	OH	OTC PINK	10.10	12.2	0.45	83.37	0.32	22.44	21.96	94.30	94.30	12.11
PFOH	PERPETUAL FEDERAL SAVINGS BANK	OH	OTC PINK	29.24	9.5	2.22	159.91	1.17	13.17	12.39	101.39	101.39	18.29
UCFC	UNITED COMMUNITY FINANCIAL CORP	OH	NASDAQ	10.99	32.3	0.58	54.03	0.14	18.95	18.02	185.02	206.58	20.34
VERF	VERSAILLES FINANCIAL CORP	OH	OTC BB	24.25	9.7	0.62	145.75	0.00	39.11	25.26	88.76	88.76	16.64
WAYN	WAYNE SAVINGS BANCSHARES	OH	OTC BB	18.90	7.9	1.45	163.29	0.28	13.03	12.04	128.05	135.48	11.57
BNCL	BENEFICIAL MUTUAL BANCORP	PA	NASDAQ	16.20	8.0	0.34	76.96	0.49	47.65	30.00	119.91	144.77	21.05
ESSA	ESSA BANCORP	PA	NASDAQ	15.83	7.5	0.40	155.21	0.36	39.58	24.35	104.70	114.79	10.20
HARL	HARLEYSVILLE SAVINGS FINANCIAL	PA	OTC PINK	22.63	1.0	1.74	205.45	0.89	13.01	12.93	121.34	121.34	11.01
NWBI	NORTHWEST BANCSHARES	PA	NASDAQ	17.39	11.4	0.99	93.58	0.65	17.57	22.88	146.88	202.68	18.58
PBIP	PRUDENTIAL BANCORP	PA	NASDAQ	19.30	6.3	0.76	104.95	0.31	25.39	20.53	131.47	138.55	18.39
QNTO	QUAINT OAK BANCORP	PA	OTC PINK	13.35	1.3	0.83	128.06	0.20	16.08	13.22	116.09	121.36	10.42
STND	STANDARD FINANCIAL CORP	PA	OTC BB	30.26	7.1	1.25	203.64	1.43	24.21	20.31	108.89	139.70	14.86
CWAY	COASTWAY BANCORP	RI	NASDAQ	27.70	35.1	0.66	177.82	0.00	41.97	36.45	169.11	169.21	15.58
FSGB	FIRST FEDERAL OF SOUTH CAROLINA	SC	OTC PINK	10.00	146.9	0.05	3.51	0.00	NM	NM	NM	NM	NM
CASH	META FINANCIAL GROUP	SD	NASDAQ	97.40	9.4	4.91	443.49	0.52	19.84	17.58	212.94	315.72	21.96
AFCB	ATHENS BANCSHARES CORP	TN	OTC BB	52.15	44.5	2.72	266.30	0.20	19.17	17.62	194.44	206.94	19.58
SFBK	SFB BANCORP	TN	OTC PINK	32.00	(1.8)	0.88	168.78	0.90	36.36	32.65	126.98	129.19	18.96
UNTN	UNITED TENNESSEE BANKSHARES	TN	OTC PINK	22.06	4.8	1.60	248.80	0.54	13.79	10.98	88.38	88.38	8.87
BAFI	BANCAFFILIATED	TX	OTC PINK	109.00	45.3	21.49	2,409.52	0.00	5.07	4.49	46.46	48.70	4.52
TBK	TRIUMPH BANCORP	TX	NASDAQ	40.75	66.0	1.82	163.51	0.00	22.39	19.59	210.59	250.31	24.92

Page 6 KELLER & COMPANY Dublin, Ohio 614-766-1426 SHARE DATA AND PRICING RATIOS PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS (EXCLUDING MUTUAL HOLDING COMPANIES) PRICES AS OF JUNE 30, 2018 ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS PER SHARE PRICING RATIOS 52 Week Earnings 12 Month Price/Net Price/Core Price/ Price/Tang. Price/ Price Change (EPS) Assets Div. Earnings Earnings Book Value Book Value Assets State Exchange ($) (%) ($) ($) ($) (X) (X) (X) (X) (X) ANCB ANCHOR BANCORP WA NASDAQ 26.15 4.4 1.07 193.14 0.00 24.44 13.69 98.05 98.42 13.54 FSBW FS BANCORP WA NASDAQ 63.25 44.5 4.43 282.29 0.42 14.28 15.69 186.36 204.36 22.41 RVSB RIVERVIEW BANCORP WA NASDAQ 8.44 27.1 0.45 51.02 0.03 18.76 15.07 162.93 215.86 16.54 TSBK TIMBERLAND BANCORP WA NASDAQ 37.34 47.8 2.13 135.48 0.54 17.53 17.37 234.11 250.27 27.56 FFBW FFBW, INC Wl NASDAQ 11.09 NM (0.01) 39.41 0.00 NM NM 124.19 124.47 28.14 HWIS HOME BANCORP WISCONSIN Wl OTC PINK 14.00 15.2 (0.07) 159.82 0.00 NM NM 117.45 117.45 8.76 WSBF WATERSTONE FINANCIAL Wl NASDAQ 17.05 (9.5) 0.90 62.62 1.48 18.94 17.58 125.83 126.30 27.23 WBBW WESTBURY BANCORP Wl OTC BB 22.33 NM 0.87 208.12 0.00 25.67 20.30 115.46 116.54 10.73

Page 7

KELLER & COMPANY
Dublin, Ohio
614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS
(EXCLUDING MUTUAL HOLDING COMPANIES)
PRICES AS OF JUNE 30, 2018
ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

	PER SHARE					PRICING RATIOS				
	Price ($)	52 Week Change (%)	Earnings (EPS) ($)	Assets ($)	12 Month Div. ($)	Price/Net Earnings (X)	Price/Core Earnings (X)	Price/ Book Value (X)	Price/Tang. Book Value (X)	Price/ Assets (X)
ALL INSTITUTIONS										
AVERAGE	24.77	14.09	1.46	182.99	0.32	26.78	23.61	131.40	142.77	15.68
HIGH	219.70	146.90	21.49	2,409.52	1.48	100.00	92.58	277.73	319.08	35.52
LOW	0.10	(75.00)	(0.72)	3.51	0.00	0.13	0.12	35.69	35.69	0.08
AVERAGE FOR STATE										
WI	16.12	2.85	0.42	117.49	0.37	22.31	18.94	120.73	121.19	18.72
AVERAGE BY REGION										
MID-ATLANTIC	19.01	1.88	0.72	118.26	0.44	26.24	22.10	119.79	140.14	14.95
MIDWEST	21.53	10.53	1.39	177.94	0.33	20.36	20.56	114.17	120.84	14.16
NORTH CENTRAL	28.61	8.27	1.88	194.96	0.37	25.07	14.80	112.75	125.99	17.21
NORTHEAST	27.31	10.73	1.32	173.41	0.24	25.38	22.50	140.19	148.33	16.09
SOUTHEAST	25.47	24.95	1.19	168.26	0.23	17.09	22.82	117.03	133.30	14.57
SOUTHWEST	36.85	29.29	3.69	437.22	0.10	20.08	15.15	128.94	134.54	16.21
WEST	28.85	24.37	1.63	152.26	0.42	26.65	23.39	165.32	175.48	18.50
AVERAGE BY EXCHANGE										
NYSE	24.28	1.27	1.25	185.38	0.54	18.66	14.72	119.46	169.45	13.62
NASDAQ	26.66	13.23	1.19	149.46	0.32	27.59	24.33	147.19	162.44	18.29
OTC BB	23.07	13.73	1.02	169.18	0.33	17.72	18.53	111.73	116.13	13.19
OTC PINK	22.11	10.50	2.66	281.21	0.27	17.65	15.11	86.28	89.07	11.17

112

Page 1 KELLER & COMPANY Dublin, Ohio 614-766-1426 KEY FINANCIAL DATA AND RATIOS PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS MOST RECENT FOUR QUARTERS ASSETS AND EQUITY PROFITABILITY CAPITAL ISSUES Total Total Total Core Core Number of Mkt. Value Assets Equity Tang. Equity ROAA ROAA ROAE ROAE Shares of Shares State ($000) ($000) ($000) (%) (%) (%) (%) Exchange Outstanding ($000) SZBI SOUTHFIRST BANCSHARES AL 88,014 9,739 9,739 0.29 0.39 2.62 3.55 OTC PINK 702,000 3,475 BOFI BOFI HOLDING CA 9,982,320 921,653 911,425 1.64 0.82 16.91 8.47 NASDAQ 62,552,868 2,559,038 BYFC BROADWAY FINANCIAL CORP CA 399,433 47,445 47,426 0.43 0.43 3.81 3.83 NASDAQ 27,418,798 60,321 MLGF MALAGA FINANCIAL CORPORATION CA 1,046,819 128,832 128,832 1.41 1.33 10.97 10.39 OTC BB 6,330,000 197,813 PROV PROVIDENT FINANCIAL HOLDINGS CA 1,176,602 120,600 119,706 0.14 0.25 1.37 2.37 NASDAQ 7,460,804 142,352 FBNK FIRST CONNECTICUT BANCORP CT 3,137,949 276,861 271,455 0.56 0.75 6.27 8.37 NASDAQ 15,984,932 489,139 SIFI SI FINANCIAL GROUP CT 1,598,222 168,919 151,197 0.35 0.49 3.26 4.63 NASDAQ 12,242,434 180,576 UBNK UNITED FINANCIAL BANCORP CT 7,088,214 693,000 560,232 0.81 0.87 8.22 8.89 NASDAQ 50,976,667 893,111 WSFS WSFS FINANCIAL CORP DE 6,987,931 746,279 558,489 0.99 1.23 9.36 11.63 NASDAQ 32,003,414 1,705,782 ABCB AMERIS BANCORP GA 8,022,828 868,944 640,968 1.02 1.23 9.71 11.69 NASDAQ 38,327,081 2,044,750 CHFN CHARTER FINANCIAL CORP GA 1,659,791 221,587 177,328 0.98 1.00 7.26 7.41 NASDAQ 15,137,631 365,574 CFBI COMM FIRST BANCSHARES GA 292,476 75,649 75,649 0.02 0.31 0.09 1.22 NASDAQ 7,538,250 83,750 TBNK TERRITORIAL BANCORP HI 2,055,724 232,372 232,121 0.78 0.79 6.58 6.64 NASDAQ 9,733,830 301,749 WCFB WCF BANCORP IA 124,421 28,040 27,980 0.20 0.06 0.82 0.24 NASDAQ 2,561,542 23,054 AJSB AJS BANCORP IL 193,870 29,115 29,113 0.06 0.31 0.37 2.09 OTC BB 2,149,860 30,206 AFBA ALLIED FIRST BANCORP IL 83,191 9,839 9,839 (0.28) 0.72 (2.58) 6.55 OTC BB 1,351,892 1,825 BFFI BEN FRANKLIN FINANCIAL IL 101,544 10,357 10,357 (0.60) (0.65) (7.52) (8.13) OTC BB 1,270,000 10,478 BTHT BEST HOMETOWN BANCORP IL 107,949 12,186 12,186 (0.29) (0.24) (2.66) (2.26) OTC PINK 826,208 11,154 GTPS GREAT AMERICAN BANCORP IL 180,924 17,111 15,931 0.37 0.49 3.83 5.08 OTC BB 438,206 13,957 IROQ IF BANCORP IL 619,310 81,613 80,822 0.31 0.34 2.25 2.51 NASDAQ 3,891,408 93,005 JXSB JACKSONVILLE BANCORP IL 323,400 47,769 44,499 0.89 1.10 6.49 8.03 NASDAQ 1,814,467 61,057 MCPH MIDLAND CAPITAL HOLDINGS CORP IL 117,583 10,859 10,859 0.08 0.11 0.84 1.15 OTC PINK 372,600 8,942 OTTW OTTAWA SAVINGS BANCORP IL 267,587 51,256 49,899 0.40 0.75 1.91 3.60 OTC BB 3,415,490 47,407

Page 2

KELLER & COMPANY
Dublin, Ohio
614-766-1426

KEY FINANCIAL DATA AND RATIOS
PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS
MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES		
		State	Total Assets ($000)	Total Equity ($000)	Total Tang. Equity ($000)	ROAA (%)	Core ROAA (%)	ROAE (%)	Core ROAE (%)	Exchange	Number of Shares Outstanding	Mkt. Value of Shares ($000)
RYFL	ROYAL FINANCIAL	IL	429,887	45,207	42,201	0.76	1.07	7.06	9.99	OTC BB	2,507,112	43,749
SUGR	SUGAR CREEK FINANCIAL CORP	IL	93,119	10,665	10,665	0.16	0.14	1.44	1.27	OTC BB	804,807	10,141
FDLB	FIDELITY FEDERAL BANCORP	IN	711,698	85,222	83,297	2.64	1.27	22.13	10.68	OTC PINK	844,763	21,119
FCAP	FIRST CAPITAL	IN	765,381	79,561	72,013	0.98	1.02	9.19	9.57	NASDAQ	3,356,964	139,482
NWIN	NORTHWEST INDIANA BANCORP	IN	938,508	89,903	86,664	1.00	0.90	10.18	9.15	OTC BB	2,924,978	125,628
TDCB	THIRD CENTURY BANCORP	IN	152,674	15,390	15,189	0.43	0.51	4.22	4.98	OTC BB	1,420,000	19,809
UCBA	UNITED COMMUNITY BANCORP	IN	548,302	71,175	67,681	0.66	0.78	5.02	5.85	NASDAQ	4,217,619	114,719
WEIN	WEST END INDIANA BANCSHARES	IN	308,356	28,315	27,510	0.23	0.44	2.45	4.67	OTC BB	1,066,858	30,939
CFFN	CAPITOL FEDERAL FINANCIAL	KS	9,133,171	1,364,740	1,364,272	1.07	0.93	7.14	6.22	NASDAQ	138,250,235	1,819,373
PBSK	POAGE BANKSHARES	KY	450,159	60,937	58,150	(0.56)	(0.61)	(3.95)	(4.36)	NASDAQ	3,499,846	68,807
CTUY	CENTURY NEXT FINANCIAL CORP	LA	289,806	26,734	26,734	0.94	1.09	10.12	11.74	OTC BB	1,050,000	35,700
FPBF	FPB FINANCIAL CORP	LA	364,858	36,122	36,044	0.71	0.78	7.60	8.31	OTC PINK	2,650,000	52,338
HRGG	HERITAGE NOLA BANCORP	LA	112,497	24,239	23,898	0.48	0.50	2.66	2.77	OTC PINK	1,653,125	20,631
HIBE	HIBERNIA BANCORP	LA	130,147	18,708	18,708	0.13	0.24	0.91	1.67	OTC BB	1,032,667	32,942
HFBL	HOME FED BANCORP OF LOUISIANA	LA	412,960	46,410	46,242	0.88	1.04	7.98	9.43	NASDAQ	1,908,581	60,025
BHBK	BLUE HILLS BANCORP	MA	2,670,738	395,444	384,280	0.60	0.68	4.08	4.61	NASDAQ	26,861,521	596,326
BLMT	BSB BANCORP INC.	MA	2,747,954	184,565	183,512	0.65	0.77	9.45	11.27	NASDAQ	9,741,471	335,107
HONE	HARBORONE BANCORP	MA	2,696,517	344,857	308,399	0.42	0.39	3.23	3.00	NASDAQ	32,622,695	617,874
HIFS	HINGHAM INSTITUTION FOR SAVINGS	MA	2,240,198	186,158	186,158	1.29	1.31	15.76	15.99	NASDAQ	2,132,750	468,565
EBSB	MERIDIAN BANCORP	MA	5,460,900	655,607	632,505	0.89	0.91	7.11	7.32	NASDAQ	54,068,874	1,035,419
PLRM	PILGRIM BANCSHARES	MA	262,741	33,890	33,890	0.50	0.61	3.89	4.74	OTC BB	2,264,950	45,639
PVBC	PROVIDENT BANCORP	MA	890,772	117,330	117,330	0.90	0.72	7.00	5.56	NASDAQ	9,628,496	252,267
RNDB	RANDOLPH BANCORP	MA	533,539	79,871	73,190	(0.43)	(0.48)	(2.72)	(3.06)	NASDAQ	6,029,776	101,300

114

Page 3 KELLER & COMPANY Dublin, Ohio 614-766-1426 KEY FINANCIAL DATA AND RATIOS PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS MOST RECENT FOUR QUARTERS ASSETS AND EQUITY PROFITABILITY CAPITAL ISSUES Total Total Total Core Core Number of Mkt. Value Assets Equity Tang. Equity ROAA ROAA ROAE ROAE Shares of Shares State ($000) ($000) ($000) (%) (%) (%) (%) Exchange Outstanding ($000) WEBK WELLESLEY BANCORP MA 819,586 60,103 60,002 0.64 0.77 8.41 10.23 NASDAQ 2,506,532 84,796 WNEB WESTERN NEW ENGLAND BANCORP MA 2,085,531 242,623 225,832 0.52 0.75 4.32 6.25 NASDAQ 30,138,083 331,519 IFSB COLOMBO BANK MD 194,655 21,367 21,367 0.62 0.63 5.90 6.03 OTC PINK 1,552,000 155 HBK HAMILTON BANCORP MD 526,310 51,228 42,052 (0.12) 0.33 (1.03) 2.92 NASDAQ 3,411,075 53,554 MBCQ MB BANCORP MD 148,391 30,128 30,128 0.17 (0.40) 0.80 (1.88) OTC BB 19,400,200 322,043 SVBI SEVERN BANCORP MD 801,183 92,417 90,814 0.47 0.75 4.38 6.92 NASDAQ 12,247,626 105,942 FBC FLAGSTAR BANCORP Ml 17,735,862 1,427,000 1,116,713 0.45 0.95 5.37 11.24 NYSE 57,399,993 1,966,524 NWBB NEW BANCORP Ml 121,562 15,447 14,373 1.04 1.07 8.47 8.73 OTC BB 719,531 14,031 SBT STERLING BANCORP Ml 3,037,848 288,512 279,944 1.55 1.74 18.58 20.91 NASDAQ 53,002,963 708,120 STBI STURGIS BANCORP Ml 444,409 39,742 32,519 0.84 0.79 9.11 8.49 OTC BB 2,440,000 46,604 HMNF HMN FINANCIAL MN 722,080 82,056 79,200 0.70 0.79 6.28 7.09 NASDAQ 4,504,234 90,535 REDW REDWOOD FINANCIAL MN 295,144 34,822 29,127 1.12 0.96 9.56 8.23 OTC PINK 438,551 23,682 CCFC CCSB FINANCIAL CORP MO 98,629 10,733 10,668 0.50 0.50 4.59 4.57 OTC PINK 917,000 12,104 CFDB CENTRAL FEDERAL S&L ASSN OF ROLLA MO 67,707 25,936 25,936 0.17 0.17 0.43 0.43 OTC PINK 1,670,220 24,051 NASB NASB FINANCIAL MO 1,910,516 223,978 208,163 1.34 1.35 11.75 11.77 OTC BB 7,384,851 304,182 QRRY QUARRY CITY S&L ASSN MO 53,646 8,703 8,433 0.51 0.59 3.17 3.68 OTC BB 407,691 6,319 KSBI KS BANCORP NC 375,395 34,827 34,827 0.68 0.91 7.04 9.42 OTC BB 1,309,500 36,666 LSFG LIFESTORE FINANCIAL GROUP NC 285,617 28,495 27,650 0.69 0.79 6.71 7.74 OTC PINK 1,050,000 27,300 UBNC UNION BANK NC 707,429 73,441 57,389 0.56 0.77 5.38 7.49 OTC PINK 5,816,138 95,385 EQFN EQUITABLE FINANCIAL CORP NE 305,633 35,659 33,360 0.41 0.49 3.13 3.72 NASDAQ 3,317,670 35,698 MCBK MADISON COUNTY FINANCIAL NE 384,889 68,360 65,526 1.02 1.32 5.77 7.51 OTC PINK 3,140,000 81,640 ISBC INVESTORS BANCORP NJ 25,232,421 3,092,081 2,990,473 0.56 0.76 4.43 6.03 NASDAQ 301,796,438 3,859,976 KRNY KEARNY FINANCIAL CORP NJ 4,933,700 991,201 882,037 0.34 0.38 1.61 1.83 NASDAQ 78,765,003 1,059,389

Page 4 KELLER & COMPANY Dublin, Ohio 614-766-1426 KEY FINANCIAL DATA AND RATIOS PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS MOST RECENT FOUR QUARTERS ASSETS AND EQUITY PROFITABILITY CAPITAL ISSUES Total Total Total Core Core Number of Mkt. Value Assets Equity Tang. Equity ROAA ROAA ROAE ROAE Shares of Shares State ($000) ($000) ($000) (%) (%) (%) (%) Exchange Outstanding ($000) MGYR MAGYAR BANCORP NJ 607,831 50,027 49,974 0.27 0.38 3.28 4.59 NASDAQ 5,820,746 74,971 MSBF MB BANCORP NJ 563,980 69,759 69,759 0.61 0.79 4.84 6.19 NASDAQ 5,524,095 118,768 NFBK NORTHFIELD BANCORP NJ 4,069,209 642,926 603,110 0.63 0.92 3.94 5.68 NASDAQ 49,126,879 816,489 OCFC OCEANFIRST FINANCIAL CORP NJ 7,501,048 1,007,460 649,856 0.61 0.73 5.14 6.18 NASDAQ 48,105,623 1,441,244 ORIT ORITANI FINANCIAL CORP NJ 4,142,777 554,691 554,691 0.78 1.02 5.80 7.59 NASDAQ 46,604,276 754,989 PFS PROVIDENT FINANCIAL SERVICES NJ 9,734,242 1,305,035 885,315 1.02 1.07 7.58 7.94 NYSE 66,729,095 1,837,052 BCTF BANCORP 34 NM 340,840 49,618 49,216 0.34 0.99 2.33 6.69 NASDAQ 3,388,601 52,354 CARV CARVER BANCORP NY 694,186 55,589 55,408 1.47 (0.64) 20.22 (8.81) NASDAQ 3,698,247 17,123 DCOM DIME COMMUNITY BANCSHARES NY 6,325,917 607,957 550,812 0.87 0.75 9.35 8.05 NASDAQ 37,484,270 730,943 ESBK ELMIRA SAVINGS BANK NY 553,389 56,886 43,134 0.87 0.57 8.03 5.21 NASDAQ 2,643,652 54,010 FSBC FSB COMMUNITY BANKSHARES NY 312,853 31,315 30,421 0.24 0.26 2.28 2.51 NASDAQ 1,941,253 34,457 NYCB NEW YORK COMMUNITY BANCORP NY 49,654,874 6,780,717 4,339,399 0.96 0.79 6.93 5.74 NYSE 490,379,532 5,413,790 PCSB PCSB FINANCIAL CORP NY 1,456,724 284,680 278,111 0.28 0.39 1.43 1.97 NASDAQ 18,165,110 360,941 PDLB PDL COMMUNITY BANCORP NY 947,938 165,714 165,714 0.16 0.28 0.99 1.69 NASDAQ 18,463,028 290,054 SNNF SENECA FIN CORP NY 182,328 18,338 18,338 0.32 0.45 3.78 5.26 OTC PINK 1,978,923 16,920 SNNY SUNNYSIDE BANCORP NY 84,406 10,382 10,382 (0.37) (0.04) (2.93) (0.30) OTC BB 793,500 12,791 TRST TRUSTCO BANK CORP NY NY 4,930,915 462,097 461,544 0.96 1.06 10.32 11.38 NASDAQ 96,358,600 857,592 CNNB CINCINNATI BANCORP OH 175,051 19,527 18,490 0.60 0.42 5.33 3.66 OTC BB 1,752,947 22,525 CCSB COMM SAVINGS BANCORP OH 52,160 9,006 9,006 (0.18) (0.35) (1.05) (2.02) OTC BB 441,290 6,443 CIBN COMMUNITY INVESTORS BANCORP OH 144,133 12,980 12,397 0.69 0.53 7.76 6.00 OTC PINK 525,000 8,138 EFBI EAGLE FIN BANCORP OH 132,160 27,491 27,491 0.51 0.31 2.79 1.68 NASDAQ 1,612,808 26,369 FDEF FIRST DEFIANCE FINANCIAL CORP OH 3,022,984 379,214 265,439 1.31 1.34 10.49 10.71 NASDAQ 10,181,899 682,798 FNFI FIRST NILES FINANCIAL OH 99,784 11,186 11,186 0.41 0.52 3.34 4.25 OTC PINK 1,113,172 10,853

Page 5 KELLER & COMPANY Dublin, Ohio 614-766-1426 KEY FINANCIAL DATA AND RATIOS PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS MOST RECENT FOUR QUARTERS ASSETS AND EQUITY PROFITABILITY CAPITAL ISSUES State Total Assets ($000) Total Equity ($000) Total Tang. Equity ($000) ROAA (%) Core ROAA (%) ROAE (%) Core ROAE (%) Exchange Number of Shares Outstanding Mkt. Value of Shares ($000) HCFL HOME CITY FINANCIAL CORP OH 167,636 19,575 19,575 1.47 1.48 12.91 12.99 OTC PINK 816,818 23,606 HLFN HOME LOAN FINANCIAL CORP OH 201,246 24,610 24,482 1.49 1.49 13.27 13.28 OTC BB 1,500,000 43,500 MWBC MW BANCORP INC OH 163,242 16,091 15,956 (0.13) 0.33 (1.22) 3.05 OTC BB 891,209 25,997 PPSF PEOPLES-SIDNEY FINANCIAL CORP OH 113,378 14,565 14,565 0.55 0.57 4.13 4.22 OTC PINK 1,360,000 13,736 PFOH PERPETUAL FEDERAL SAVINGS BANK OH 394,980 71,248 71,248 1.39 1.48 7.84 8.34 OTC PINK 2,470,032 72,224 UCFC UNITED COMMUNITY FINANCIAL CORP OH 2,695,178 296,195 265,250 1.10 1.15 9.87 10.39 NASDAQ 49,882,491 548,209 VERF VERSAILLES FINANCIAL CORP OH 56,530 10,598 10,598 0.43 0.67 2.30 3.53 OTC BB 387,867 9,406 WAYN WAYNE SAVINGS BANCSHARES OH 454,254 41,060 38,799 0.90 0.98 9.66 10.49 OTC BB 2,781,839 52,577 BNCL BENEFICIAL MUTUAL BANCORP PA 5,792,663 1,016,636 842,514 0.44 0.70 2.46 3.95 NASDAQ 75,264,135 1,219,279 ESSA ESSA BANCORP PA 1,820,924 177,378 161,792 0.26 0.43 2.63 4.26 NASDAQ 11,732,222 185,721 HARL HARLEYSVILLE SAVINGS FINANCIAL PA 774,997 70,366 70,366 0.85 0.85 9.46 9.54 OTC PINK 3,772,166 85,364 NWBI NORTHWEST BANCSHARES PA 9,601,600 1,215,254 880,496 1.07 0.82 8.43 6.47 NASDAQ 102,599,662 1,784,208 PBIP PRUDENTIAL BANCORP PA 944,329 132,060 125,319 0.75 0.93 5.11 6.33 NASDAQ 8,998,235 173,666 ONTO QUAINT OAK BANCORP PA 250,300 22,485 21,502 0.68 0.84 7.30 8.97 OTC PINK 1,954,571 26,094 STND STANDARD FINANCIAL CORP PA 976,781 133,310 103,915 0.61 0.73 4.50 5.38 OTC BB 4,796,643 145,146 CWAY COASTWAY BANCORP Rl 779,976 71,868 71,815 0.40 0.46 4.07 4.68 NASDAQ 4,386,351 121,502 FSGB FIRST FEDERAL OF SOUTH CAROLINA SC 84,378 6,039 5,659 1.30 1.35 18.54 19.26 OTC PINK 24,066,545 240,665 CASH META FINANCIAL GROUP SD 4,301,708 443,703 299,256 1.00 1.13 10.91 12.30 NASDAQ 9,699,591 944,740 AFCB ATHENS BANCSHARES CORP TN 482,009 48,553 45,613 1.05 1.15 10.00 10.92 OTC BB 1,810,000 94,392 SFBK SFB BANCORP TN 67,005 10,006 9,832 0.54 0.60 3.49 3.87 OTC PINK 397,000 12,704 UNTN UNITED TENNESSEE BANKSHARES TN 205,755 20,645 20,645 0.65 0.81 6.28 7.87 OTC PINK 827,000 18,244 BAFI BANCAFFILIATED TX 670,930 65,325 62,329 0.95 1.07 9.36 10.57 OTC PINK 278,450 30,351 TBK TRIUMPH BANCORP TX 3,405,010 402.944 339,021 1.20 1.37 10.14 11.61 NASDAQ 20,824,509 848,599

Page 6 KELLER & COMPANY Dublin, Ohio 614-766-1426 KEY FINANCIAL DATA AND RATIOS PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS MOST RECENT FOUR QUARTERS ASSETS AND EQUITY PROFITABILITY CAPITAL ISSUES Total Total Total Core Core Number of Mkt. Value Assets Equity Tang. Equity ROAA ROAA ROAE ROAE Shares of Shares State ($000) ($000) ($000) (%) (%) (%) (%) Exchange Outstanding ($000) ANCB ANCHOR BANCORP WA 479,755 66,253 65,996 0.57 1.01 4.03 7.18 NASDAQ 2,484,030 64,957 FSBW FS BANCORP WA 1,043,205 125,442 114,374 1.66 1.51 14.40 13.10 NASDAQ 3,695,552 233,744 RVSB RIVERVIEW BANCORP WA 1,151,535 116,901 88,334 0.90 1.12 8.82 10.96 NASDAQ 22,570,179 190,492 TSBK TIMBERLAND BANCORP WA 1,001,201 117,843 110,283 1.63 1.64 13.97 14.10 NASDAQ 7,390,227 275,951 FFBW FFBW, INC Wl 260,573 59,039 58,940 (0.02) 0.07 (0.13) 0.41 NASDAQ 6,612,500 73,333 HWIS HOME BANCORP WISCONSIN Wl 143,707 10,715 10,715 (0.04) (0.05) (0.59) (0.61) OTC PINK 899,190 12,589 WSBF WATERSTONE FINANCIAL Wl 1,836,338 397,419 395,839 1.43 1.54 6.47 6.97 NASDAQ 29,323,807 499,971 WBBW WESTBURY BANCORP Wl 801,259 74,453 73,748 0.42 0.53 4.37 5.57 OTC BB 3,850,000 85,971

Page 7 KELLER & COMPANY Dublin, Ohio 614-766-1426 KEY FINANCIAL DATA AND RATIOS PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS MOST RECENT FOUR QUARTERS ASSETS AND EQUITY PROFITABILITY CAPITAL ISSUES Total Assets ($000) Total Equity ($000) Total Tang. Equity ($000) ROAA (%) Core ROAA (%) ROAE (%) Core ROAE (%) Exchange Number of Shares Outstanding Mkt. Value of Shares ($000) ALL INSTITUTIONS AVERAGE 2,245,051 273,993 227,960 0.84 0.87 6.82 7.06 20,565,278 377,766 MEDIAN 548,302 66,253 62,329 0.61 0.75 5.33 6.19 3,499,846 83,750 HIGH 49,654,874 6,780,717 4,339,399 2.64 1.74 22.13 20.91 490,379,532 5,413,790 LOW 52,160 6,039 5,659 (0.60) (0.65) (7.52) (8.81) 278,450 155 AVERAGE FOR STATE Wl 760,469 135,407 134,811 0.97 1.07 5.46 6.05 10,171,374 167,966 AVERAGE BY REGION MID-ATLANTIC 4,280,264 571,104 481,698 0.69 0.82 5.18 6.12 44,010,205 788,492 MIDWEST 966,193 100,554 87,854 0.77 1.01 7.24 9.56 6,653,461 145,149 NORTH CENTRAL 1,581,595 211,521 195,629 1.04 1.01 8.03 7.82 15,662,871 305,943 NORTHEAST 4,089,849 499,365 383,878 0.85 0.77 6.86 6.25 38,812,152 555,907 SOUTHEAST 1,115,518 127,084 100,482 0.94 1.11 8.33 9.90 8,816,468 274,810 SOUTHWEST 715,881 83,763 75,274 1.00 1.19 8.63 10.20 4,098,242 141,618 WEST 2,037,399 208,593 202,055 1.32 0.91 12.43 8.59 16,626,254 447,380 AVERAGE BY EXCHANGE NYSE 25,708,326 3,170,917 2,113,809 0.85 0.86 6.78 6.87 204,836,207 3,072,455 NASDAQ 2,831,254 345,900 308,604 0.83 0.87 6.77 7.09 27,722,424 537,805 OTC 366,001 41,858 39,499 0.83 0.89 7.14 7.70 2,623,130 62,494 OTC PINK 262,922 30,577 29,309 0.94 0.88 8.12 7.60 2,388,134 36,672

Page 1

KELLER & COMPANY
Dublin, Ohio
614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED MUTUAL HOLDING COMPANIES

PRICES AS OF JUNE 30, 2018

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS				
		State	Exchange	Price ($)	52 Week Change (%)	Earnings (EPS) ($)	Assets ($)	12 Month Div. ($)	Price/Net Earnings (X)	Price/Core Earnings (X)	Price/ Book Value (X)	Price/Tang. Book Value (X)	Price/ Assets (X)
CULL	CULLMAN BANCORP (MHC)	AL	OTC BB	24.65	7.2	1.27	124.43	0.00	19.41	17.48	136.26	136.26	19.81
PBBI	PUTNAM BANCORP, INC (MHC)	CT	NASDAQ	11.35	NM	0.36	72.83	0.12	31.53	31.53	96.60	105.29	15.58
CFBI	COMMUNITY FIRST BANCSHARES, INC (MH	GA	NASDAQ	11.11	NM	0.01	38.80	0.00	NM	NM	110.66	110.66	28.63
MFDB	MUTUAL FEDERAL BANCORP (MHC)	IL	OTC BB	5.25	(4.5)	0.01	25.16	0.00	NM	7.72	131.25	131.25	20.87
KFFB	KENTUCKY FIRST FED BANCORP (MHC)	KY	NASDAQ	8.45	(10.5)	0.21	37.10	0.40	40.24	46.94	105.76	134.77	22.78
BVFL	BV FINANCIAL (MHC)	MD	OTC BB	11.25	42.6	0.05	56.00	0.00	NM	48.91	163.52	164.71	20.09
ABBB	AUBURN BANCORP (MHC)	ME	OTC BB	12.50	10.6	0.67	149.38	0.00	18.66	17.86	92.59	93.01	8.37
LBCP	LIBERTY BANCORP (MHC)	MO	OTC BB	25.02	14.0	1.33	130.41	0.44	18.81	22.75	175.70	186.30	19.19
WAKE	WAKE FOREST BANCSHARES (MHC)	NC	OTC PINK	20.50	15.5	0.72	90.31	0.25	28.47	22.53	101.33	101.33	22.70
ISBC	INVESTORS BANCORP (MHC)	NJ	NASDAQ	12.79	(4.8)	0.46	83.61	0.34	27.80	20.30	124.78	129.06	15.30
LPBC	LINCOLN PARK BANCORP (MHC)	NJ	OTC BB	12.75	7.6	0.04	198.92	0.00	NM	3.91	118.94	119.27	6.41
MGYR	MAGYAR BANCORP (MHC)	NJ	NASDAQ	12.88	(1.8)	0.28	104.42	0.00	46.00	NM	149.94	149.94	12.33
FSBC	FSB COMMUNITY BANKSHARES	NY	NASDAQ	17.75	20.3	0.37	161.16	0.00	47.97	43.29	110.04	113.27	11.01
GOVB	GOUVERNEUR BANCORP, (MHC)	NY	OTC PINK	15.90	7.8	0.50	61.03	0.68	31.80	2.70	117.17	117.17	26.05
GCBC	GREENE COUNTY BANCORP (MHC)	NY	NASDAQ	33.90	24.6	1.50	137.39	0.58	22.60	NM	311.87	311.87	24.67
LSBK	LAKE SHORE BANCORP INC (MHC)	NY	NASDAQ	17.15	8.9	0.61	87.26	0.34	28.11	NM	133.26	133.26	19.65
NECB	NORTHEAST COMM BANCORP (MHC)	NY	OTC BB	11.01	30.1	0.81	68.86	0.12	13.59	11.97	122.61	123.43	15.99
SCAY	SENECA-CAYUGA BANCORP (MHC)	NY	OTC PINK	12.24	14.4	0.43	119.40	0.00	28.47	29.85	110.97	114.61	10.25
GVFF	GREENVILLE FED FINANCIAL CORP (MHC)	OH	OTC BB	10.00	5.3	0.47	84.19	0.28	21.28	22.73	109.65	112.74	11.88
TFSL	TFS FINANCIAL CORPORATION (MHC)	OH	NASDAQ	15.77	1.9	0.32	49.61	0.64	49.28	47.79	256.01	258.10	31.79
WMPN	WILLIAM PENN BANCORP (MHC)	PA	OTC BB	30.50	26.8	0.46	87.84	0.00	66.30	43.57	174.68	174.68	34.72
OFED	OCONEE FEDERAL FINANCIAL CORP (MHC)	SC	NASDAQ	28.94	5.2	0.69	84.34	0.40	41.94	37.10	196.74	206.86	34.31
FFBW	FFBW, INC (MHC)	WI	NASDAQ	11.09	NM	(0.01)	39.41	0.00	NM	NM	124.19	124.47	28.14

EXHIBIT 32

120

Page 2

KELLER & COMPANY
Dublin, Ohio
614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED MUTUAL HOLDING COMPANIES

PRICES AS OF JUNE 30, 2018

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

	PER SHARE					PRICING RATIOS				
	Price ($)	52 Week Change (%)	Earnings (EPS) ($)	Assets ($)	12 Month Div. ($)	Price/Net Earnings (X)	Price/Core Earnings (X)	Price/ Book Value (X)	Price/Tang. Book Value (X)	Price/ Assets (X)
ALL INSTITUTIONS										
AVERAGE	16.21	11.06	0.50	90.95	0.20	32.35	26.61	142.37	145.75	20.02
HIGH	33.90	42.60	1.50	198.92	0.68	66.30	48.91	311.87	311.87	34.72
LOW	5.25	(10.50)	(0.01)	25.16	0.00	13.59	2.70	92.59	93.01	6.41
AVERAGE FOR STATE										
WI	11.09	N/A	(0.01)	39.41	0.00	N/A	N/A	124.19	124.47	28.14
AVERAGE BY REGION										
MID-ATLANTIC	16.03	14.08	0.26	106.16	0.07	28.02	23.34	146.37	147.53	17.77
MIDWEST	10.11	(1.56)	0.20	47.09	0.26	22.16	25.04	145.37	152.27	23.09
NORTH CENTRAL	25.02	14.00	1.33	130.41	0.44	18.81	22.75	175.70	186.30	19.19
NORTHEAST	16.48	14.59	0.66	107.16	0.23	27.84	17.15	136.89	138.99	16.45
SOUTHEAST	21.30	6.98	0.67	84.47	0.16	22.46	19.28	136.25	138.78	26.36
AVERAGE BY EXCHANGE										
NASDAQ	16.47	3.98	0.44	81.45	0.26	30.50	20.63	156.35	161.59	22.20
OTC BB	15.88	15.52	0.57	102.80	0.09	17.56	21.88	136.13	137.96	17.48
OTC PINK	16.21	12.57	0.55	90.25	0.31	29.58	18.36	109.82	111.04	19.67

121

Page 1

KELLER & COMPANY
Dublin, Ohio
614-766-1426

EXHIBIT 33

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED MUTUAL HOLDING COMPANIES

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES		
		State	Total Assets ($000)	Total Equity ($000)	Total Tang. Equity ($000)	ROAA (%)	Core ROAA (%)	ROAE (%)	Core ROAE (%)	Exchange	Number of Shares Outstanding	Mkt. Value of Shares ($000)
CULL	CULLMAN BANCORP (MHC)	AL	288,673	41,980	41,971	1.04	1.15	7.10	7.90	OTC BB	2,320,000	57,188
PBBI	PUTNAM BANCORP, INC (MHC)	CT	525,811	84,836	77,836	0.50	0.50	3.06	3.04	NASDAQ	7,220,000	81,947
CFBI	COMMUNITY FIRST BANCSHARES, INC (MH	GA	292,476	75,649	75,649	0.02	0.01	0.09	0.05	NASDAQ	7,538,250	83,750
MFDB	MUTUAL FEDERAL BANCORP (MHC)	IL	83,902	13,329	13,329	0.02	2.59	0.13	16.79	OTC BB	3,334,273	17,505
KFFB	KENTUCKY FIRST FED BANCORP (MHC)	KY	313,273	67,510	52,919	0.57	0.49	2.60	2.25	NASDAQ	8,444,515	71,356
BVFL	BV FINANCIAL (MHC)	MD	167,454	20,573	20,429	0.08	0.41	0.68	3.31	OTC BB	2,990,000	33,638
ABBB	AUBURN BANCORP (MHC)	ME	74,147	6,700	6,672	0.46	0.48	5.04	5.22	OTC BB	496,350	6,204
LBCP	LIBERTY BANCORP (MHC)	MO	469,467	51,257	48,345	1.05	0.86	9.46	7.80	OTC BB	3,600,000	90,072
WAKE	WAKE FOREST BANCSHARES (MHC)	NC	104,329	23,373	23,373	0.80	1.01	3.60	4.55	OTC PINK	1,155,210	23,682
ISBC	INVESTORS BANCORP (MHC)	NJ	25,232,421	3,092,081	2,990,473	0.56	0.76	4.43	6.03	NASDAQ	301,796,438	3,859,976
LPBC	LINCOLN PARK BANCORP (MHC)	NJ	363,194	19,570	19,518	0.02	1.59	0.35	27.51	OTC BB	1,825,845	23,280
MGYR	MAGYAR BANCORP (MHC)	NJ	607,831	50,027	49,974	0.27	0.00	3.28	0.02	NASDAQ	5,820,746	74,971
FSBC	FSB COMMUNITY BANKSHARES	NY	312,853	31,315	30,421	0.24	0.26	2.28	2.51	NASDAQ	1,941,253	34,457
GOVB	GOUVERNEUR BANCORP, (MHC)	NY	132,850	29,551	29,551	0.81	9.45	3.70	43.11	OTC PINK	2,176,908	34,613
GCBC	GREENE COUNTY BANCORP (MHC)	NY	1,171,449	92,722	92,722	1.21	0.15	14.55	1.75	NASDAQ	8,526,614	289,052
LSBK	LAKE SHORE BANCORP INC (MHC)	NY	530,012	78,193	78,193	0.72	0.11	4.77	0.73	NASDAQ	6,073,970	104,169
NECB	NORTHEAST COMM BANCORP (MHC)	NY	823,589	107,460	106,625	1.23	1.41	9.36	10.69	OTC BB	11,960,000	131,680
SCAY	SENECA-CAYUGA BANCORP (MHC)	NY	284,232	26,251	25,425	0.35	0.34	3.87	3.77	OTC PINK	2,380,500	29,137
GVFF	GREENVILLE FED FINANCIAL CORP (MHC)	OH	176,796	19,150	18,634	0.57	0.54	5.24	4.94	OTC BB	2,100,000	21,000
TFSL	TFS FINANCIAL CORPORATION (MHC)	OH	13,921,450	1,729,959	1,715,047	0.65	0.67	5.24	5.39	NASDAQ	280,644,630	4,425,766
WMPN	WILLIAM PENN BANCORP (MHC)	PA	303,919	60,419	60,419	0.52	0.78	2.67	4.03	OTC BB	3,460,000	105,530
OFED	OCONEE FEDERAL FINANCIAL CORP (MHC)	SC	484,852	84,582	80,442	0.83	0.93	4.66	5.21	NASDAQ	5,748,653	166,366
FFBW	FFBW, INC (MHC)	WI	260,573	59,039	58,940	(0.02)	(0.05)	(0.13)	(0.27)	NASDAQ	6,612,500	73,333

122

Page 2

KELLER & COMPANY
Dublin, Ohio
614-766-1426

KEY FINANCIAL DATA AND RATIOS
PUBLICLY-TRADED FDIC-INSURED MUTUAL HOLDING COMPANIES
MOST RECENT FOUR QUARTERS

	ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES		
	Total Assets ($000)	Total Equity ($000)	Total Tang. Equity ($000)	ROAA (%)	Core ROAA (%)	ROAE (%)	Core ROAE (%)	Exchange	Number of Shares Outstanding	Mkt. Value of Shares ($000)
ALL INSTITUTIONS										
AVERAGE	2,040,241	255,023	248,561	0.60	0.73	4.76	5.77		29,485,507	427,768
MEDIAN	312,853	51,257	49,974	0.56	0.54	3.70	4.55		3,600,000	73,333
HIGH	25,232,421	3,092,081	2,990,473	1.23	9.45	14.55	43.11		301,796,438	4,425,766
LOW	74,147	6,700	6,672	(0.02)	(0.05)	(0.13)	(0.27)		496,350	6,204
AVERAGE FOR STATE										
WI	260,573	59,039	58,940	(0.02)	(0.05)	(0.13)	(0.27)		6,612,500	73,333
AVERAGE BY REGION										
MID-ATLANTIC	5,334,964	648,534	628,163	0.54	0.75	4.33	6.03		63,178,606	819,479
MIDWEST	2,951,199	377,797	371,774	0.63	0.66	4.97	5.21		60,227,184	921,792
NORTH CENTRAL	469,467	51,257	48,345	1.05	0.86	9.46	7.80		3,600,000	90,072
NORTHEAST	481,868	57,129	55,931	0.87	0.83	7.14	6.84		5,096,949	88,907
SOUTHEAST	292,583	56,396	55,359	0.68	0.76	3.52	3.97		4,190,528	82,747
AVERAGE BY EXCHANGE										
NASDAQ	3,968,455	495,083	482,056	0.59	0.68	4.69	5.37		58,215,234	842,286
OTC	305,682	37,826	37,327	0.76	1.14	6.11	9.17		3,565,163	54,011
OTC PINK	173,804	26,392	26,116	0.56	2.80	3.73	18.76		1,904,206	29,144

123

 EXHIBIT 34 KELLER & COMPANY Dublin, Ohio 614-766-1426 RECENT STANDARD CONVERSIONS PRICE CHANGES FROM IPO DATE January 1, 2017 through August 7, 2018 Percentage Price Change From Initial Trading Date Company Name Ticker Conversion Date Exchange One Day One Week One Month Through 8/07/2018 Community Savings Bancorp CCSB 1/10/2017 OTC MKT 30.00 30.00 30.00 50.00 HV Bancorp, Inc. HVBC 1/12/2017 NASDAQ 36.70 41.30 39.90 51.50 PCSB Financial Corp. PCSB 4/21/2017 NASDAQ 64.60 63.50 63.60 100.10 Community First Bancshares CFBI 4/28/2017 NASDAQ 17.40 33.70 31.50 16.40 Eagle Financial Bancorp EFBI 7/21/2017 NASDAQ 14.92 60.80 60.00 60.00 FFBW, Inc. FFBW 10/11/2017 NASDAQ 15.30 11.00 11.00 12.50 Heritage NOLA Bancorp HRGG 7/13/2017 OTC MKT 15.00 13.50 13.50 23.50 Seneca Financial SNNF 10/12/2017 OTC MKT 18.00 (8.50) (10.00) (9.50) SSB Bancorp SSPB 1/26/2018 OTC MKT (5.50) (7.50) (4.00) (5.00) Columbia Financial CLBK 4/20/2018 NASDAQ 54.20 66.30 70.70 68.40 AVERAGE MEDIAN HIGH LOW 26.06 17.70 64.60 (5.50) % 30.41% 48.35 66.50 (8.50) 30.62% 30.75 70.70 (10.00) 36.79% 73.50 100.10 (9.50)

EXHIBIT 35 KELLER & COMPANY Dublin, Ohio 614-766-1426 RECENT ACQUISITIONS AND PENDING ACQUISITIONS COUNTY, CITY OR MARKET AREA OF THE EQUITABLE BANK, S.S.B. NONE (that were potential comparable group candidates)

KELLER & COMPANY
Dublin, Ohio
(614) 766-1426

EXHIBIT 36

COMPARABLE GROUP SELECTION

BALANCE SHEET PARAMETERS
Most Recent Quarter

General Parameters:

Regions: Mid-Atlantic, Midwest, North Central, Northeast, Southwest
Asset Size: < $950 Million
Stock trades on: NASDAQ or NYSE
No Recent Acquisition Activity

			Total Assets ($000)	Cash & Securities/ Assets (%)	MBS/ Assets (%)	1-4 Fam. Loans/ Assets (%)	Total Net Loans/ Assets (%)	Total Net Loans & MBS/ Assets (%)	Borrowed Funds/ Assets (%)	Equity/ Assets (%)
	EQUITABLE BANK, SSB	**WI**	**313,424**	**8.31**	**0.37**	**47.25**	**86.28**	**86.65**	**14.68**	**4.50**
	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		< 950,000	< 20.00	<16.00	<72.00	60.00 - 90.00	75.00 - 92.00	< 22.00	5.00 - 22.00
SIFI	SI FINANCIAL GROUP	CT	1,598,222	9.70	4.60	27.05	79.04	83.64	10.87	10.57
CHFN	CHARTER FINANCIAL CORP	GA	1,659,791	13.85	7.78	21.93	69.51	77.29	3.62	13.35
CFBI	COMM FIRST BANCSHARES	GA	292,476	10.33	4.54	52.69	77.66	82.20	3.55	25.87
WCFB	WCF BANCORP	IA	124,421	16.17	21.38	46.62	53.65	75.03	12.28	22.54
IROQ	IF BANCORP	IL	619,310	6.35	15.20	22.39	73.78	88.98	8.81	13.18
FCAP	FIRST CAPITAL	IN	765,381	24.13	16.33	16.91	53.21	69.54	0.01	10.39
UCBA	UNITED COMMUNITY BANCORP	IN	548,302	23.20	16.15	27.98	54.13	70.28	1.43	12.98
PBSK	POAGE BANKSHARES	KY	450,159	12.99	7.70	37.16	72.71	80.41	2.01	13.54
HFBL	HOME FED BANCORP OF LOUISIANA	LA	412,960	1.87	14.17	33.06	76.20	90.37	4.05	11.24
PVBC	PROVIDENT BANCORP	MA	890,772	5.53	3.40	12.50	85.31	88.71	5.08	13.17
RNDB	RANDOLPH BANCORP	MA	533,539	4.95	8.42	48.76	76.34	84.76	10.36	14.97
WEBK	WELLESLEY BANCORP	MA	819,586	12.72	1.76	53.89	82.91	84.67	12.87	7.33
HBK	HAMILTON BANCORP	MD	526,310	5.89	10.70	37.78	73.56	84.26	11.95	9.73
SVBI	SEVERN BANCORP	MD	801,183	7.50	3.61	39.58	82.61	86.22	12.04	11.54
HMNF	HMN FINANCIAL	MN	722,080	13.64	1.31	20.30	81.95	83.26	0.00	11.36
EQFN	EQUITABLE FINANCIAL CORP	NE	305,633	12.28	0.15	19.97	83.52	83.67	2.01	11.67
MGYR	MAGYAR BANCORP	NJ	607,831	4.63	8.23	30.81	79.57	87.80	5.65	8.23
MSBF	MB BANCORP	NJ	563,980	5.41	4.12	30.04	85.25	89.37	10.66	12.37
BCTF	BANCORP 34	NM	340,840	2.41	6.65	17.83	75.80	82.45	13.71	14.56
CARV	CARVER BANCORP	NY	694,186	23.77	6.18	19.68	68.16	74.34	3.60	8.01
ESBK	ELMIRA SAVINGS BANK	NY	553,389	6.49	2.07	52.87	80.82	82.89	6.32	10.28
FSBC	FSB BANCORP	NY	312,853	7.15	2.51	70.37	85.20	87.71	20.63	10.01

126

KELLER & COMPANY Dublin, Ohio (614) 766-1426 COMPARABLE GROUP SELECTION BALANCE SHEET PARAMETERS Most Recent Quarter General Parameters: Regions: Mid-Atlantic, Midwest, North Central, Northeast, Southwest Asset Size: < $950 Million Stock trades on: NASDAQ or NYSE No Recent Acquisition Activity Total Assets ($000) Cash & Securities/ Assets (%) MBS/ Assets (%) 1-4 Fam. Loans/ Assets (%) Total Net Loans/ Assets (%) Total Net Loans & MBS/ Assets (%) Borrowed Funds/ Assets (%) Equity/ Assets (%) EQUITABLE BANK, SSB Wl 313,424 8.31 0.37 47.25 86.28 86.65 14.68 4.50 DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP < 950,000 < 20.00 <16.00 <72.00 60.00 - 90.00 75.00 - 92.00 < 22.00 5.00 - 22.00 PCSB PCSB FINANCIAL CORP NY 1,456,724 18.51 16.94 17.87 60.36 77.30 4.73 19.54 PDLB PDL COMMUNITY BANCORP NY 947,938 8.80 0.42 40.75 86.82 87.24 2.82 17.48 EFBI EAGLE FIN BANCORP OH 132,160 12.00 0.00 54.57 77.51 77.51 0.00 20.80 ESSA ESSA BANCORP PA 1,820,924 9.11 13.55 35.83 70.91 84.46 20.91 9.74 PBIP PRUDENTIAL BANCORP PA 944,329 17.30 14.66 35.54 61.88 76.54 13.38 13.98 CWAY COASTWAY BANCORP RI 779,976 6.25 0.00 49.83 84.90 84.90 27.29 9.21

KELLER & COMPANY
Dublin, Ohio
(614) 766-1426

EXHIBIT 37

COMPARABLE GROUP SELECTION

OPERATING PERFORMANCE AND ASSET QUALITY RATIOS
Most Recent Four Quarters

General Parameters:

- Regions: Mid-Atlantic, Midwest, North Central, Northeast, Southwest
- Asset Size: < $950 Million
- Stock trades on: NASDAQ or NYSE
- No Recent Acquisition Activity

				OPERATING PERFORMANCE					ASSET QUALITY		
			Total Assets ($000)	Core ROAA (%)	Core ROAE (%)	Net Interest Margin [2] (%)	Operating Expenses/ Assets (%)	Noninterest Income/ Assets (%)	NPA/ Assets (%)	REO/ Assets (%)	Reserves/ Assets (%)
	EQUITABLE BANK, SSB	**WI**	**313,424**	**(0.04)**	**(0.98)**	**3.49**	**4.24**	**0.84**	**1.72**	**1.26**	**0.42**
	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		< 950,000	< 1.10	< 10.00	2.70-4.20	1.50-4.50	< 1.50	< 1.80	< 1.30	> 0.40
SIFI	SI FINANCIAL GROUP	CT	1,598,222	0.49	4.63	2.93	2.47	0.69	0.56	0.07	0.81
CHFN	CHARTER FINANCIAL CORP	GA	1,659,791	1.00	7.41	3.84	3.02	1.21	0.10	0.02	0.67
CFBI	COMM FIRST BANCSHARES	GA	292,476	0.31	1.22	4.15	4.06	0.54	2.19	0.00	1.43
WCFB	WCF BANCORP	IA	124,421	0.06	0.24	2.84	2.95	0.84	0.62	0.05	0.45
IROQ	IF BANCORP	IL	619,310	0.34	2.51	3.07	2.54	0.78	1.34	0.05	0.92
FCAP	FIRST CAPITAL	IN	765,381	1.02	9.57	3.61	2.66	0.88	0.88	0.50	0.47
UCBA	UNITED COMMUNITY BANCORP	IN	548,302	0.78	5.85	2.95	2.73	0.82	0.13	0.01	0.69
PBSK	POAGE BANKSHARES	KY	450,159	(0.61)	(4.36)	3.76	4.02	0.59	1.80	0.10	1.10
HFBL	HOME FED BANCORP OF LOUISIANA	LA	412,960	1.04	9.43	3.87	2.77	0.82	0.91	0.28	0.89
PVBC	PROVIDENT BANCORP	MA	890,772	0.72	5.56	4.16	2.75	1.06	1.08	0.00	1.15
RNDB	RANDOLPH BANCORP	MA	533,539	(0.48)	(3.06)	3.25	5.56	2.24	0.57	0.04	0.72
WEBK	WELLESLEY BANCORP	MA	819,586	0.77	10.23	3.20	2.13	0.25	0.15	0.00	0.76
HBK	HAMILTON BANCORP	MD	526,310	0.33	2.92	3.08	2.44	0.39	1.45	0.09	0.54
SVBI	SEVERN BANCORP	MD	801,183	0.75	6.92	3.49	2.89	0.72	0.76	0.03	1.02
HMNF	HMN FINANCIAL	MN	722,080	0.79	7.09	3.89	3.53	1.05	0.55	0.10	1.26
EQFN	EQUITABLE FINANCIAL CORP	NE	305,633	0.49	3.72	3.68	2.86	0.81	1.48	0.07	1.50
MGYR	MAGYAR BANCORP	NJ	607,831	0.38	4.59	3.45	2.81	0.35	1.88	1.67	0.62
MSBF	MB BANCORP	NJ	563,980	0.79	6.19	3.42	0.26	0.15	0.85	0.00	0.98
BCTF	BANCORP 34	NM	340,840	0.99	6.69	4.54	7.00	3.92	1.67	0.00	0.92
CARV	CARVER BANCORP	NY	694,186	(0.64)	(8.81)	2.95	4.20	2.68	1.16	0.16	0.74
ESBK	ELMIRA SAVINGS BANK	NY	553,389	0.57	5.21	3.38	2.88	0.97	0.57	0.01	0.80
FSBC	FSB BANCORP	NY	312,853	0.26	2.51	2.90	3.41	1.15	0.03	0.00	0.43

128

KELLER & COMPANY Dublin, Ohio (614) 766-1426 COMPARABLE GROUP SELECTION OPERATING PERFORMANCE AND ASSET QUALITY RATIOS Most Recent Four Quarters General Parameters: Regions: Mid-Atlantic, Midwest, North Central, Northeast, Southwest Asset Size: < $950 Million Stock trades on: NASDAQ or NYSE No Recent Acquisition Activity OPERATING PERFORMANCE ASSET QUALITY Total Assets ($000) Core ROAA (%) Core ROAE (%) Net Interest Margin (2) (%) Operating Expenses/ Assets (%) Noninterest Income/ Assets (%) NPA/ Assets (%) REO/ Assets (%) Reserves/ Assets (%) EQUITABLE BANK, SSB Wl 313,424 (0.04) (0.98) 3.49 4.24 0.84 1.72 1.26 0.42 DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP < 950,000 < 1.10 < 10.00 2.70-4.20 1.50-4.50 < 1.50 <1.80 < 1.30 > 0.40 PCSB PCSB FINANCIAL CORP NY 1,456,724 0.39 1.97 2.90 2.52 0.18 0.65 0.01 0.32 PDLB PDL COMMUNITY BANCORP NY 947,938 0.28 1.69 3.98 3.98 0.34 0.98 0.00 1.20 EFBI EAGLE FIN BANCORP OH 132.160 0.31 1.68 3.29 4.20 1.48 0.59 0.00 0.90 ESSA ESSA BANCORP PA 1,820,924 0.43 4.26 2.79 2.24 0.47 0.83 0.07 0.58 PBIP PRUDENTIAL BANCORP PA 944.329 0.93 6.33 2.94 1.59 0.24 1.49 0.01 0.51 CWAY COASTWAY BANCORP Rl 779,976 0.46 4.68 3.16 2.84 0.94 1.07 0.54 0.41

KELLER & COMPANY
Dublin, Ohio
(614) 766-1426

FINAL COMPARABLE GROUP

BALANCE SHEET RATIOS
Most Recent Quarter

			Total Assets ($000)	Cash & Securities/ Assets (%)	MBS/ Assets (%)	1-4 Fam. Loans/ Assets (%)	Total Net Loans/ Assets (%)	Total Net Loans & MBS/ Assets (%)	Borrowed Funds/ Assets (%)	Equity/ Assets (%)
	EQUITABLE BANK, SSB	**WI**	**313,424**	**8.31**	**0.37**	**47.25**	**86.28**	**86.65**	**14.68**	**4.50**
	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		< 950,000	< 20.00	<16.00	<72.00	60.00 - 90.00	75.00 - 92.00	< 22.00	5.00 - 22.00
EFBI	EAGLE FIN BANCORP	OH	132,160	12.00	0.00	54.57	77.51	77.51	0.00	20.80
EQFN	EQUITABLE FINANCIAL CORP	NE	305,633	12.28	0.15	19.97	83.52	83.67	2.01	11.67
FSBC	FSB BANCORP	NY	312,853	7.15	2.51	70.37	85.20	87.71	20.63	10.01
HFBL	HOME FED BANCORP OF LOUISIANA	LA	412,960	1.87	14.17	33.06	76.20	90.37	4.05	11.24
HBK	HAMILTON BANCORP	MD	526,310	5.89	10.70	37.78	73.56	84.26	11.95	9.73
ESBK	ELMIRA SAVINGS BANK	NY	553,389	6.49	2.07	52.87	80.82	82.89	6.32	10.28
IROQ	IF BANCORP	IL	619,310	6.35	15.20	22.39	73.78	88.98	8.81	13.18
HMNF	HMN FINANCIAL	MN	722,080	13.64	1.31	20.30	81.95	83.26	0.00	11.36
SVBI	SEVERN BANCORP	MD	801,183	7.50	3.61	39.58	82.61	86.22	12.04	11.54
PBIP	PRUDENTIAL BANCORP	PA	944,329	17.30	14.66	35.54	61.88	76.54	13.38	13.98
		AVERAGE	533,021	9.05	6.44	38.64	77.70	84.14	7.92	12.38
		MEDIAN	539,850	7.32	3.06	36.66	79.17	83.97	7.57	11.45
		HIGH	944,329	17.30	15.20	70.37	85.20	90.37	20.63	20.80
		LOW	132,160	1.87	0.00	19.97	61.88	76.54	0.00	9.73

EXHIBIT 38

130

KELLER & COMPANY
Dublin, Ohio
(614) 766-1426

EXHIBIT 39

FINAL COMPARABLE GROUP

OPERATING PERFORMANCE AND ASSET QUALITY RATIOS
Most Recent Four Quarters

				OPERATING PERFORMANCE					ASSET QUALITY		
			Total Assets ($000)	Core ROAA (%)	Core ROAE (%)	Net Interest Margin (%)	Operating Expenses/ Assets (%)	Noninterest Income/ Assets (%)	NPA/ Assets (%)	REO/ Assets (%)	Reserves/ Assets (%)
	EQUITABLE BANK, SSB	**WI**	**313,424**	**(0.04)**	**(0.98)**	**3.49**	**4.24**	**0.84**	**1.72**	**1.26**	**0.42**
	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		< 950,000	< 1.10	< 10.00	2.70-4.20	1.50-4.50	< 1.50	< 1.80	< 1.30	> 0.40
EFBI	EAGLE FIN BANCORP	OH	132,160	0.31	1.68	3.29	4.20	1.48	0.59	0.00	0.90
EQFN	EQUITABLE FINANCIAL CORP	NE	305,633	0.49	3.72	3.68	2.86	0.81	1.48	0.07	1.50
FSBC	FSB BANCORP	NY	312,853	0.26	2.51	2.90	3.41	1.15	0.03	0.00	0.43
HFBL	HOME FED BANCORP OF LOUISIANA	LA	412,960	1.04	9.43	3.87	2.77	0.82	0.91	0.28	0.89
HBK	HAMILTON BANCORP	MD	526,310	0.33	2.92	3.08	2.44	0.39	1.45	0.09	0.54
ESBK	ELMIRA SAVINGS BANK	NY	553,389	0.57	5.21	3.38	2.88	0.97	0.57	0.01	0.80
IROQ	IF BANCORP	IL	619,310	0.34	2.51	3.07	2.54	0.78	1.34	0.05	0.92
HMNF	HMN FINANCIAL	MN	722,080	0.79	7.09	3.89	3.53	1.05	0.55	0.10	1.26
SVBI	SEVERN BANCORP	MD	801,183	0.75	6.92	3.49	2.89	0.72	0.76	0.03	1.02
PBIP	PRUDENTIAL BANCORP	PA	944,329	0.93	6.33	2.94	1.59	0.24	1.49	0.01	0.51
		AVERAGE	533,021	0.58	4.83	3.36	2.91	0.84	0.92	0.06	0.88
		MEDIAN	539,850	0.53	4.47	3.34	2.87	0.82	0.84	0.04	0.90
		HIGH	944,329	1.04	9.43	3.89	4.20	1.48	1.49	0.28	1.50
		LOW	132,160	0.26	1.68	2.90	1.59	0.24	0.03	0.00	0.43

131

KELLER & COMPANY
Dublin, Ohio
614-766-1426

EXHIBIT 40

COMPARABLE GROUP CHARACTERISTICS AND BALANCE SHEET TOTALS

				Number of Offices	Exchange	Most Recent Quarter Total Assets ($000)	Int. Earning Assets ($000)	Total Net Loans ($000)	Goodwill and Intang. ($000)	Total Deposits ($000)	Total Equity ($000)
SUBJECT											
	EQUITABLE BANK, SSB	**WAUWATOSA**	**WI**	**6**	-	**313,424**	**294,762**	**263,999**	**0**	**244,463**	**14,102**
COMPARABLE GROUP											
EFBI	EAGLE FIN BANCORP	CINCINNATI	OH	0	NASDAQ	132,160	114,245	102,434	0	108,781	27,491
ESBK	ELMIRA SAVINGS BANK	ELMIRA	NY	13	NASDAQ	553,389	489,968	447,261	13,752	456,851	56,886
EQFN	EQUITABLE FINANCIAL CORP	GRAND ISLAND	NE	6	NASDAQ	305,633	256,175	255,260	2,299	266,300	35,659
FSBC	FSB COMMUNITY BANKSHARES	FAIRPORT	NY	5	NASDAQ	312,853	282,830	266,546	894	216,761	31,315
HBK	HAMILTON BANCORP	TOWSON	MD	5	NASDAQ	526,310	468,272	387,165	9,176	408,703	51,228
HMNF	HMN FINANCIAL	ROCHESTER	MN	13	NASDAQ	722,080	676,749	591,779	2,856	640,821	82,056
HFBL	HOME FED BANCORP OF LOUISIANA	SHREVEPORT	LA	6	NASDAQ	412,960	382,900	314,661	168	348,274	46,410
IROQ	IF BANCORP	WATSEKA	IL	6	NASDAQ	619,310	572,062	456,942	791	489,708	81,613
PBIP	PRUDENTIAL BANCORP	PHILADELPHIA	PA	6	NASDAQ	944,329	833,008	584,380	6,741	683,286	132,060
SVBI	SEVERN BANCORP	ANNAPOLIS	MD	4	NASDAQ	801,183	744,408	661,840	1,603	590,013	92,417
	Average			6		533,021	482,061	406,827	3,828	420,950	63,714
	Median			6		539,850	479,120	417,213	1,951	432,777	54,057
	High			13		944,329	833,008	661,840	13,752	683,286	132,060
	Low			0		132,160	114,245	102,434	0	108,781	27,491

132

EXHIBIT 41 KELLER & COMPANY Dublin, Ohio 614-766-1426 BALANCE SHEET ASSET COMPOSITION - MOST RECENT QUARTER As a Percent of Total Assets Repo- Interest Interest Capitalized Total Cash & Net Loan Loss sessed Goodwill Non-Perf Earning Bearing Loan Assets Invest. MBS Loans Reserves Assets & Intang Assets Assets Liabilities Servicing ($000) (%) (%) (%) (%) (%) (%) (%) (%) (%) (%) SUBJECT EQUITABLE BANK, SSB 313,424 8.31 0.37 86.28 0.42 1.26 0.00 1.72 94.05 92.67 0.00 COMPARABLE GROUP EFBI EAGLE FIN BANCORP 132,160 12.00 0.00 77.51 0.90 0.00 0.00 0.59 91.26 78.70 0.00 EQFN EQUITABLE FINANCIAL CORP 305,633 12.28 0.15 83.52 1.50 0.07 0.47 1.48 93.74 75.40 0.28 FSBC FSB BANCORP 312,853 7.15 2.51 85.20 0.43 0.00 0.00 0.03 95.10 87.31 0.29 HFBL HOME FED BANCORP OF LOUISIANA 412,960 1 87 14.17 76.20 0.89 0.28 0.00 0.91 92.59 75.24 0.04 HBK HAMILTON BANCORP 526,310 5.89 10.70 73.56 0.54 0.09 1.74 1.45 90.62 83.23 0.00 ESBK ELMIRA SAVINGS BANK 553,389 6.49 2.07 80.82 0.80 0.01 2.23 0.57 88.12 75.50 0.26 IROQ IF BANCORP 619,310 6.35 15 20 73.78 0.92 0.05 0.00 1.34 94.86 82.21 0.13 HMNF HMN FINANCIAL 722,080 13.64 1.31 81.95 1.26 0.10 0.16 0.55 96.74 66.18 0.24 SVBI SEVERN BANCORP 801,183 7 50 3.61 82.61 1.02 0.03 0.14 0.76 94.16 76.49 0.06 PBIP PRUDENTIAL BANCORP 944,329 17 30 14.66 61.88 0.51 0.01 0.71 1.49 93.56 84.48 0.00 Average 533,021 9 05 6.44 77.70 0.88 0.06 0.55 0.92 93.08 78.47 0.13 Median 539,850 7.33 3 06 79.17 0 90 0.04 0.15 0.84 93.65 77 60 0.10 High 944,329 17.30 15.20 85.20 1.50 0 28 2.23 1.49 96.74 87.31 0.29 Low 132,160 1.87 0.00 61.88 0.43 0.00 0 00 0.03 88.12 66.18 0.00 ALL THRIFTS (122) Average 2,259,729 11.66 7.13 74.00 0.77 0.12 0.60 0.65 92.84 74.93 0.12 MIDWEST THRIFTS (39) Average 979,320 13.78 7.61 70.13 0.76 0.13 0.28 0.67 92.20 74.83 0.16 WISCONSIN THRIFTS (4) Average 760,469 7.60 7.82 75.58 0.79 0.08 0.02 0.27 92.49 57.59 0.04

KELLER & COMPANY
Dublin, Ohio
614-766-1426

BALANCE SHEET COMPARISON
LIABILITIES AND EQUITY - MOST RECENT QUARTER

	Total Liabilities ($000)	Total Equity ($000)	As a Percent of Assets: Total Deposits (%)	Total Borrowings (%)	Other Liabilities (%)	Preferred Equity (%)	Common Equity (%)	Acc. Other Compr. Income (%)	Retained Earnings (%)	Total Equity (%)	Tier 1 Capital (%)	Total Risk-Based Capital (%)
SUBJECT												
EQUITABLE BANK, SSB	**299,322**	**14,102**	**78.00**	**14.68**	**2.83**	**0.00**	**4.50**	**(0.70)**	**5.20**	**4.50**	**5.30**	**8.70**
COMPARABLE GROUP												
EFBI EAGLE FIN BANCORP	104,669	27,491	82.31	0.00	(3.11)	0.00	20.80	0.00	10.87	20.80	15.65	17.50
EQFN EQUITABLE FINANCIAL CORP	269,974	35,659	87.13	2.01	(0.81)	0.00	11.67	(0.01)	4.93	11.67	9.99	12.18
FSBC FSB BANCORP	281,538	31,315	69.29	20.63	0.08	0.00	10.01	(0.08)	6.02	10.01	9.45	16.32
HFBL HOME FED BANCORP OF LOUISIANA	366,550	46,410	84.34	4.05	0.38	0.00	11.24	(0.26)	7.64	11.24	11.38	17.59
HBK HAMILTON BANCORP	475,082	51,228	77.65	11.95	0.66	0.00	9.73	(0.32)	6.18	9.73	8.07	11.66
ESBK ELMIRA SAVINGS BANK	496,503	56,886	82.56	6.32	0.84	0.00	10.28	(0.05)	1.06	10.28	8.65	13.70
IROQ IF BANCORP	537,697	81,613	79.07	8.81	(1.06)	0.00	13.18	(0.47)	8.28	13.18	11.70	16.83
HMNF HMN FINANCIAL	640,024	82,056	88.75	0.00	(0.11)	0.00	11.36	(0.19)	3.33	11.36	10.97	13.93
SVBI SEVERN BANCORP	708,766	92,417	73.64	12.04	0.20	0.00	11.53	(0.01)	3.41	11.54	10.27	14.98
PBIP PRUDENTIAL BANCORP	812,269	132,060	72.36	13.38	0.28	0.00	13.98	(0.47)	2.91	13.98	13.09	21.05
Average	469,307	63,714	79.71	7.92	(0.27)	0.00	12.38	(0.19)	5.46	12.38	10.92	15.57
Median	485,793	54,057	80.69	7.57	0.14	0.00	11.45	(0.14)	5.47	11.45	10.62	15.65
High	812,269	132,060	88.75	20.63	0.84	0.00	20.80	0.00	10.87	20.80	15.65	21.05
Low	104,669	27,491	69.29	0.00	(3.11)	0.00	9.73	(0.47)	1.06	9.73	8.07	11.66
ALL THRIFTS (122)												
Average	1,983,827	275,902	77.83	9.27	0.14	0.06	12.54	(0.26)	6.35	12.60	11.79	18.88
MIDWEST THRIFTS (39)												
Average	877,240	102,079	79.03	8.05	0.28	0.00	12.58	(0.26)	6.64	12.58	11.92	20.30
WISCONSIN THRIFTS (4)												
Average	625,063	135,407	74.37	10.67	(0.29)	0.00	15.26	(0.19)	6.78	15.26	14.50	20.52

EXHIBIT 42

134

EXHIBIT 43 KELLER & COMPANY Dublin, Ohio 614-766-1426 INCOME AND EXPENSE COMPARISON TRAILING FOUR QUARTERS ($000) Interest Income Interest Expense Net Interest Income Provision for Loss Gain (Loss) on Sale Total Non-lnt. Income Total Non-lnt. Expense Net Income Before Taxes Income Taxes Net Income Core Income SUBJECT EQUITABLE BANK, SSB 11,765 1,585 10,180 425 0 2,595 13,141 (792) (425) (367) (133) COMPARABLE GROUP EFBI EAGLE FIN BANCORP 4,427 670 3,757 92 0 1,950 5,545 620 (48) 668 401 EQFN EQUITABLE FINANCIAL CORP 11,026 1,608 9,418 1,263 0 2,482 8,730 2,170 1,051 1,119 1,330 FSBC FSB BANCORP 11,242 3,031 8,211 294 0 3,608 10,659 1,217 498 719 790 HFBL HOME FED BANCORP OF LOUISIANA 18,191 3,364 14,827 995 94 3,390 11,441 6,152 2,464 3,688 4,360 HBK HAMILTON BANCORP 18,013 3,613 14,400 1,575 (2) 2,054 12,863 2,070 2,668 (598) 1,698 ESBK ELMIRA SAVINGS BANK 20,546 3,996 16,550 897 0 5,360 15,958 5,055 147 4,903 3,181 IROQ IF BANCORP 22,140 4,585 17,555 1,964 800 4,832 15,751 4,725 2,846 1,879 2,092 HMNF HMN FINANCIAL 28,178 1,860 26,318 (378) 0 7,549 25,461 9,714 4,659 5,055 5,712 SVBI SEVERN BANCORP 33,544 7,552 25,992 (375) 2 5,749 23,190 8,927 5,149 3,778 5,977 PBIP PRUDENTIAL BANCORP 31,558 7,064 24,494 800 235 2,304 14,995 11,692 4,842 6,850 8,482 Average 19,887 3,734 16,152 713 113 3,928 14,459 5,234 2,428 2,806 3,402 Median 19,369 3,489 15,689 849 0 3,499 13,929 4,890 2,566 2,784 2,637 High 33,544 7,552 26,318 1,964 800 7,549 25,461 11,692 5,149 6,850 8,482 Low 4,427 670 3,757 (378) (2) 1,950 5,545 620 (48) (598) 401 ALL THRIFTS (122) Average 76,684 15,104 61,580 1,687 487 19,731 43,761 29,215 11,371 18,455 19,107 MIDWEST THRIFTS (39) Average 33,502 7,217 26,286 539 204 20,789 34,048 13,363 6,165 7,197 9,525 WISCONSIN THRIFTS (4) Average 28,614 5,968 22,646 (440) (16) 32,888 43,203 12,454 5,066 7,388 8,190

KELLER & COMPANY
Dublin, Ohio
614-766-1426

EXHIBIT 44

INCOME AND EXPENSE COMPARISON
AS A PERCENTAGE OF AVERAGE ASSETS

		Interest Income	Interest Expense	Net Interest Income	Provision for Loss	Gain (Loss) on Sale	Total Non-Int. Income	Total Non-Int. Expense	Net Income Before Taxes	Income Taxes	Net Income	Core Income
SUBJECT												
EQUITABLE BANK, SSB		**3.80**	**0.51**	**3.29**	**0.14**	**0.00**	**0.84**	**4.24**	**(0.26)**	**(0.14)**	**(0.12)**	**(0.04)**
COMPARABLE GROUP												
EFBI	EAGLE FIN BANCORP	3.40	0.51	2.88	0.07	0.00	1.50	4.25	0.48	(0.04)	0.51	0.31
EQFN	EQUITABLE FINANCIAL CORP	4.04	0.59	3.45	0.46	0.00	0.91	3.20	0.79	0.38	0.41	0.49
FSBC	FSB BANCORP	3.70	1.00	2.70	0.10	0.00	1.19	3.50	0.40	0.16	0.24	0.26
HFBL	HOME FED BANCORP OF LOUISIANA	4.35	0.80	3.55	0.24	0.02	0.81	2.74	1.47	0.59	0.88	1.04
HBK	HAMILTON BANCORP	3.49	0.70	2.79	0.31	(0.00)	0.40	2.49	0.40	0.52	(0.12)	0.33
ESBK	ELMIRA SAVINGS BANK	3.66	0.71	2.95	0.16	0.00	0.95	2.84	0.90	0.03	0.87	0.57
IROQ	IF BANCORP	3.65	0.76	2.89	0.32	0.13	0.80	2.59	0.78	0.47	0.31	0.34
HMNF	HMN FINANCIAL	3.91	0.26	3.65	(0.05)	0.00	1.05	3.53	1.35	0.65	0.70	0.79
SVBI	SEVERN BANCORP	4.22	0.95	3.27	(0.05)	0.00	0.72	2.91	1.12	0.65	0.47	0.75
PBIP	PRUDENTIAL BANCORP	3.46	0.77	2.68	0.09	0.03	0.25	1.64	1.28	0.53	0.75	0.93
	Average	3.79	0.71	3.08	0.16	0.02	0.86	2.97	0.90	0.39	0.50	0.58
	Median	3.68	0.73	2.92	0.13	0.00	0.86	2.88	0.85	0.49	0.49	0.53
	High	4.35	1.00	3.65	0.46	0.13	1.50	4.25	1.47	0.65	0.88	1.04
	Low	3.40	0.26	2.68	(0.05)	(0.00)	0.25	1.64	0.40	(0.04)	(0.12)	0.26
ALL THRIFTS (122)												
	Average	3.74	0.64	3.09	0.08	0.01	0.84	2.81	1.03	0.40	0.84	0.87
MIDWEST THRIFTS (39)												
	Average	3.47	0.62	2.86	0.06	0.01	0.87	3.10	0.90	0.32	0.78	1.03
WISCONSIN THRIFTS (4)												
	Average	4.01	0.75	3.26	(0.12)	0.00	0.57	3.66	0.79	0.35	0.96	1.06

136

KELLER & COMPANY
Dublin, Ohio
614-766-1426

EXHIBIT 45

YIELDS, COSTS AND EARNINGS RATIOS
TRAILING FOUR QUARTERS

		Yield on Int. Earning Assets (%)	Cost of Int. Bearing Liabilities (%)	Net Interest Spread (%)	Net Interest Margin * (%)	ROAA (%)	ROAE (%)	Core ROAA (%)	Core ROAE (%)
SUBJECT									
EQUITABLE BANK, SSB		**4.03**	**0.59**	**3.44**	**3.49**	**(0.12)**	**(2.70)**	**(0.04)**	**(0.98)**
COMPARABLE GROUP									
EFBI	EAGLE FIN BANCORP	3.88	0.63	3.24	3.29	0.51	2.79	0.31	1.68
EQFN	EQUITABLE FINANCIAL CORP	4.30	0.68	3.63	3.68	0.41	3.13	0.49	3.72
FSBC	FSB BANCORP	3.97	1.50	2.47	2.90	0.24	2.28	0.26	2.51
HFBL	HOME FED BANCORP OF LOUISIANA	4.75	1.00	3.76	3.87	0.88	7.98	1.04	9.43
HBK	HAMILTON BANCORP	3.85	0.88	2.97	3.08	(0.12)	(1.03)	0.33	2.92
ESBK	ELMIRA SAVINGS BANK	4.19	0.88	3.31	3.38	0.87	8.03	0.57	5.21
IROQ	IF BANCORP	3.87	0.98	2.89	3.07	0.31	2.25	0.34	2.51
HMNF	HMN FINANCIAL	4.16	0.30	3.86	3.89	0.70	6.28	0.79	7.09
SVBI	SEVERN BANCORP	4.51	1.28	3.23	3.49	0.47	4.38	0.75	6.92
PBIP	PRUDENTIAL BANCORP	3.79	1.09	2.70	2.94	0.75	5.11	0.93	6.33
	Average	4.13	0.92	3.21	3.36	0.50	4.12	0.58	4.83
	Median	4.07	0.93	3.24	3.33	0.49	3.76	0.53	4.47
	High	4.75	1.50	3.86	3.89	0.88	8.03	1.04	9.43
	Low	3.79	0.30	2.47	2.90	(0.12)	(1.03)	0.26	1.68
ALL THRIFTS (122)									
	Average	4.07	0.86	3.22	3.37	0.84	6.84	0.87	7.08
MIDWEST THRIFTS (39)									
	Average	3.75	0.81	2.98	3.09	0.78	7.40	1.03	9.73
WISCONSIN THRIFTS (4)									
	Average	4.03	0.90	3.41	3.30	0.97	5.46	1.07	6.05

* Based on average interest-earning assets.

137

EXHIBIT 46 KELLER & COMPANY Dublin, Ohio 614-766-1426 RESERVES AND SUPPLEMENTAL DATA RESERVES AND SUPPLEMENTAL DATA Reserves/ Gross Loans (%) Reserves/ NPA (%) Net Chargeoffs/ Average Loans (%) Provisions/ Net Chargeoffs (%) Effective Tax Rate (%) SUBJECT EQUITABLE BANK, SSB 0.49 24.51 0.36 44.04 NM COMPARABLE GROUP EFBI EAGLE FIN BANCORP 1.07 151.53 0.11 0.00 19.22 EQFN EQUITABLE FINANCIAL CORP 1.73 101.86 (0.01) NM 41.08 FSBC FSB BANCORP 0.49 NM 0.00 0.00 30.14 HFBL HOME FED BANCORP OF LOUISIANA 1.11 98.72 0.53 2,125.00 36.15 HBK HAMILTON BANCORP 0.72 37.00 1.96 128.90 NM ESBK ELMIRA SAVINGS BANK 0.97 140.15 0.24 82.35 21.52 IROQ IF BANCORP 1.21 68.54 0.50 30.63 45.40 HMNF HMN FINANCIAL 1.49 229.78 0.00 (219.30) 43.11 SVBI SEVERN BANCORP 1.18 135.05 0.17 0.00 48.26 PBIP PRUDENTIAL BANCORP 0.81 34.32 0.91 NM 37.11 Average 1.08 110.77 0.44 268.45 35.78 Median 1.09 101.86 0.21 15.32 37.11 High 1.73 229.78 1.96 2,125.00 48.26 Low 0.49 34.32 (0.01) (219.30) 19.22 ALL THRIFTS (122) Average 1.01 124.74 0.16 (851.87) 33.03 MIDWEST THRIFTS (39) Average 1.02 119.42 0.21 (1,419.52) 31.24 WISCONSIN THRIFTS (4) Average 0.97 138.83 0.11 (3,090.23) 29.66

EXHIBIT 47 KELLER & COMPANY Dublin, Ohio 614-766-1426 FULL CONVERSION COMPARABLE GROUP MARKET, PRICING AND FINANCIAL RATIOS STOCK PRICES AS OF AUGUST 17, 2018 FINANCIAL DATA/ALL RATIOS MOST RECENT FOUR QUARTERS Market Data Price Ratios Dividends Financial Ratios Market Value ($M) Market Price/ Share ($) 12 Mo. EPS ($) Bk. Value /Share ($) Price/ Earnings (X) Price/ Book Value (%) Price/ Assets (%) Price/ Tang. Bk. Val. (%) Price/ Core Earnings (X) 12 Mo. Div./ Share ($) Dividend Yield (%) Payout Ratio (%) Equity/ Assets (%) Core ROAA (%) Core ROAE (%) THE EQUITABLE BANK, S.S.B. Appraised value - midpoint 23,000 10.00 0.19 14.83 NM 67.42 6.90 67.42 NM 0.00 0.00 0.00 10.23 0.08 0.78 Minimum 19,550 10.00 0.18 15.81 NM 63.25 5.92 63.25 NM 0.00 0.00 0.00 9.36 0.06 0.65 Maximum 26,450 10.00 0.19 14.11 NM 70.86 7.86 70.86 NM 0.00 0.00 0.00 11.09 0.10 0.89 Maximum, as adjusted 30,418 10.00 0.19 13.48 NM 74.16 8.94 74.16 NM 0.00 0.00 0.00 12.05 0.12 0.99 ALL THRIFTS (122) Average 380,398 24.80 1.46 20.54 26.94 131.36 15.71 142.75 23.70 0.32 1.36 21.90 12.60 0.80 6.52 Median 84,273 19.23 0.73 15.60 22.39 124.48 15.22 129.49 19.59 0.20 0.80 10.10 11.65 0.75 6.19 WISCONSIN THRIFTS (4) Average 167,966 16.12 0.42 13.44 22.31 120.73 18.72 121.19 18.94 0.37 2.17 0.00 15.26 0.96 8.11 Median 79,652 15.53 0.43 12.74 22.31 120.82 18.98 120.96 18.94 0.00 0.00 0.00 15.47 0.30 2.99 COMPARABLE GROUP (10) Average 72,384 18.49 0.77 16.62 29.87 110.85 13.63 118.50 29.49 0.21 1.01 19.94 12.38 0.58 4.83 Median 58,563 17.97 0.45 16.59 28.68 112.09 13.20 118.01 24.31 0.06 0.42 12.95 11.45 0.53 4.47 COMPARABLE GROUP EFBI EAGLE FIN BANCORP 25,498 15.81 0.41 17.05 38.56 92.75 19.29 92.75 63.59 0.00 0.00 0.00 20.80 0.31 1.68 ESBK ELMIRA SAVINGS BANK 53,666 20.30 1.85 21.52 10.97 94.34 9.70 124.42 16.87 0.92 4.53 49.73 10.28 0.57 5.21 EQFN EQUITABLE FINANCIAL CORP 39,812 12.00 0.34 10.75 35.29 111.65 13.03 119.34 29.93 0.00 0.00 0.00 11.67 0.49 3.72 FSBC FSB BANCORP 34,088 17.56 0.37 16.13 47.46 108.86 10.90 112.06 43.15 0.00 0.00 0.00 10.01 0.26 2.51 HBK HAMILTON BANCORP 49,461 14.50 0.15 15.02 29.13 96.55 9.40 117.62 29.13 0.00 0.00 0.00 9.73 0.33 2.92 HMNF HMN FINANCIAL 93,463 20.75 1.12 18.22 18.53 113.90 12.94 118.01 16.36 0.00 0.00 0.00 11.36 0.79 7.09 HFBL HOME FED BANCORP OF LOUIS 63,460 33.25 1.93 24.32 17.23 136.74 15.37 137.24 14.56 0.50 1.50 25.91 11.24 1.04 9.43 IROQ IF BANCORP 91,837 23.60 0.48 20.97 49.17 112.53 14.83 113.63 43.90 0.20 0.85 41.67 13.18 0.34 2.51 PBIP PRUDENTIAL BANCORP 165,388 18.38 0.76 14.68 24.18 125.24 17.51 131.97 19.50 0.33 1.80 43.42 13.98 0.93 6.33 SVBI SEVERN BANCORP 107,167 8.75 0.31 7.55 28.23 115.96 13.38 118.01 17.93 0.12 1.37 38.71 11.54 0.75 6.92

EXHIBIT 48

KELLER & COMPANY
Columbus, Ohio
614-766-1426

VALUATION ANALYSIS AND CALCULATION - FULL CONVERSION

THE EQUITABLE BANK, S.S.B.

Pricing ratios and parameters:

Pro Forma	Symbol	Midpoint Ratios	Comparable Group Average	Comparable Group Median	All Thrifts Average	All Thrifts Median
Price to earnings	P/E	NM	29.87	28.68	26.94	22.39
Price to core earnings	P/CE	NM	29.49	24.31	23.70	19.59
Price to book value	P/B	67.42	110.85	112.09	131.36	124.48
Price to tangible book value	P/TB	67.42	118.50	118.01	142.75	129.49
Price to assets	P/A	6.90	13.63	13.20	15.71	15.22

Pre conversion earnings	(Y)	$ (367,000)
Pre conversion core earnings	(CY)	$ (133,000)
Pre conversion book value	(B)	$ 14,102,000
Pre conversion tang. book value	(TB)	$ 14,102,000
Pre conversion assets	(A)	$ 313,424,000

Conversion expense	(X)	5.54%	Percent sold	(PCT)	100.00%
ESOP stock purchase	(E)	7.00%	Option % granted	(OP)	0.00%
ESOP cost of borrowings, net	(S)	0.00%	Est. option value	(OV)	0.00%
ESOP term (yrs.)	(T)	25	Option maturity	(OM)	10
RRP amount	(M)	0.00%	Option % taxable	(OT)	0.00%
RRP term (yrs.)	(N)	0	Price per share	(P)	$ 10.00
Tax rate	(TAX)	21.00%			
Investment rate of return, pretax		2.85%			
Investment rate of return, net	(RR)	2.25%			

Formulae to indicate value after conversion:

1. P/CE method: Value = P/CE*CY / ((1-P/CE*(PCT)*((1-X-E-M)*(RR*(1-TAX))-((1-TAX)*E/T)-((1-TAX)*M/N)-((1-TAX)*OT)*(OP*OV)/OM))) = $ NM

2. P/B method: Value = P/B*(B) / (1-PB*(PCT)*(1-X-E-M)) = $ 23,000,000

3. P/A method: Value = P/A*(A) / (1-PA*(PCT)*(1-X-E-M)) = $ 23,000,000

VALUATION CORRELATION AND CONCLUSIONS:

	Share Price	Public Shares Sold	Gross Proceeds of Public Offering	MHC Shares Issued	Total Shares Issued	TOTAL VALUE
Midpoint	**10.00**	**2,300,000**	**$23,000,000**	**0**	**2,300,000**	**$23,000,000**
Minimum	10.00	1,955,000	$19,550,000	0	1,955,000	$19,550,000
Maximum	10.00	2,645,000	$26,450,000	0	2,645,000	$26,450,000
Maximum, as adjusted	10.00	3,041,750	$30,417,500	0	3,041,750	$30,417,500

140

EXHIBIT 49

KELLER & COMPANY
Columbus, Ohio
614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS
THE EQUITABLE BANK, S.S.B.
Minority Offering at the MINIMUM

1. Gross Offering Proceeds

Offering proceeds [1]	$	19,550,000
Less: Estimated offering expenses		1,275,000
Net offering proceeds	$	18,275,000

2. Generation of Additional Income

Net offering proceeds	$	18,275,000
Less: Stock-based benefit plans [2]		1,368,500
Less: MHC capitalization		100,000
Net offering proceeds invested	$	16,806,500
Investment rate, after taxes		2.25%
Earnings increase - return on proceeds invested	$	378,398
Less: Estimated cost of ESOP borrowings		0
Less: Amortization of ESOP borrowings, net of taxes		43,245
Less: Stock-based incentive plan expense, net of taxes		0
Less: Option expense, net of applicable taxes		0
Net earnings increase (decrease)	$	335,154

3. Comparative Pro Forma Earnings

		Net		Core
Before conversion - 12 months ended 6/30/18	$	(367,000)	$	(133,000)
Net earnings increase (decrease)		335,154		335,154
After conversion	$	(31,846)	$	202,154

4. Comparative Pro Forma Net Worth [3]

		Total		Tangible
Before conversion - 6/30/18	$	14,102,000	$	14,102,000
Net cash conversion proceeds		16,806,500		16,806,500
MHC consolidation		0		0
After conversion	$	30,908,500	$	30,908,500

5. Comparative Pro Forma Assets

Before conversion - 6/30/18	$	313,424,000
Net cash conversion proceeds		16,806,500
MHC consolidation		0
After conversion	$	330,230,500

(1) Represents gross proceeds of public offering.
(2) Represents ESOP and stock-based incentive plans.
(3) ESOP and RRP are omitted from net worth.

141

EXHIBIT 50

KELLER & COMPANY
Columbus, Ohio
614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS
THE EQUITABLE BANK, S.S.B.
Minority Offering at the MIDPOINT

1. Gross Offering Proceeds

Offering proceeds [1]	$	23,000,000
Less: Estimated offering expenses		1,275,000
Net offering proceeds	$	21,725,000

2. Generation of Additional Income

Net offering proceeds	$	21,725,000
Less: Stock-based benefit plans [2]		1,610,000
Less: MHC capitalization		100,000
Net offering proceeds invested	$	20,015,000
Investment rate, after taxes		2.25%
Earnings increase - return on proceeds invested	$	450,638
Less: Estimated cost of ESOP borrowings		0
Less: Amortization of ESOP borrowings, net of taxes		50,876
Less: Stock-based incentive plan expense, net of taxes		0
Less: Option expense, net of applicable taxes		0
Net earnings increase (decrease)	$	399,762

3. Comparative Pro Forma Earnings

		Regular		Core
Before conversion - 12 months ended 6/30/18	$	(367,000)	$	(133,000)
Net earnings increase		399,762		399,762
After conversion	$	32,762	$	266,762

4. Comparative Pro Forma Net Worth [3]

		Total		Tangible
Before conversion - 6/30/18	$	14,102,000	$	14,102,000
Net cash conversion proceeds		20,015,000		20,015,000
MHC consolidation		0		0
After conversion	$	34,117,000	$	34,117,000

5. Comparative Pro Forma Assets

Before conversion - 6/30/18	$	313,424,000
Net cash conversion proceeds		20,015,000
MHC consolidation		0
After conversion	$	333,439,000

(1) Represents gross proceeds of public offering.
(2) Represents ESOP and stock-based incentive plans..
(3) ESOP and RRP are omitted from net worth.

142

EXHIBIT 51

KELLER & COMPANY
Columbus, Ohio
614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS
THE EQUITABLE BANK, S.S.B.
Minority Offering at the MAXIMUM

1. Gross Offering Proceeds

Offering proceeds [1]	$	26,450,000
Less: Estimated offering expenses		1,275,000
Net offering proceeds	$	25,175,000

2. Generation of Additional Income

Net offering proceeds	$	25,175,000
Less: Stock-based benefit plans [2]		1,851,500
Less: MHC capitalization		100,000
Net offering proceeds invested	$	23,223,500
Investment rate, after taxes		2.25%
Earnings increase - return on proceeds invested	$	522,877
Less: Estimated cost of ESOP borrowings		0
Less: Amortization of ESOP borrowings, net of taxes		58,507
Less: Stock-based incentive plan expense, net of taxes		0
Less: Option expense, net of applicable taxes		0
Net earnings increase (decrease)	$	464,370

3. Comparative Pro Forma Earnings

		Regular		Core
Before conversion - 12 months ended 6/30/18	$	(367,000)	$	(133,000)
Net earnings increase		464,370		464,370
After conversion	$	97,370	$	331,370

4. Comparative Pro Forma Net Worth [3]

		Total		Tangible
Before conversion - 6/30/18	$	14,102,000	$	14,102,000
Net cash conversion proceeds		23,223,500		23,223,500
MHC consolidation		0		0
After conversion	$	37,325,500	$	37,325,500

5. Comparative Pro Forma Assets

Before conversion - 6/30/18	$	313,424,000
Net cash conversion proceeds		23,223,500
MHC consolidation		0
After conversion	$	336,647,500

(1) Represents gross proceeds of public offering.
(2) Represents ESOP and stock-based incentive plans..
(3) ESOP and RRP are omitted from net worth.

143

EXHIBIT 52 KELLER & COMPANY Columbus, Ohio 614-766-1426 PROJECTED EFFECT OF CONVERSION PROCEEDS THE EQUITABLE BANK, S.S.B. Minority Offering at the Maximum, as adjusted 1. Gross Offering Proceeds Offering proceeds (1) $ 30,417,500 Less: Estimated offering expenses 1,275,000 Net offering proceeds $ 29,142,500 2. Generation of Additional Income Net offering proceeds $ 29,142,500 Less: Stock-based benefit plans (2) 2,129,225 Less: MHC capitalization 100,000 Net offering proceeds invested $ 26,913,275 Investment rate, after taxes 2.25% Earnings increase - return on proceeds invested $ 605,952 Less: Estimated cost of ESOP borrowings 0 Less: Amortization of ESOP borrowings, net of taxes 67,284 Less: Stock-based incentive plan expense, net of taxes 0 Less: Option expense, net of applicable taxes 0 Net earnings increase (decrease) $ 538,669 3. Comparative Pro Forma Earnings Regular Core Before conversion -12 months ended 6/30/18 $ (367,000) $ (133,000) Net earnings increase 538,669 538,669 After conversion $ 171,669 $ 405,669 4. Comparative Pro Forma Net Worth (3) Total Tangible Before conversion - 6/30/18 $ 14,102,000 $ 14,102,000 Net cash conversion proceeds 26,913,275 26,913,275 MHC consolidation 0 0 After conversion $ 41,015,275 $ 41,015,275 5. Comparative Pro Forma Assets Before conversion - 6/30/18 $ 313,424,000 Net cash conversion proceeds 26,913,275 MHC consolidation 0 After conversion $ 340,337,275 (1) Represents gross proceeds of public offering. (2) Represents ESOP and stock-based incentive plans.. (3) ESOP and RRP are omitted from net worth.

EXHIBIT 53

KELLER & COMPANY
Columbus, Ohio
614-766-1426

MINORITY OFFERING SUMMARY OF VALUATION PREMIUM OR DISCOUNT

THE EQUITABLE BANK, S.S.B.

			Premium or (discount) from comparable group.	
	The Equitable Bank, S.S.B.		Average	Median
Midpoint:				
Price/earnings	NM x		NM	NM
Price/book value	67.42 %	*	-39.18%	-39.85%
Price/assets	6.90 %		-49.41%	-47.75%
Price/tangible book value	67.42 %		-43.11%	-42.87%
Price/core earnings	NM x		NM	NM
Minimum of range:				
Price/earnings	NM x		NM	NM
Price/book value	63.25 %	*	-42.94%	-43.57%
Price/assets	5.92 %		-56.58%	-55.15%
Price/tangible book value	63.25 %		-46.63%	-46.40%
Price/core earnings	NM x		NM	NM
Maximum of range:				
Price/earnings	NM x		NM	NM
Price/book value	70.86 %	*	-36.07%	-36.78%
Price/assets	7.86 %		-42.37%	-40.48%
Price/tangible book value	70.86 %		-40.20%	-39.95%
Price/core earnings	NM x		NM	NM
Super maximum of range:				
Price/earnings	NM x		NM	NM
Price/book value	74.16 %	*	-33.10%	-33.84%
Price/assets	8.94 %		-34.45%	-32.30%
Price/tangible book value	74.16 %		-37.42%	-37.16%
Price/core earnings	NM x		NM	NM

* Represents pricing ratio associated with primary valuation method.

145

KELLER & COMPANY
Dublin, Ohio
614-766-1426

STAGE ONE MHC CONVERSION

COMPARABLE GROUP MARKET, PRICING AND FINANCIAL RATIOS
STOCK PRICES AS OF AUGUST 17, 2018
FINANCIAL DATA/ALL RATIOS MOST RECENT FOUR QUARTERS

	Market Data				Pricing Ratios					Dividends			Financial Ratios		
	Market Value ($M)	Price/ Share ($)	12 Mo. EPS ($)	Bk. Value /Share ($)	Price/ Earnings (X)	Price/ Book Value (%)	Price/ Assets (%)	Price/ Tang. Bk. Val. (%)	Price/ Core Earnings (X)	12 Mo. Div./ Share ($)	Dividend Yield (%)	Payout Ratio (%)	Equity/ Assets (%)	Core ROAA (%)	Core ROAE (%)
THE EQUITABLE BANK, S.S.B.															
Appraised value - midpoint	**23,000**	**10.00**	**0.07**	**9.76**	**NM**	**102.44**	**7.15**	**102.44**	**NM**	**0.00**	**0.00**	**0.00**	**6.98**	**0.01**	**0.14**
Minimum	19,550	10.00	0.07	10.75	NM	93.06	6.10	93.06	NM	0.00	0.00	0.00	6.56	0.00	0.01
Maximum	26,450	10.00	0.08	9.03	NM	110.69	8.18	110.69	NM	0.00	0.00	0.00	7.39	0.02	0.26
Maximum, as adjusted	30,418	10.00	0.08	8.40	NM	119.02	9.36	119.02	NM	0.00	0.00	0.00	7.87	0.03	0.37
ALL THRIFTS (122)															
Average	380,398	24.80	1.46	20.54	26.94	131.36	15.71	142.75	23.70	0.32	1.36	21.90	12.60	0.80	6.52
Median	84,273	19.23	0.73	15.60	22.39	124.48	15.22	129.49	19.59	0.20	0.80	10.10	11.65	0.75	6.19
WISCONSIN THRIFTS (4)															
Average	167,966	16.12	0.42	13.44	22.31	120.73	18.72	121.19	18.94	0.37	2.17	0.00	15.26	0.96	8.11
Median	79,652	15.53	0.43	12.74	22.31	120.82	18.98	120.96	18.94	0.00	0.00	0.00	15.47	0.30	2.99
COMPARABLE GROUP (10)															
Average	72,384	18.49	0.77	16.62	29.87	110.85	13.63	118.50	29.49	0.21	1.01	19.94	12.38	0.58	4.83
Median	58,563	17.97	0.45	16.59	28.68	112.09	13.20	118.01	24.31	0.06	0.42	12.95	11.45	0.53	4.47
COMPARABLE GROUP															
EFBI EAGLE FIN BANCORP	25,498	15.81	0.41	17.05	38.56	92.75	19.29	92.75	63.59	0.00	0.00	0.00	20.80	0.31	1.68
ESBK ELMIRA SAVINGS BANK	53,666	20.30	1.85	21.52	10.97	94.34	9.70	124.42	16.87	0.92	4.53	49.73	10.28	0.57	5.21
EQFN EQUITABLE FINANCIAL CORP	39,812	12.00	0.34	10.75	35.29	111.65	13.03	119.34	29.93	0.00	0.00	0.00	11.67	0.49	3.72
FSBC FSB BANCORP	34,088	17.56	0.37	16.13	47.46	108.86	10.90	112.06	43.15	0.00	0.00	0.00	10.01	0.26	2.51
HBK HAMILTON BANCORP	49,461	14.50	0.15	15.02	29.13	96.55	9.40	117.62	29.13	0.00	0.00	0.00	9.73	0.33	2.92
HMNF HMN FINANCIAL	93,463	20.75	1.12	18.22	18.53	113.90	12.94	118.01	16.36	0.00	0.00	0.00	11.36	0.79	7.09
HFBL HOME FED BANCORP OF LOUIS	63,460	33.25	1.93	24.32	17.23	136.74	15.37	137.24	14.56	0.50	1.50	25.91	11.24	1.04	9.43
IROQ IF BANCORP	91,837	23.60	0.48	20.97	49.17	112.53	14.83	113.63	43.90	0.20	0.85	41.67	13.18	0.34	2.51
PBIP PRUDENTIAL BANCORP	165,388	18.38	0.76	14.68	24.18	125.24	17.51	131.97	19.50	0.33	1.80	43.42	13.98	0.93	6.33
SVBI SEVERN BANCORP	107,167	8.75	0.31	7.55	28.23	115.96	13.38	118.01	17.93	0.12	1.37	38.71	11.54	0.75	6.92

EXHIBIT 54

146

KELLER & COMPANY
Columbus, Ohio
614-766-1426

EXHIBIT 55

VALUATION ANALYSIS AND CALCULATION - STAGE ONE MHC CONVERSION

THE EQUITABLE BANK, S.S.B.

Pricing ratios and parameters:

Pro Forma	Symbol	Midpoint Ratios	Comparable Group Average	Comparable Group Median	All Thrifts Average	All Thrifts Median
Price to earnings	P/E	NM	29.87	28.68	26.94	22.39
Price to core earnings	P/CE	NM	29.49	24.31	23.70	19.59
Price to book value	P/B	102.90	110.85	112.09	131.36	124.48
Price to tangible book value	P/TB	102.90	118.50	118.01	142.75	129.49
Price to assets	P/A	7.15	13.63	13.20	15.71	15.22

Pre conversion earnings	(Y)	$ (367,000)
Pre conversion core earnings	(CY)	$ (133,000)
Pre conversion book value	(B)	$ 14,102,000
Pre conversion tang. book value	(TB)	$ 14,102,000
Pre conversion assets	(A)	$ 313,424,000

Conversion expense	(X)	5.54%	Percent sold	(PCT)	45.00%
ESOP stock purchase	(E)	3.15%	Option % granted	(OP)	0.00%
ESOP cost of borrowings, net	(S)	0.00%	Est. option value	(OV)	0.00%
ESOP term (yrs.)	(T)	25	Option maturity	(OM)	0.00%
RRP amount	(M)	0.00%	Option % taxable	(OT)	0.00%
RRP term (yrs.)	(N)	0	Price per share	(P)	$ 10.00
Tax rate	(TAX)	21.00%			
Investment rate of return, pretax		2.85%			
Investment rate of return, net	(RR)	2.25%			

Formulae to indicate value after conversion:

1. P/CE method: Value = $\frac{P/CE*CY}{((1-P/CE*(PCT)*((1-X-E-M)*(RR*(1-TAX))-((1-TAX)*E/T)-((1-TAX)*M/N)-((1-TAX)*OT)*(OP*OV)/OM)))}$ = $ NM

2. P/B method: Value = $\frac{P/B*(B)}{(1-PB*(PCT)*(1-X-E-M))}$ = $ 23,000,000

3. P/A method: Value = $\frac{P/A*(A)}{(1-PA*(PCT)*(1-X-E-M))}$ = $ 23,000,000

VALUATION CORRELATION AND CONCLUSIONS:

	Share Prices	Public Shares Sold	Gross Proceeds of Public Offering	MHC Shares Issued	Total Shares Issued	TOTAL VALUE
Midpoint	**10.00**	**1,035,000**	**$10,350,000**	**1,265,000**	**2,300,000**	**$23,000,000**
Minimum	10.00	879,750	$8,797,500	1,075,250	1,955,000	$19,550,000
Maximum	10.00	1,190,250	$11,902,500	1,454,750	2,645,000	$26,450,000
Maximum, as adjusted	10.00	1,368,788	$13,687,875	1,672,963	3,041,750	$30,417,500

147

EXHIBIT 56 KELLER & COMPANY Columbus, Ohio 614-766-1426 PROJECTED EFFECT OF CONVERSION PROCEEDS THE EQUITABLE BANK, S.S.B. Minority Offering at the MINIMUM 1. Gross Offering Proceeds Offering proceeds (1) $ 8,797,500 Less: Estimated offering expenses 1,275,000 Net offering proceeds $ 7,522,500 2. Generation of Additional Income Net offering proceeds $ 7,522,500 Less: Stock-based benefit plans (2) 615,825 Less: MHC capitalization 100,000 Net offering proceeds invested $ 6,806,675 Investment rate, after taxes 2.25% Earnings increase - return on proceeds invested $ 153,252 Less: Estimated cost of ESOP borrowings 0 Less: Amortization of ESOP borrowings, net of taxes 19,460 Less: Stock-based incentive plan expense, net of taxes 0 Less: Option expense, net of applicable taxes 0 Net earnings increase (decrease) $ 133,792 3. Comparative Pro Forma Earnings Net Core Before conversion -12 months ended 6/30/18 $ (367,000) $ (133,000) Net earnings increase (decrease) 133,792 133,792 After conversion $ (233,208) $ 792 4. Comparative Pro Forma Net Worth (3) Total Tangible Before conversion - 6/30/18 $ 14,102,000 $ 14,102,000 Net cash conversion proceeds 6,806,675 6,806,675 MHC consolidation 0 0 After conversion $ 20,908,675 $ 20,908,675 5. Comparative Pro Forma Assets Before conversion - 6/30/18 $ 313,424,000 Net cash conversion proceeds 6,806,675 MHC consolidation 0 After conversion $ 320,230,675 (1) Represents gross proceeds of public offering. (2) Represents ESOP and stock-based incentive plans.. (3) ESOP and RRP are omitted from net worth.

KELLER & COMPANY
Columbus, Ohio
614-766-1426

EXHIBIT 57

PROJECTED EFFECT OF CONVERSION PROCEEDS
THE EQUITABLE BANK, S.S.B.
Minority Offering at the MIDPOINT

1. Gross Offering Proceeds

Offering proceeds [1]	$	10,350,000
Less: Estimated offering expenses		1,275,000
Net offering proceeds	$	9,075,000

2. Generation of Additional Income

Net offering proceeds	$	9,075,000
Less: Stock-based benefit plans [2]		724,500
Less: MHC capitalization		100,000
Net offering proceeds invested	$	8,250,500
Investment rate, after taxes		2.25%
Earnings increase - return on proceeds invested	$	185,760
Less: Estimated cost of ESOP borrowings		0
Less: Amortization of ESOP borrowings, net of taxes		22,894
Less: Stock-based incentive plan expense, net of taxes		0
Less: Option expense, net of applicable taxes		0
Net earnings increase (decrease)	$	162,866

3. Comparative Pro Forma Earnings

		Regular		Core
Before conversion - 12 months ended 6/30/18	$	(367,000)	$	(133,000)
Net earnings increase		162,866		162,866
After conversion	$	(204,134)	$	29,866

4. Comparative Pro Forma Net Worth [3]

		Total		Tangible
Before conversion - 6/30/18	$	14,102,000	$	14,102,000
Net cash conversion proceeds		8,250,500		8,250,500
MHC consolidation		0		0
After conversion	$	22,352,500	$	22,352,500

5. Comparative Pro Forma Assets

Before conversion - 6/30/18	$	313,424,000
Net cash conversion proceeds		8,250,500
MHC consolidation		0
After conversion	$	321,674,500

(1) Represents gross proceeds of public offering.
(2) Represents ESOP and stock-based incentive plans..
(3) ESOP and RRP are omitted from net worth.

149

KELLER & COMPANY
Columbus, Ohio
614-766-1426

EXHIBIT 58

PROJECTED EFFECT OF CONVERSION PROCEEDS
THE EQUITABLE BANK, S.S.B.
Minority Offering at the MAXIMUM

1. Gross Offering Proceeds

Offering proceeds (1)	$	11,902,500
Less: Estimated offering expenses		1,275,000
Net offering proceeds	$	10,627,500

2. Generation of Additional Income

Net offering proceeds	$	10,627,500
Less: Stock-based benefit plans (2)		833,175
Less: MHC capitalization		100,000
Net offering proceeds invested	$	9,694,325
Investment rate, after taxes		2.25%
Earnings increase - return on proceeds invested	$	218,268
Less: Estimated cost of ESOP borrowings		0
Less: Amortization of ESOP borrowings, net of taxes		26,328
Less: Stock-based incentive plan expense, net of taxes		0
Less: Option expense, net of applicable taxes		0
Net earnings increase (decrease)	$	191,939

3. Comparative Pro Forma Earnings

		Regular		Core
Before conversion - 12 months ended 6/30/18	$	(367,000)	$	(133,000)
Net earnings increase		191,939		191,939
After conversion	$	(175,061)	$	58,939

4. Comparative Pro Forma Net Worth (3)

		Total		Tangible
Before conversion - 6/30/18	$	14,102,000	$	14,102,000
Net cash conversion proceeds		9,694,325		9,694,325
MHC consolidation		0		0
After conversion	$	23,796,325	$	23,796,325

5. Comparative Pro Forma Assets

Before conversion - 6/30/18	$	313,424,000
Net cash conversion proceeds		9,694,325
MHC consolidation		0
After conversion	$	323,118,325

(1) Represents gross proceeds of public offering.
(2) Represents ESOP and stock-based incentive plans..
(3) ESOP and RRP are omitted from net worth.

150

EXHIBIT 59 KELLER & COMPANY Columbus, Ohio 614-766-1426 PROJECTED EFFECT OF CONVERSION PROCEEDS THE EQUITABLE BANK, S.S.B. Minority Offering at the Maximum, as adjusted 1. Gross Offering Proceeds Offering proceeds (1) $ 13,687,875 Less: Estimated offering expenses 1,275,000 Net offering proceeds $ 12,412,875 2. Generation of Additional Income Net offering proceeds $ 12,412,875 Less: Stock-based benefit plans (2) 958,151 Less: MHC capitalization 100,000 Net offering proceeds invested $ 11,354,724 Investment rate, after taxes 2.25% Earnings increase - return on proceeds invested $ 255,652 Less: Estimated cost of ESOP borrowings 0 Less: Amortization of ESOP borrowings, net of taxes 30,278 Less: Stock-based incentive plan expense, net of taxes 0 Less: Option expense, net of applicable taxes 0 Net earnings increase (decrease) $ 225,374 3. Comparative Pro Forma Earnings Regular Core Before conversion -12 months ended 6/30/18 $ (367,000) $ (133,000) Net earnings increase 225,374 225,374 After conversion $ (141,626) $ 92,374 4. Comparative Pro Forma Net Worth (3) Total Tangible Before conversion - 6/30/18 $ 14,102,000 $ 14,102,000 Net cash conversion proceeds 11,354,724 11,354,724 MHC consolidation 0 0 After conversion $ 25,456,724 $ 25,456,724 5. Comparative Pro Forma Assets Before conversion - 6/30/18 $ 313,424,000 Net cash conversion proceeds 11,354,724 MHC consolidation 0 After conversion $ 324,778,724 (1) Represents gross proceeds of public offering. (2) Represents ESOP and stock-based incentive plans. (3) ESOP and RRP are omitted from net worth.

KELLER & COMPANY
Columbus, Ohio
614-766-1426

EXHIBIT 60

MINORITY OFFERING SUMMARY OF VALUATION PREMIUM OR DISCOUNT

THE EQUITABLE BANK, S.S.B.

	The Equitable Bank, S.S.B.		Premium or (discount) from comparable group. Average	Median
Midpoint:				
Price/earnings	NM x		NM	NM
Price/book value	102.90 %	*	-7.18%	-8.20%
Price/assets	7.15 %		-47.56%	-45.84%
Price/tangible book value	102.90 %		-13.17%	-12.81%
Price/core earnings	NM x		NM	NM
Minimum of range:				
Price/earnings	NM x		NM	NM
Price/book value	93.50 %	*	-15.65%	-16.58%
Price/assets	6.10 %		-55.22%	-53.75%
Price/tangible book value	93.50 %		-21.10%	-20.77%
Price/core earnings	NM x		NM	NM
Maximum of range:				
Price/earnings	NM x		NM	NM
Price/book value	111.15 %	*	0.27%	-0.83%
Price/assets	8.19 %		-39.96%	-37.99%
Price/tangible book value	111.15 %		-6.20%	-5.81%
Price/core earnings	NM x		NM	NM
Super maximum of range:				
Price/earnings	NM x		NM	NM
Price/book value	119.49 %	*	7.79%	6.60%
Price/assets	9.37 %		-31.31%	-29.05%
Price/tangible book value	119.49 %		0.83%	1.25%
Price/core earnings	NM x		NM	NM

* Represents pricing ratio associated with primary valuation method.

152

ALPHABETICAL EXHIBITS

EXHIBIT A KELLER & COMPANY, INC. Financial Institution Consultants 555 Metro Place North, Suite 524 614-766-1426 Dublin, Ohio 43017 (fax) 614-766-1459 PROFILE OF THE FIRM KELLER & COMPANY, INC. is a national consulting firm to financial institutions, serving clients throughout the United States from its office in Dublin, Ohio. Since our inception in 1985, we have provided a wide range of consulting services to over 250 financial institutions including banks, thrifts, mortgage companies, insurance companies and holding companies from Oregon to Maine. Services offered by Keller & Company include the preparation of stock and ESOP valuations, fairness opinions, business and strategic plans, capital plans, financial models and projections, market studies, de novo charter and deposit insurance applications, incentive compensation plans, compliance policies, lending, underwriting and investment criteria, and responses to regulatory comments. Keller & Company also serves as advisor in merger/acquisition, deregistration, going private, secondary offering and branch purchase/sale transactions. Keller & Company is additionally active in loan review, director and management review, product analysis and development, performance analysis, compensation review, policy development, charter conversion, data processing, information technology systems, and conference planning and facilitation. Keller & Company is one of the leading firms in the U.S. with regard to the completion of ESOP valuations for financial institutions and prepares over 25 ESOP valuations a year. Keller is also one of the leading conversion appraisal firms in the United States. Keller has on-line access to current and historical financial, organizational and demographic data for every financial institution and financial institution holding company in the United States as well as daily pricing data and ratios for all publicly traded financial institutions. Keller & Company is an experienced appraiser of financial institutions for filing conversion appraisals with the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Federal Reserve Board and numerous state government agencies, and is also approved by the Internal Revenue Service as an expert in financial institution stock valuations. Each of the firm's senior consultants has over thirty years of front line experience and accomplishment in various areas of the financial institution, regulatory and real estate sectors, offering clients distinct and diverse areas of expertise. It is the goal of Keller & Company to provide specific and ongoing relationship-based services that are pertinent, focused and responsive to the needs of the individual client institution within the changing industry environment, and to offer those services at reasonable fees on a timely basis. In recent years, Keller & Company has become one of the leading and most recognized financial institution consulting firms in the nation.

CONSULTANTS IN THE FIRM MICHAEL R. KELLER has over thirty years experience as a consultant to the financial institution industry. Immediately following his graduation from college, Mr. Keller took a position as an examiner of financial institutions in northeastern Ohio with a focus on Cleveland area institutions. After working two years as an examiner, Mr. Keller entered Ohio State University full time to obtain his M.B.A. in Finance. Mr. Keller then worked as an associate for a management consulting firm specializing in services to financial institutions immediately after receiving his M.B.A. During his eight years with the firm, he specialized in mergers and acquisitions, branch acquisitions and sales, branch feasibility studies, stock valuations, charter applications, and site selection analyses. By the time of his departure, he had attained the position of vice president, with experience in almost all facets of banking operations. Prior to forming Keller & Company, Mr. Keller also worked as a senior consultant in a larger consulting firm. In that position, he broadened his activities and experience, becoming more involved with institutional operations, business and strategic planning, regulatory policies and procedures, performance analysis, conversion appraisals, and fairness opinions. Mr. Keller established Keller & Company in November 1985 to better serve the needs of the financial institution industry. Mr. Keller graduated from the College of Wooster with a B. A. in Economics in 1972, and later received an M.B.A. in Finance in 1976 from the Ohio State University where he took numerous courses in corporate stock valuations.

Consultants in the Firm (cont.) SUSAN H. O’DONNELL has twenty years of experience in the finance and accounting areas of the banking industry. At the start of her career, Ms. O’Donnell worked in public accounting for Coopers & Lybrand in Cincinnati and earned her CPA. Her clients consisted primarily of financial institutions and health care companies. Ms. O’Donnell then joined Empire Bank of America in Buffalo, New York. During her five years with Empire, Ms. O’Donnell progressed to the level of Vice President and was responsible for SEC, FHLB and internal financial reporting. She also coordinated the offering circular for its initial offering of common stock. Ms. O’Donnell later joined Banc One Corporation where she worked for eleven years. She began her career at Banc One in the Corporate Accounting Department where she was responsible for SEC, Federal Reserve and investor relations reporting and coordinated the offering documents for stock and debt offerings. She also performed acquisition work including regulatory applications and due diligence and established accounting policies and procedures for all affiliates. Ms. O’Donnell later moved within Banc One to the position of chief financial officer of the Personal Trust business responsible for $225 million in revenue. She then provided leadership as the Director of Personal Trust Integration responsible for various savings and revenue enhancements related to the Bank One/First Chicago merger. Ms. O’Donnell graduated from Miami University with a B.S. in Business. She also completed the Leading Strategic Change Program at The Darden School of Business and the Banc One Leadership Development Program.

Consultants in the Firm (cont.) JOHN A. SHAFFER has over thirty years experience in banking, finance, real estate lending, and development. Following his university studies, Mr. Shaffer served as a lending officer for a large real estate investment trust, specializing in construction and development loans. Having gained experience in loan underwriting, management and workout, he later joined Chemical Bank of New York and was appointed Vice President for Loan Administration of Chemical Mortgage Company in Columbus, Ohio. At Chemical, he managed all commercial and residential loan servicing, administering a portfolio in excess of $2 billion. His responsibilities also included the analysis, management and workout of problem commercial real estate loans and equity holdings, and the structuring, negotiation, acquisition and sale of loan servicing, mortgage and equity securities and real estate projects. Mr. Shaffer later formed and managed an independent real estate and financial consulting firm, serving corporate and institutional clients, and also investing in and developing real estate. Mr. Shaffer's primary activities and responsibilities have included financial analysis, projection and modeling, asset and liability management, real estate finance and development, loan management and workout, organizational and financial administration, budgeting, cash flow management and project design. Mr. Shaffer graduated from Syracuse University with a B.S. in Business Administration, later receiving an M.B.A. in Finance and a Ph.D. in Economics from New York University.

EXHIBIT B RB 20 CERTIFICATION I hereby certify that I have not been the subject of any criminal, civil or administrative judgments, consents, undertakings or orders, or any past administrative proceedings (excluding routine or customary audits, inspections and investigation) issued by any federal or state court, any department, agency, or commission of the U.S. Government, any state or municipality, any self-regulatory trade or professional organization, or any foreign government or governmental entity, which involve: (i) commission of a felony, fraud, moral turpitude, dishonesty or breach of trust; (ii) violation of securities or commodities laws or regulations; (iii) violation of depository institution laws or regulations; (iv) violation of housing authority laws or regulations; (v) violation of the rules, regulations, codes or conduct or ethics of a self-regulatory trade or professional organization; (vi) adjudication of bankruptcy or insolvency or appointment of a receiver, conservator, trustee, referee, or guardian. I hereby certify that the statements I have made herein are true, complete and correct to the best of my knowledge and belief. Conversion Appraiser Date Michael R. Keller

EXHIBIT C AFFIDAVIT OF INDEPENDENCE STATE OF OHIO, COUNTY OF FRANKLIN, ss: I, Michael R. Keller, being first duly sworn hereby depose and say that: The fee which I received directly from the applicant, The Equitable Bank, S.S.B., in the amount of $35,000 for the performance of my appraisal was not related to the value determined in the appraisal and that the undersigned appraiser is independent and has fully disclosed any relationships which may have a material bearing upon the question of my independence; and that any indemnity agreement with the applicant has been fully disclosed. Further, affiant sayeth naught. MICHAEL R. KELLER Sworn to before me and subscribed in my presence this 27th day of August 2018. NOTARY PUBLIC JANET M MOHR NOTARY PUBLIC-OHIO UNION COUNTY MY COMMISSION EXPIRES DECEMBER 2, 2022